Prospectus for

Sun Life Assurance Company of Canada (U.S.)

P.O. Box 9133, Wellesley Hills, Massachusetts 02481

Group and Individual Flexible Premium

Annuity Contracts

This Prospectus describes interests in group and individual deferred annuity contracts.

The Contracts

Sun Life Assurance Company of Canada (U.S.) designed these contracts to provide retirement benefits for eligible individuals such as participants in certain trusts, plans or collective groups of employees. As required in certain states, the contract may be offered as an individual contract.

The contracts may be sold through banks or other depository institutions; however, they are not insured by the FDIC and are subject to certain investment risks including loss of principal amount invested. See page 17.

The General Account

The contracts are sold through our General Account. The contracts feature two types of owner sub-accounts: an interest sub-account and index sub-account. Each type may have varying durations. You may direct initial premium and subsequent premium payments to your sub-accounts. Index sub-accounts are increased or decreased by reference to Guaranteed Interest Rate Factors, which are applied to changes in the S&P 500 Index using a formula set forth in the contract. Interest is declared for interest sub-accounts at rates declared the first day of calendar month and guaranteed for that month.

Contract Facts and Features
o	The initial minimum premium payment is $5,000.

o	You may, subject to certain restrictions, make partial and total surrenders.

o	You may transfer values between Interest Sub-accounts and Index Sub-accounts at certain specified times.

o	The contract provides for a death benefit if the owner dies before the income date or if the annuitant dies before the income date and the owner is not a natural person.

o	You will receive an annual report showing values for each Sub-account.

Neither the SEC nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. This prospectus sets forth information a prospective contract owner should know before purchasing a contract. This prospectus should be retained for future reference. This prospectus does not constitute an offering in any state or jurisdiction in which such offering may not be lawfully made. No person is authorized by Sun Life Assurance Company of Canada (U.S.) to provide information or make representations other than those contained in this Prospectus. Such unauthorized information should not be relied upon. Surrender of these securities at times other than the end of a term could result in the receipt of less than the contract owner's premium payment(s).

The date of this prospectus is December 31, 2003.

TABLE OF CONTENTS

Summary of Contract Features

Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus before deciding to invest.

Types of Certificates - Allocated and Non-Allocated

Allocated and Non-Allocated Certificates are issued under Group Contracts. With an Allocated Certificate, each individual's interest is separately accounted for in a specific account established for that individual. Participants in Non-Qualified Plans and certain Qualified Plans will be issued an Allocated Certificate evidencing interest in an Allocated Contract and will have a 100% vested interest in all values credited to the participant's Account.

Under certain Certificates issued with respect to Qualified Plans ("Non-Allocated Certificates"), however, a participant's interest may be vested in the Plan in which they are participating rather than in a Certificate. In such cases, the Certificate will usually be owned by the Trustee(s) of the Plan, and a single Account will be established and held on behalf of all participants in the Plan on a non-allocated basis. Each Account is further accounted for by establishing Sub-accounts.

Unless otherwise noted or the context so requires, all references to "Certificates" include Group Contracts, Allocated and Non-Allocated Certificates, Certificates issued thereunder, and Individual Contracts.

Purchase of the Certificate

The minimum Initial Premium is $5,000 for a participant under an Allocated Certificate. We must approve an Initial Premium of $500,000 or more. The Initial Premium must accompany the Certificate application for a participant under an Allocated Certificate but it need not accompany a Group Contract Application. The Initial Premium is the only premium payment required with respect to a particular Certificate. You may establish an Index Sub-account with a minimum premium payment, transfer, or Indexed Value upon renewal of $1,000. Eligible individuals may make Subsequent Premium payments of at least $1,000, however, we will not accept any payment within 10 years of the Income Date. (See "Enrollment Form and Premium Payments", page 10.)

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Premium payments credited to a Certificate Owner's Account become part of our General Account assets. We own the General Account assets and intend to invest these payment amounts in U.S. Government securities and certain commercial debt securities having maturities generally matching the applicable Terms. We may also invest a portion of our assets in various instruments, including equity options, futures, forwards, and other instruments based on the S&P 500 Index to hedge our obligations with respect to Index Sub-accounts. We may buy and sell interest rate swaps and caps, Treasury bond futures, and similar instruments to hedge our exposure to changes in interest rates. (See "Investments by Sun Life (U.S.)", page 23.)

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You may allocate Initial Premium and Subsequent Premium payments to two types of Sub-accounts: Interest Sub-accounts, and Index Sub-account(s) of varying lengths. The Sub-accounts are the method used to keep track of your values accrued through the crediting of a declared interest rate on an Interest Sub-account, or accrued through the application of Index Increases or Index Decreases, and End-of-Term Adjustments on an Index Sub-account. You may establish only one Interest Sub-account to which all premium payments and transfers may be allocated. You may establish multiple Index Sub-accounts because each premium payment and transfer that is allocated to an Index Sub-account establishes a new Index Sub-account.

The Interest Sub-account

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We credit interest to an Interest Sub-account at an interest rate we declare on the first day of each calendar month and guarantee for that month (the "Declared Rate"). The Declared Rate will not be less than an effective annual rate of 3%. An Interest Sub-account has an Accumulated Value and a Surrender Value which we use to determine death benefits, transfer and surrender amounts, and annuity values. (See "Interest Sub-account", page 11.)

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The Index Sub-accounts

Index Sub-accounts have both an Indexed Value and a Surrender Value. Interest credited to the Indexed Value ("Index Increases") or decreases in Indexed Value ("Index Decreases") may be subject to a minimum ("Floor") and a maximum ("Cap"). As long as there is a Floor and it is zero or greater, there will never be any Index Decreases. We calculate Index Increases or Index Decreases by reference to Guaranteed Interest Rate Factors, set and guaranteed at the beginning of the Term for the duration of the Term, which we apply to changes in the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") using a formula set forth in the Certificate. If the publication of the S&P 500 Index is discontinued or the calculation of the S&P 500 Index is changed substantially, we will substitute a suitable index.

Any Index Increases are based on a percentage (Participation Rate) of the percentage increase in the S&P 500 Index since the beginning of the Term. We calculate and credit Index Increases proportionately over the selected Term on each Index Sub-account Anniversary. The total Index Increases that we may apply to an Index Sub-account during a Term are subject to a Cap and Floor, both of which we set and guarantee at the beginning of the Term. (See "Index Sub-accounts", page 12.)

If there is no Floor or the Floor is less than zero, and the S&P 500 Index at the first Sub-account Anniversary is less than it was at the beginning of the Term, we apply an Index Decrease to the Index Value of the Sub-account. If there is no Floor or the Floor is less than zero, and the S&P 500 Index at the first Sub-account Anniversary is equal to or higher than it was at the beginning of the Term, we will never apply an Index Decrease to the Indexed Value during that Term. We calculate Index Decreases using the same formula as we do to calculate Index Increases except that the Floor may limit the amount of any decrease. The Participation Rate determines the percentage of the decrease which we apply to the Indexed Value. We apply that decrease proportionately over the Selected Term. If there are subsequent Index Increases, we first offset those increases by the amount of the Index Decrease applied on each Sub-account Anniversary. If on a subsequent Sub-account Anniversary the S&P 500 Index value exceeds the S&P 500 Index value at the beginning of the Term, we no longer apply Index Decreases proportionately to the Indexed Value over the remaining Term and we credit only Index Increases going forward.

The amount of Index Increases we credit to an Index Sub-account may be more or less than the amount of interest we credit to an Interest Sub-account.

Index Sub-accounts also provide for a minimum value called the Surrender Value to be used in certain circumstances, instead of the Indexed Value, to calculate benefits. The Surrender Value of each Index Sub-account in its Initial Term is equal to:

o	90% of the premium payment allocated to that Index Sub-account or

o	100% of the amount transferred (See "Transfer of Values", page 19); plus

o	any Sub-account Anniversary Adjustment in Surrender Value (as described below); less

o	any partial surrender.

We credit interest to the net amount at an annual effective guaranteed rate of 3% per year. On each Sub-account Anniversary, we credit additional interest (i.e., a "Sub-account Anniversary Adjustment in Surrender Value") to an Index Sub-account's Surrender Value, so that the total interest credited to the Surrender Value during a Term will at least be equal to the Index Increases credited to that Index Sub-account.

The amount we use to calculate death benefits, surrender amounts, and annuity value of an Index Sub-account will never be less than the Surrender Value. If at the end of a Sub-account Term the Indexed Value is less than the Surrender Value of that Sub-account, we will credit interest to the Sub-account's Indexed Value so that it equals the Surrender Value. (See "Surrender Value", page 10, "Index Sub-accounts," page 12).

We may offer initial and subsequent Terms of one to ten years. We may discontinue offering Terms of certain lengths or offer Terms of other lengths from time to time. The Terms we offer for Initial Terms may differ from the Terms available upon renewal. We declare the Guaranteed Interest Rate Factors. They may vary depending on the duration of the Term. You should contact us to learn the Terms currently being offered.

Factors in Determining the Declared Rate and Guaranteed Interest Rate Factors

We will set the level of the Declared Rate for an Interest Sub-account and the Guaranteed Interest Rate Factors for Index Sub-accounts based upon a variety of factors, including the interest rates generally available on the types of instruments in which we will invest your premium payments, the length of the Term, regulatory and tax requirements, sales commissions and expenses we bear, general economic trends, and competitive factors.

Risk

If there is no Floor or the Floor is less than zero and the S&P 500 Index at the first Sub-account Anniversary is less than it was at the beginning of the Term, the Indexed Value of an Index Sub-account at the end of the first year could be less than the Initial Premium. Thereafter, increases in the S&P 500 Index will produce Index Increases that we first use to offset any prior Index Decreases at any one or all Sub-account Anniversaries. (See "Appendix A", Illustration No. 3)

Any payment or benefit, interest at the Declared Rate, and Index Increases we credit to Certificate Owner's Sub-accounts are based on guarantees we make. The initial and subsequent Declared Rate and Guaranteed Interest Rate Factors apply to the original principal sum and reinvested earnings.

If you make a partial surrender during a Term it will result in the loss of that portion of previously calculated, but not credited, Index Increases attributable to the amount surrendered, because Index Increases are credited and vested over the Term.

We make the final determination as to Declared Rate and Guaranteed Interest Rate Factors to be declared. We are unable to predict or guarantee future rates and factors.

Renewal of Terms

At the end of each Index Sub-account Term, a subsequent Term of the same duration will begin subject to the new Term's Guaranteed Interest Rate Factors. If you do not want a new Term of the same duration to begin, you may tell us within the 30-day period before the end of the Term. You will have the opportunity to transfer the Indexed Value to your Interest Sub-account or choose an Index Sub-account that has a Term of any duration then offered (See "Renewal Terms", page 16). However, no renewal will be allowed into a Term that extends beyond the Income Date or the maximum date allowed following your death or the death of a joint Certificate Owner, or Annuitant where the Certificate Owner is not a natural person. (See "Death Provisions", page 20.)

Surrenders: Partial or Total

You may make partial or total surrenders, subject to certain restrictions.

We do not allow partial surrenders if you have chosen an Index Sub-account and we issued the Certificate under a corporate or Keogh qualified plan established pursuant to the provisions of Section 401 of the Internal Revenue Code.

The minimum partial surrender amount is $250. After a partial surrender, there must be at least $4,000 combined Surrender Value remaining in the Certificate. Each Index Sub-account must maintain a minimum balance of $1,000 Surrender Value. There is no minimum balance for an Interest Sub-account.

Transfers

You may transfer any portion of the values of an Interest Sub-account to establish a new Index Sub-account at any time before the Income Date. The minimum amount you may transfer from an Interest Sub-account to an Index Sub-account is $1,000.

You may transfer the values of an Index Sub-account to an Interest Sub-account only at the end of the Index Sub-account's Term. (See "Transfer of Values", page 19).

Deferral of Payment

We may defer payment of any partial or total surrender for a period not exceeding six months from the date of receipt of a request for surrender or for the period permitted by state insurance law, if less. We would defer payment for a period greater than 30 days only under highly unusual circumstances. (See "Surrender Procedures", page 17.)

Annuity Period

On the Income Date, we will pay the designated Annuitant a series of annuity payments under an Annuity Option. The Annuity Option selected determines the timing and basis of the annuity payments. (See "Annuity Payment Provisions", page 22.)

Death Benefit

The Certificate provides for a death benefit if you die before the Income Date or if the Annuitant dies before the Income Date and the Certificate Owner is not a natural person. Within 90 days of the date of such death, the Designated Beneficiary may surrender the Certificate to us for:
o	the sum of the Accumulated Value of an Interest Sub-account, if any, plus

o	the greater of
(i)	the Indexed Value as adjusted for any proportionate credit for prior Index Increases and any partial surrenders (see "Death Provisions", page 20) or

(ii)	the Surrender Value, for all Index Sub-accounts, if any. If the Floor is greater than zero, (i) is the Indexed Value as of date of death less any subsequent partial surrenders.

For surrenders more than 90 days after the date of death and for surrenders following the death of a Joint Certificate Owner, the Surrender Value of the Interest and Index Sub-account(s), will be payable instead.

Premium Taxes

We deduct the amount of any premium taxes levied by any state or governmental entity when the premium tax is actually paid, unless we elect to defer such deduction until the time of surrender or the Income Date. We cannot describe precisely the amount of premium tax payable on any transaction. Such premium taxes depend, among other things, on the type of Certificate (Qualified or Non-Qualified), on your state of residence, the state of residence of the Annuitant, our status within such states, and the insurance tax laws of such states. Currently, such premium taxes range from 0% to 3.5%. For a schedule of such taxes, see Appendix C, at page 112 of this prospectus.

Annual Reports to Certificate Owners

At least once each Certificate Year, we send you a report showing, for each Sub-account that had values at any time during the year, the following values:
o

for an Interest Sub-account, the Surrender Value and Accumulated Value at the beginning and end of the Certificate Year; the amount of any surrenders, transfers, and interest credits during the Certificate Year; and any premium payments allocated to an Interest Sub-account during the Certificate Year.

o

for each Index Sub-account, the Surrender Value and Indexed Value at the beginning and end of the Certificate Year; the amount of any surrenders during the year; the S&P 500 Index value as of the most recent Sub-account Anniversary and the Index Increase or Index Decrease, if any, during the Certificate Year.

Available Information

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information can be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains the text of reports, proxy and information statements and other information as filed electronically by the Company with the Commission; these filings are found at the following address: http://www.sec.gov.

The Company has filed a registration statement and related exhibits (collectively, the "Registration Statement") with respect to the contracts with the Commission under the Securities Act of 1933. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement for further information relating to the Company and the contracts. The Registration Statement may be inspected and copied, and copies can be obtained as described above.

Incorporation of Certain Documents by Reference

The Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, including any exhibits that are specifically incorporated by reference in such documents. Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), Service Office, P.O. Box 9133, Wellesley Hills, Massachusetts 02481, telephone (800) 437-4466.

DEFINITIONS

Accumulated Value: The value of an Interest Sub-account, equal to all allocations or transfers to an Interest Sub-account, less all amounts transferred or surrendered from an Interest Sub-account, plus all interest credited to an Interest Sub-account. (See "Interest Sub-account").

Allocated Certificate: A Certificate that provides for allocations or credits to the account of an individual participant.

Annuitant: The natural person on whose life annuity payments are based and who will receive annuity payments starting on the Income Date.

Annuity Options: Options available for annuity payments.

Cap: The maximum percentage by which the Indexed Value of an Index Sub-account may increase during a single Term.

Certificate: The document issued to each Certificate Owner evidencing his or her interest in the Group or Individual Annuity Contract. The term Certificate also includes any Group Contract and any Individual Contract, unless the context requires otherwise.

Certificate Anniversary, Certificate Year: Each 12-month period beginning on the Certificate Date and each anniversary thereafter.

Certificate Date: The date a Certificate is issued and your rights and benefits begin.

Certificate Owner ("you"): The person(s) or entity who is named in the Certificate and has the privileges of ownership defined in the Certificate. The person(s) or entity designated in the Certificate application or the individual designated in the Enrollment Form for an Allocated Certificate.

Certificate Owner Account: The Account established under a Certificate for all of the values attributable to you and accounted for separately by Certificate Owner Sub-accounts.

Certificate Owner Sub-account: We establish Interest and/or Index Sub-account(s) that you may direct the Initial Premium and any Subsequent Premium or transfers to. The Sub-accounts are used to value and maintain records of your values under a Certificate.

Company ("we", "us", "our", "Sun Life (U.S.)"): Sun Life Assurance Company of Canada (U.S).

Contract Owner: The person(s) or entity that is named in the contract and has the privileges of ownership defined in the contract.

Declared Rate: The rate of interest declared and guaranteed by us at the beginning of each calendar month which is used to calculate the interest to be credited to an Interest Sub-account.

Designated Beneficiary: The person designated to receive death benefits under the Certificate. The Designated Beneficiary will be the first person among the following who is alive on the date of death: Certificate Owner, joint Certificate Owner, Primary Beneficiary, Contingent Beneficiary, and, otherwise, the Certificate Owner's estate. If the Certificate Owner and Joint Certificate Owner are both alive, they will be the Designated Beneficiary together.

Enrollment Form: An application for an Allocated Certificate.

Floor: If the Floor is a positive number or zero, it represents the minimum percentage by which the Indexed Value of an Index Sub-account may increase during a single Term. If the Floor is a negative number or there is no Floor, it represents the maximum percentage by which the Indexed Value of an Index Sub-account may decrease during a single Term.

General Account: Our general investment account which contains all of our assets, except those in separate accounts.

Guaranteed Interest Rate: The interest rate which, when compounded, will equal an annual rate of 3%.

Guaranteed Interest Rate Factors: The Participation Rate, Cap, and Floor, which we set and guarantee at the beginning of each Term of an Index Sub-account and used to calculate Index Increases and Index Decreases under a formula set forth in the Certificate and described in Appendix A.

Income Date: The date on which annuity payments are to begin. The Income Date is the Annuitant's 90th birthday unless state law requires an earlier date.

Income Value: The sum under a Certificate of the Accumulated Value for an Interest Sub-account and the Indexed Value in each Index Sub-account on the Income Date.

Index Decrease: A negative adjustment of Indexed Value which is calculated using the Guaranteed Interest Rate Factors as applied to percentage changes in the S&P 500 Index. This can only occur if there is no Floor or the Floor is less than zero and the S&P 500 Index value on the first Sub-account Anniversary of a Term is lower than it was at the beginning of the Term.

Index Increase: Interest credited to an Index Sub-account, which is calculated using the Guaranteed Interest Rate Factors as applied to percentage changes in the S&P 500 Index.

Index Sub-account: The Sub-account to which we apply Index Increases and Index Decreases.

Indexed Value: The value of an Index Sub-account, equal to all allocations, transfers from the Interest Sub-account to establish the Index Sub-account, or renewals of that Index Sub-account, plus all Index Increases credited to the Index Sub-account, or less Index Decreases if the Floor is less than zero or there is no Floor, plus any End-Of-Term Adjustments, less all amounts surrendered from the Index Sub-account.

Individual Certificate: A Certificate issued to a natural person or a trustee.

In Force: The status of a Certificate before the Income Date, so long as:
o	it is not totally surrendered and

o	there has not been a death of the Annuitant or any Certificate Owner that would cause the Certificate to end within, at most, five years from the date of death.

Initial Premium: The premium payment submitted with the Certificate application.

Interest Sub-account: The Sub-account to which we credit interest based on a monthly declared and guaranteed rate of interest. You will have one Interest Sub-account.

Joint Certificate Owner: Any person you designate to possess rights in the Certificate Owner Account. We require that you and any Joint Certificate Owner act together.

Non-Allocated Certificate: A Certificate under which a single account is established on behalf of all participants in a particular employer plan or other eligible entity on a non-allocated basis.

Non-Qualified Certificate: Any Certificate that is not issued under a Qualified Plan.

Office: Our executive office at One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

Participation Rate: The percentage of the percentage increase or decrease in the S&P 500 Index used in the formula to calculate Index Increases or Index Decreases.

Qualified Certificate: Any Certificate issued under a Qualified Plan.

Qualified Plan: A retirement plan established pursuant to the provisions of Sections 401, 403, 408 and 408A of the Internal Revenue Code of 1986, as amended, and HR-10 (Keogh) Plans for self-employed persons.

S&P 500 Index: Standard & Poor's 500 Composite Stock Price Index which is used to calculate Index Increases and Index Decreases.

Sub-account Year, Sub-account Anniversary: Each continuous 12-month period beginning on the date an Index Sub-account is opened by allocation, transfer, or renewal and each anniversary thereafter, including the end of any applicable Term of an Index Sub-account.

Subsequent Premium: Any premium payment made after the Initial Premium.

Surrender Value: The guaranteed minimum value of each Sub-account, calculated as described in this prospectus. The Surrender Values of an Interest Sub-account and Index Sub-accounts are calculated separately by differing formulas. The sum of the Surrender Values in an Interest Sub-account and the Index Sub-account(s) is referred to as the Combined Surrender Value.

Term: The period for which Guaranteed Interest Rate Factors are used to calculate Index Increases or Index Decreases for an Index Sub-account. You may select terms from among those we offer.

DESCRIPTION OF CONTRACTS AND CERTIFICATES

A. OWNERSHIP

You may exercise all rights summarized in the Certificate. Joint Certificate Owners are permitted. Contingent Certificate Owners are not permitted. Prior to the Income Date, you and any Joint Certificate Owner may, by Written Request, change the Certificate Owner, Joint Certificate Owner, Beneficiary, Contingent Beneficiary, Contingent Annuitant, or in certain instances, the Annuitant. An irrevocably-named person may be changed only with the written consent of that person.

Because a change of Certificate Owner by means of a gift may be a taxable event, you should consult a qualified tax professional as to the tax consequences resulting from such a transfer.

Qualified Certificates may have limitations on transfer of ownership. You should consult a qualified tax professional as to the tax consequences resulting from such a transfer.

B. ENROLLMENT FORM AND PREMIUM PAYMENTS

The Initial Premium must be at least $5,000 and is due on the Certificate Date. The maximum Initial Premium is $500,000. Payments of $500,000 or more require our approval. You may purchase multiple Certificates, although we reserve the right to limit the total premiums you may pay on multiple Certificates. We may reject any premium payment.

We credit the Initial Premium to a Certificate Owner Account, which we will establish on the day we receive a properly completed application or Enrollment Form and the required premium payment. We will issue a Certificate and confirm the receipt of the Initial Premium in writing. If the Certificate is issued on a Non-Allocated basis, a single Certificate Owner's Account is opened for you. A Certificate Owner Account starts earning interest on the day after it is established. You may choose to allocate the Initial Premium to an Interest Sub-account and/or one or more Index Sub-accounts, as described below.

If we determine that an application or Enrollment Form is incomplete, we will attempt to notify you by letter or telephone to obtain the necessary information.

We will return the Initial Premium and any incomplete application or Enrollment Form, along with the corresponding premium payment, that is not completed within three weeks of receipt.

We will permit others to act on your behalf in certain instances, including:
o	We will accept an application for a Certificate signed by an attorney-in-fact if we receive a copy of the power of attorney with the application.

o	We will issue a Certificate to replace an existing life insurance or annuity policy that we or an affiliated company issued even though we did not previously receive a signed application from you.

Certain dealers or other authorized persons such as employers and Qualified Plan fiduciaries may inform us of your responses to application questions by telephone or by order ticket and cause the Initial Premium to be paid to us. If the information is complete, we will issue the Certificate with a copy of an application containing that information. We will send you the Certificate and a letter so you may review the information and notify us of any errors. We may request you to confirm that the information is correct by signing a copy of the application or a Certificate delivery receipt. We confirm, in writing, all purchases. Our liability extends only to confirmed purchases.

Eligible individuals may make Subsequent Premium payments not less than $1,000 or more than $100,000. Subsequent Premium payments may not be made after the first Certificate Year if the Annuitant's age is within 10 years of the Income Date. You instruct how Subsequent Premium payments will be allocated to the Sub-accounts. If you do not specify how the Subsequent Premium payment is to be allocated, we will add it to an Interest Sub-account.

C. ACCUMULATION PERIOD

1. General

The Certificate consists of a series of Sub-accounts, including a single Interest Sub-account and multiple Index Sub-accounts. We create a new Index Sub-account each time you allocate a premium payment or make a transfer to establish a new Index Sub-account. We calculate all benefits under the Certificate by first calculating the appropriate value of each Sub-account and then aggregating all Sub-account values to determine your values.

Amounts you allocate to an Interest Sub-account will earn interest and amounts allocated to an Index Sub-account may earn Index Increases.

2. Interest Sub-account

Any amount allocated to an Interest Sub-account will earn interest at a rate calculated and credited daily based on the Declared Rate. The Declared Rate is an annual effective interest rate that will be credited when daily interest credits have compounded for a full year. We set the Declared Rate on the first business day of each calendar month and we guarantee the rate for that month. The Declared Rate will not be less than a rate which when compounded will equal a 3% annual rate. Thus, the Declared Rate has a guaranteed component and may include interest in excess of the guaranteed component.

The determination of the Declared Rate will be reflective of interest rates generally available on the types of investments in which we intend to invest the proceeds attributable to your Interest Sub-accounts. (See "Investments by Sun Life (U.S.)".) In addition, we may consider various factors in determining Declared Rates for a given period, including regulatory and tax requirements, sales commissions and administrative expenses we bear, general economic trends, and competitive factors. We will make the final determination as to the declared rate.

An Interest Sub-account will have an Accumulated Value and a Surrender Value.

The Accumulated Value is the Initial and Subsequent Premiums allocated to an Interest Sub-account plus any transfers to an Interest Sub-account, less amounts transferred or surrendered from an Interest Sub-account. We credit interest at the Declared Rate to this net amount.

The Accumulated Value is available only during three time periods:
o	as a surrender payable if all or part of an Interest Sub-account is surrendered within the first five days of any calendar month.

o	as a Death Benefit that is payable if the Certificate is surrendered within 90 days after the date of certain deaths.

o	as a value applied on the Income Date to determine the amount of income payments.

At all other times, the Surrender Value is available while the Certificate is In Force.

The Surrender Value at any time is equal to:
o	90% of the Initial and Subsequent Premiums allocated to an Interest Sub-account, plus

o	any Surrender Values transferred to this Sub-account from any Index Sub-account, less

o	Surrender Values transferred or surrendered from this Sub-account.

Interest, both guaranteed and excess, is credited to this net amount.

We credit guaranteed interest daily at a rate which when compounded will equal a 3% annual rate.

Excess interest is the excess, if any, of interest credited to the Accumulated Value over interest credited to the Surrender Value from the last date we credited excess interest to the current date. We add excess interest on the first of each calendar month and on any date of a transfer or surrender from this Sub-account.

On each Certificate Anniversary within 10 years of the Income Date, if the Accumulated Value exceeds the Surrender Value, we will increase the Surrender Value by 1% of the Accumulated Value, but not to an amount greater than the Accumulated Value.

3. Index Sub-accounts

Multiple Index Sub-accounts may be open at any time. Each Index Sub-account that is open will have its own Term, Participation Rate, Cap, Floor and values. The descriptions below relate to a single Index Sub-account. This section describes activities that relate to activities within a specific Index Sub-account, such as a partial surrender from a particular Index Sub-account.

An Index Sub-account will have an Indexed Value and a Surrender Value. The Indexed Value is available only during three time periods:
o	as a surrender payable if the Index Sub-account is surrendered within 45 days after the end of its Term;

o	as a Death Benefit that is payable if the Certificate is surrendered by the later of 90 days after the date of certain deaths and 60 days after we receive notice of such death; and

o	as an amount applied on the Income Date to determine the amount of income payments.

At all other times, the Surrender Value is available while the Certificate is In Force.

The Indexed Value is the premium payment allocated to or the Accumulated Value transferred to the Index Sub-account, plus or minus any Index Increase or Index Decrease, plus end-of-term adjustments less any partial surrenders.

We determine Index Increases on each Sub-account Anniversary using the S&P 500 Index and the Participation Rate, Floor and Cap. This calculation may result in an Index Decrease only if there is a reduction in the S&P 500 Index on the first Sub-account Anniversary of a Term and there is no Floor or the Floor is less than zero. We will apply any Index Increase or Index Decrease proportionately over the remainder of the Term (See "Appendix A").

We will calculate and apply Index Increases and Index Decreases to a Sub-account at each Sub-account Anniversary after the start of a Term. The Certificate contains a formula for using the S&P 500 Index and the Guaranteed Interest Rate Factors established at the beginning of the Term to calculate the Index Increases and Index Decreases on each Sub-account Anniversary in the Term. We apply all Index Increases and Index Decreases to the Sub-account proportionately over the entire Term. For example, we will apply an Index Increase or Index Decrease attributable to the first year in a five year Term over the first to fifth years in equal amounts. (See "Appendix A", Illustrations 1-6), except that following an Index Decrease, if the S&P 500 Index on any subsequent Sub-account Anniversary in a Term exceeds the S&P 500 Index at the beginning of the Term, we will no longer apply Index Decreases.

There are two parts to the formula. The first calculates the proportionate credit for any increase in the S&P 500 Index from its prior highest Sub-account Anniversary value to its new highest value on the current Sub-account Anniversary. The second determines the proportionate credit for any change in the S&P 500 Index occurring on a prior Sub-account Anniversary(ies). This part is always zero on the first Sub-account Anniversary in a Term.

WHEN THE FLOOR IS ZERO OR GREATER

At the first Sub-account Anniversary of a Term, we calculate the Index Increase, if any, by:
o	multiplying
(i)	the Participation Rate by

(ii)	the change in the S&P 500 Index from the beginning of the Term to the first Sub-account Anniversary, divided by its beginning of Term value;

o	dividing the result by the number of years in the Term; and

o	multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increases) on the first Sub-account Anniversary.

After the first Sub-account Anniversary in any Term:

We calculate Part one by:
o	multiplying

(i)	the Participation Rate by

(ii)	any increase in the S&P 500 Index from its prior highest Sub-account Anniversary value to its current highest Sub-account Anniversary value, divided by its beginning of Term value;

o	multiplying this result by the ratio of the number of completed Sub-account Years in the Term to the total number of Sub-account Years in the Term; and

o

multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increases) on any Sub-account Anniversary in the Term.

We calculate Part two by:
o

multiplying the Participation Rate by the percentage change in the S&P 500 Index since the beginning of the Term, calculated using the highest value attained by the S&P 500 Index at any Sub-account Anniversary during the Term, excluding the value of the S&P 500 Index at the beginning of the Term and on the current Sub-account Anniversary;

o	dividing the resulting percentage by the number of Sub-account Years in the Term; and

o

multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increases) on any Sub-account Anniversary in the Term.

WHEN THERE IS NO FLOOR OR THE FLOOR IS LESS THAN ZERO

At the first Sub-account Anniversary of a Term, we calculate the Index Increase or the Index Decrease by:
o	multiplying

(i)	the Participation Rate by

(ii)	the change in the S&P 500 Index from the beginning of the Term to the first Sub-account Anniversary, divided by its beginning of Term value;

o	dividing this result by the number of years in the Term; and

o

multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increase or Index Decrease) on the first Sub-account Anniversary.

If there is no decrease in the S&P 500 Index on the first Sub-account Anniversary of a Term, there will be no Index Decreases during the Term.

After the first Sub-account Anniversary, we use the following two-part calculation to determine any Index Increases and proportionately distribute the first year decrease, if any, and any subsequent increases over the remainder of the Term.

We calculate Part one by:
o	multiplying

(i)	the Participation Rate by

(ii)	any increase in the S&P 500 Index from its prior highest Sub-account Anniversary value to its current highest Sub-account Anniversary value divided by its beginning of Term value;

o	multiplying this result by the ratio of the number of completed Sub-account Years in the Term to the total number of Sub-account Years in the Term; and

o

multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increases) on any Sub-account Anniversary in the Term.

We calculate Part two by:
o

multiplying the Participation Rate by the percentage change in the S&P 500 Index since the beginning of the Term, calculated using the highest value attained by the S&P 500 Index at any Sub-account Anniversary during the Term excluding the value of the S&P 500 Index at the beginning of the Term and on the current Sub-account Anniversary;

o	dividing the resulting percentage by the number of Sub-account Years in the Term; and

o

multiplying this percentage by the smaller of the Indexed Value at the beginning of the Term and the Indexed Value (prior to the crediting of any Index Increases or Index Decreases) on any Sub-account Anniversary in the Term.

THIS SECTION APPLIES IN ALL INSTANCES

Any Index Increases calculated above may be reduced if the Cap is applicable and increased if a Floor in excess of zero is applicable. Index Decreases may be reduced if a Floor is applicable. The sum of the two parts of the formula equals the total amount that we add to the Sub-account Indexed Value. If the S&P 500 Index on each Sub-account Anniversary in a Term is less than the S&P 500 Index at the beginning of the Term, we will not credit any Index Increases during the Term, and we will apply an Index Decrease if there is no Floor or the Floor is less than zero.

In the event the S&P 500 Index has increased on a Sub-account Anniversary during a Term, the effect of this formula is to provide that, in the absence of any Index Decreases or any partial or total surrender during a Term, the total Index Increases, if any, we credit to an Index Sub-account during a Term will equal the Sub-account Indexed Value at the beginning of the Term multiplied by a percentage (Participation Rate) of the percentage increase in the S&P 500 Index since the beginning of the Term (subject to the Cap and the Floor), using the highest value attained by the S&P 500 Index on any Sub-account Anniversary in the Term, excluding the value of the S&P 500 Index at the beginning of the Term and on the current Sub-account Anniversary.

In the event the S&P 500 Index value has decreased on the first Sub-account Anniversary of a Term, the effect of this formula is to provide that, in the absence of any subsequent Index Increases or any partial or total surrender during a Term, the total Index Decreases, if any, applied to an Index Sub-account during a Term will equal the Indexed Value at the beginning of the Term multiplied by a percentage (Participation Rate) of the percentage decrease in the S&P 500 Index since the beginning of the Term (subject to the Floor), using the value attained by the S&P 500 Index on the first Sub-account Anniversary of a Term.

Partial surrenders in excess of Index Increases or Index Decreases will reduce the amount of the Index Increases or Index Decreases credited after such surrender, but do not affect the portion of Index Increases or Index Decreases previously applied.

The total Index Increases we credit to an Index Sub-account may be more or less than the amount of interest we credit to an Interest Sub-account established at the same time, depending on the change in the S&P 500 Index and the Guaranteed Interest Rate Factors over the course of the Term.

The formula may produce Index Increases or Index Decreases to the Indexed Value, or the Indexed Value may remain unchanged. Over time, the Indexed Value of an Index Sub-account may be less than the Surrender Value of that same Index Sub-account. In those circumstances, the Surrender Value is used to calculate any benefit payable under the Certificate. In addition, if at the end of a Term, the Indexed Value of an Index Sub-account is less than the Surrender Value of that Sub-account, we will credit the Indexed Value with an End of Term Adjustment equal to the excess of the Surrender Value over the Indexed Value.

The Surrender Value of an Index Sub-account at any time is equal to the initial Surrender Value plus any Sub-account Anniversary Adjustments (defined below), less any partial surrenders. Interest is credited to the net amount at an annual effective rate of 3%.

A Sub-account Anniversary Adjustment may occur when we compare the Indexed Value and the Surrender Value on each Sub-account Anniversary. If

o	the Indexed Value exceeds the Surrender Value, and

o	the total to date of all Index Increases or Index Decreases applied during the Term exceeds "all increases in the Surrender Value during the Term",

then the Surrender Value will be increased by the difference between the two amounts above. "All increases in the Surrender Value during the Term" equal the total to date during the Term of all prior Sub-account Anniversary Adjustments to the Surrender Value and all interest credited to the Surrender Value. (The interest for each Sub-account equals the Surrender Value at the end of the Sub-account year plus the amount of any partial surrender(s) during the Sub-account year, less the Surrender Value at the start of the Sub-account year).

After the above adjustment, on each Sub-account Anniversary within 10 years of the Income Date, if the Indexed Value exceeds the Surrender Value, then the Surrender Value will be increased by the lesser of (a) and (b), where:
(a)	is 1% of the Indexed Value multiplied by the number of elapsed Sub-account Anniversaries within this 10-year period, less any prior increases that were made pursuant to this provision; and

(b)	is the difference between the Indexed Value and the Surrender Value.

The initial Surrender Value of an Index Sub-account is equal to 90% of the premium allocated to the Index Sub-account if opened by a premium payment, and 100% of the Surrender Value transferred to the Index Sub-account if opened by a transfer.

Currently the index is the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"). The S&P 500 Index is a widely accepted and broad measure of the performance of the major United States stock markets. The S&P 500 Index is a market value weighted measure of changes in the prices of the underlying securities and does not reflect any stock dividend income on the underlying securities. "S&P", "S&P 500", and "Standard & Poor's 500" are trademarks of The McGraw Hill Companies, Inc., and have been licensed for use by us. The Certificate is not sponsored, endorsed, sold, or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the Certificate.

If the publication of the S&P 500 Index is discontinued, or the calculation of the S&P 500 Index is changed substantially, we will substitute a suitable index and notify you.

The formula we use to calculate Index Increases and Index Decreases and illustrative examples are set forth in Appendix A.

Renewal Terms. For Index Sub-accounts, a new Term will begin automatically at the end of a Term, unless you elect a total surrender. (See "Surrenders".) Prior to the end of each Term of each Index Sub-account, we will notify you of the lengths available for the next Terms. You may choose from the Terms we offer at that time. We may discontinue offering Terms of certain lengths currently available or offer Terms of different lengths from time to time. The then available Guaranteed Interest Rate Factors may vary based on the duration of the Term selected and may differ from the rates currently available for new Certificates. You may not select a Term for a period longer than the number of years remaining until the Income Date or beyond the maximum date allowed following the death of a Certificate Owner, Joint Certificate Owner, or Annuitant, if the Owner is a non-natural person. If the selected Term exceeds these limits, we will automatically transfer the value of the Index Sub-account to the Interest Sub-account.

The Indexed Value at the beginning of any subsequent Term will be equal to the value at the end of the previous Term. In the absence of any partial or total surrender or transfer (described below), the Indexed Value will earn and we will credit it with any Index Increases for each year in the subsequent Term, using the Guaranteed Interest Rate Factors established at the beginning of the subsequent Term you select or established by default (as described above) in the absence of other instructions. The Surrender Value at the beginning of any subsequent Term will be equal in value to the Surrender Value at the end of the prior Term. The Indexed Value at the beginning of a new Term can be greater than or equal to the Surrender Value, depending on Index Increases, Index Decreases, and surrenders during the prior Term. As a result, the initial Surrender Value for a new Term will be equal to or less than the initial Indexed Value for the new Term bearing the same relationship between Indexed Value and Surrender Value as determined at the end of the prior Term. For example, if the Surrender Value was 95% of the Indexed Value at the end of the prior Term, it will be 95% of the initial Indexed Value for the new Term. Absent any partial surrenders in the prior Term, the initial Surrender Value will never be less than 90% of the initial Indexed Value in the new Term.

Establishment of Guaranteed Interest Rate Factors. We periodically establish Guaranteed Interest Rate Factors for initial and renewal Terms. We will declare Guaranteed Interest Rate Factors for the Term chosen at the time of the initial purchase or renewal. We may establish differing Guaranteed Interest Rate Factors for Terms of different lengths. We may offer differing Guaranteed Interest Rate Factors for initial allocations, transfers, and renewal Terms.

We have no specific formula for determining the Guaranteed Interest Rate Factors. We will make the final determination of Guaranteed Interest Rate Factors and we cannot predict or guarantee what these factors will be.

Information on Renewal Rate Factors. You may call a toll-free number to inquire about Guaranteed Interest Rate Factors for Terms then being offered. In addition, prior to the beginning of each subsequent Term, we will notify you in writing of the Terms available. Guaranteed Interest Rate Factors will be declared prior to renewal. At the end of any Term, you will have the opportunity to select any other duration of Term then being offered.

4. Risk Considerations

The interest rates and Index Increases we credit to your Account are based on guarantees we made. The initial and subsequent Guaranteed Interest Rates and Guaranteed Interest Rate Factors apply to the original principal sum and reinvested earnings. The amount of any Index Increases we credit to an Index Sub-account may be more or less than the amount of interest we credit to an Interest Sub-account. Moreover, it is possible that we will apply an Index Decrease at each subsequent Index Sub-account Anniversary after the first if the S&P 500 Index does not exceed its beginning value on any subsequent Index Sub-account Anniversary in a Term. If the Floor established for a Term is less than zero, and the S&P 500 Index is lower on the first Sub-account Anniversary than it was at the beginning of the Term, the Indexed Value could be less than principal (i.e., premium payments).

5. Surrenders

General.

You may make a partial or total surrender of your Account at any time prior to the Income Date while the Certificate is In Force, subject to the conditions described below. You may request partial surrenders from any specified Sub-account. Partial and total surrenders are not subject to a surrender charge. However, the values available for surrender may differ depending on the timing of the surrender. For example, in the Interest Sub-account, the Accumulated Value is available during the first five days of every month. At all other times, the Surrender Value is available. The available value in an Index Sub-account during the first 45 days of a new Term is the greater of the Indexed Value and Surrender Value. After 45 days, only the Surrender Value is available.

Partial Surrenders.

At any time prior to the Income Date, you may make a partial surrender by notifying us in writing if:
o	the surrender request is at least $250;

o	the Surrender Value remaining in each Index Sub-account after the partial surrender has been made is at least $1,000; and

o	the Combined Surrender Value remaining in the Certificate after the partial surrender has been made is at least $4,000.

If after complying with a request for a partial surrender there would be insufficient value in the Certificate Owner Account to keep the Certificate In Force, we will treat the request as a request to surrender only the excess over $4,000.

Notwithstanding the above, we do not allow Partial Surrenders from the Index Sub-account(s) if we issued the Certificate under a Corporate or Keogh Qualified Plan established pursuant to the provisions of Section 401 of the Internal Revenue Code.

Surrender Procedures.

If you do not specify from which Sub-account(s) the partial surrender is to be taken, we will withdrawn it from Sub-accounts in the following order:
o	from the Interest Sub-account;

o	from any Index Sub-account where the Indexed Value is available, starting with the most recently established Index Sub-account; and

o	from any Index Sub-account where the Indexed Value currently is not available, starting with the most recently established Index Sub-account.

We have established these default procedures with the goal of minimizing any adverse impact on you; however, we do not represent that the order of surrenders will necessarily be the most favorable sequence for any individual Certificate Owner. You should evaluate factors such as the length of the Terms, timing of the partial surrender, the Guaranteed Interest Rate Factors, and the Indexed Value of each Sub-account to determine the appropriate Sub-account from which to take a partial surrender.

Total Surrenders.

You may request a total surrender in writing. Surrendering the Certificate will end it. We will determine the Surrender Value as of the date we receive your request for surrender in writing. We will pay you, as applicable, the Accumulated Value or Surrender Value of the Interest Sub-account and the Indexed Value or Surrender Value of the Index Sub-account(s), less a deduction for any premium taxes not previously paid. For any total surrender made after the first Certificate Year, you may receive the values under an Annuity Option, rather than in a lump sum.

We will, upon request, inform you of the amount payable upon a partial or total surrender. Any partial or total surrender may be subject to tax and tax penalties. (See "Tax Considerations".)

We may defer payment of any partial or total surrender for a period not exceeding six months from the date the Written Request for surrender is received, or any shorter period permitted by state insurance law. Only under highly unusual circumstances will we defer a surrender payment more than 30 days. While all circumstances under which deferral of a surrender payment might be involved are not foreseeable at this time, such circumstances could include, for example, a period of unusually high surrender requests, accompanied by a radical shift in interest rates. If we decide to defer payment for more than 30 days, we will notify you in writing of that decision.

6. Dollar Cost Averaging Programs

We offer dollar cost averaging programs in which you may participate by making a written request. Under the programs, we periodically and automatically transfer values from the Interest Sub-account to the new Index Sub-accounts of specific Terms that you select. The programs allow you to allocate premium payments to Index Sub-accounts over time rather than investing in an Index Sub-account all at once. The programs are available for initial and subsequent Premium payments and for values transferred into the Interest Sub-account. You may not choose an Index Sub-account with a Term that would extend beyond the Income Date or the maximum date allowed following the death of a Certificate Owner, any Joint Certificate Owner, or Annuitant, if the Certificate Owner is a non-natural person. We reserve the right to limit the number of Index Sub-account Terms you may choose; however, there are currently no limits.

Each transfer from the Interest Sub-account will be to a new Index Sub-account of a Term you select which will have declared Guaranteed Interest Rate Factors unique to that Sub-account. As described in "Establishment of Guaranteed Interest Rate Factors", we establish these factors periodically and we will establish them prior to each transfer.

Because you elect the dollar cost averaging programs prior to our declaration of the Guaranteed Interest Rate Factors for Index Sub-accounts established under the programs, you should contact us prior to any transfer date to determine the Guaranteed Interest Rate Factors applicable to the planned transfer. You may elect to terminate the programs at any time. We do not charge you for your participation in a dollar cost averaging program or for transfers made under a program.

We offer two dollar cost averaging programs:

Under the first program, you must specify in writing the amount (minimum $1,000) of each periodic transfer and the Index Sub-account Term(s) to which you want the transfers made. We will transfer values until all values are transferred from the Interest Sub-account. When the value remaining in the Interest Sub-account after the current transfer would be less than the periodic transfer amount, we will add that remaining value to the current transfer and allocate it proportionally to the designated Index Sub-account(s). The program will then end. For example, assume you have designated $1,000 to a 3 year Term Index Sub-account and $1,000 to a 5 year Term Index Sub-account and have $2,500 remaining in the Interest Sub-account. The final transfer will be for $1,250 to a 3-Year Term Index Sub-account and $1,250 to a 5-year Term Index Sub-account.

Under the second program, you must specify in writing the amount (minimum $1,000) of each periodic transfer, the duration for which you want the periodic transfers made (e.g., 15 months) and the Index Sub-account Term(s) to which you want the transfers made.

The first transfer will occur on a particular date that we designate in advance (the "designated date") as long we receive your written request no later than five business days prior to the designated date. Each subsequent transfer will occur following the designated date. For example, if the frequency is monthly and the designated date is the 10th of a month and we receive your notice on April 2, the first transfer will occur on April 10 and on the 10th of each successive month.

Before any final transfer, you may extend our first program by allocating Subsequent Premium to the Interest Sub-account or by transferring the Indexed Value of any Index Sub-account at the end of its Term to the Interest Sub-account.

We allow partial surrenders from the Interest Sub-account while a dollar cost averaging program is in effect. The duration of either program may be shortened by partial surrenders.

You may request in writing or by telephone that we change the periodic amount to be transferred, change the Index Sub-account(s) Terms to which you want the transfers made, or end the program. The program will automatically end if the Income Date occurs. We reserve the right to end the program at any time by sending you a notice one-month in advance.

We must receive written or telephone instructions by 4:00 PM Eastern Time of the business day preceding the next scheduled transfer in order to be in effect for that transfer. Telephone instructions are subject to the conditions and procedures we establish from time to time. The current conditions and procedures appear in Appendix D. If you participate in a dollar cost averaging program, we will notify you in advance of any changes.

7. Transfer of Values

You may transfer account values between the Interest Sub-account and Index Sub-accounts, subject to the following:
o	you must make all requests for transfers before the Income Date in writing or by telephone;

o	the number of transfers may not exceed any limit we set for a specified time period. Currently, we do not limit the number of permissible transfers in a single Certificate Year;

o	you may transfer all or part of an Interest Sub-account (but not less than $1,000) to establish a new Index Sub-account at any time before the Income Date;

o	a transfer from an Index Sub-account to an Interest Sub-account must include the entire Indexed Value of the Sub-account and may only be made at the end of a Term;

o

the Term of a new Index Sub-account cannot be longer than the number of years remaining until the Income Date or the date allowed following the death of a Certificate Owner, Joint Certificate Owner or Annuitant, if the Owner is a non-natural person.

Currently, we do not charge for transfers. However, we reserve the right to charge $25 per transfer if you make more than four transfers in a single Certificate Year. This restriction will not apply to dollar cost averaging programs. We reserve the right, at any time and without prior notice, to terminate, modify, or suspend the transfer privileges described above.

8. Premium Taxes

We deduct the amount of premium taxes levied by any state or governmental entity when the premium tax is incurred, unless we elect to defer such deduction until the time of surrender or the Income Date. It is not possible to describe precisely the amount of premium tax payable on any Certificate transaction. Such premium taxes depend, among other things, on the type of Certificate (Qualified or Non-Qualified), on the state of residence of the Certificate Owner, the state of residence of the Annuitant, our status within such states, and the insurance tax laws of such states. Currently, premium taxes range from 0% to 3.5%. Appendix C contains a schedule of state premium taxes.

9. Death Provisions

The following provisions do not apply to Non-Allocated Certificates. With Non-Allocated Certificates, Annuitants or payees are unknown until you request that an annuity be effected.

(a) Non-Qualified Certificate

Death of a Certificate Owner, Joint Certificate Owner, or Certain Non-Certificate Owner Annuitants. If, while the Certificate is In Force, you or any Joint Certificate Owner dies (whether or not the decedent is also the Annuitant) or if the Annuitant dies when a non-natural person such as a trust owns the Certificate, the Designated Beneficiary will control the Certificate Owner Account.

If the decedent was the Certificate Owner or the Annuitant (if the Certificate Owner is not a natural person), the Designated Beneficiary may, by the later of the 90th day after the death and the 60th day after we receive notice of the death, surrender the Certificate Owner Account for the death benefit on the date of surrender. The total death benefit is the sum of the death benefit(s) of an Interest Sub-account and each Index Sub-account(s). The death benefit of an Interest Sub-account is equal to the Accumulated Value of an Interest Sub-account, i.e.,

(a)	the portion of the Initial Premium allocated to an Interest Sub-account; plus

(b)	the portion of any Subsequent Premium(s) allocated to the Interest Sub-account; plus

(c)	any amounts transferred to an Interest Sub-account; less

(d)	any partial surrender amounts from an Interest Sub-account; less

(e)	any amounts transferred from an Interest Sub-account; plus

(f)	interest on the net amount at the Declared Rate set on the first day of each calendar month and guaranteed for that month.

In all instances except when the Floor is greater than zero, the death benefit of each Index Sub-account is the greater of the Death Benefit and the Surrender Value. The Death Benefit is equal to (a)-(b), where:
(a)	is the Indexed Value at the start of the Sub-account Year in which death occurs, with the applicable Index Increase recalculated as described in Appendix B, and

(b)	is the sum of any partial surrenders since the start of the Sub-account Year.

If the Floor is greater than zero, (a) is "the Indexed Value as of the date of death, less any subsequent Partial Surrender".

For a surrender after the applicable 90 or 60 day period and for a surrender following the death of a Joint Certificate Owner, we will pay the Surrender Value instead.

If the decedent's surviving spouse is the sole Designated Beneficiary, he or she will automatically become the new sole Certificate Owner as of the decedent's date of death. If the decedent was the Annuitant, the new Annuitant will be any living contingent Annuitant, otherwise the surviving spouse. The Certificate Owner Account can stay in force until another death occurs. Except for this paragraph, all of "Death Provisions" will apply to that subsequent death.

In all other cases, the Certificate may remain In Force for a period not to exceed five years from the date of death. During this period, the Designated Beneficiary may exercise all ownership rights, including the right to make transfers or partial surrenders or the right to totally surrender the Certificate pursuant to the surrender provisions. If the Certificate is still In Force at the end of the five-year period, we will automatically end it by paying the Surrender Value to the Designated Beneficiary. If the Designated Beneficiary is not alive then, we will pay any Person(s) previously named by the Designated Beneficiary in writing, otherwise we will pay the Designated Beneficiary's estate.

Payment of Benefits. Instead of receiving a lump sum, you or any Designated Beneficiary may in writing direct us to pay any benefit of $5,000 or more under an Annuity Option that meets the following:
o	the first payment to the Designated Beneficiary must be made no later than one year after the date of death;

o	payments must be made over the life of the Designated Beneficiary or over a period not extending beyond that person's life expectancy; and

o

any Annuity Option that provides for payments to continue after the death of the Designated Beneficiary will not permit the successor payee to extend the period of time over which the remaining payments are to be made.

You may also direct that any benefit payable to a Designated Beneficiary be paid under an Annuity Option meeting these same requirements.

Death of Certain Non-Certificate Owner Annuitants. The following provisions apply if, while the Certificate is In Force:
o	the Annuitant dies;

o	the Annuitant is not a Certificate Owner; and

o	the Certificate Owner is a natural person.

The Certificate will continue In Force after the Annuitant's death. The new Annuitant will be any living contingent Annuitant, otherwise the new Annuitant will be you.

(b) Qualified Certificates

Death of Annuitant. If the Annuitant dies while the Certificate is In Force, the Designated Beneficiary will control the Certificate. The Designated Beneficiary has until the later of the 90th day after the death and the 60th day after we receive notice of the death to surrender the Certificate Owner Account for the death benefit on the date of surrender, calculated as described above. For a surrender after the applicable 90 or 60 day period, we will pay the Surrender Value instead.

If the Designated Beneficiary does not surrender the Certificate, the Certificate can stay In Force for the time period permitted by the Internal Revenue Code provisions applicable to the particular Qualified Plan. During this period, the Designated Beneficiary may exercise all ownership rights, including the right to make partial surrenders or the right to totally surrender the Certificate pursuant to the surrender provisions. If the Certificate is still In Force at the end of the period, we will automatically end it then by paying to the Designated Beneficiary the Surrender Value. If the Designated Beneficiary is not alive then, we will pay any person(s) named by the Designated Beneficiary in writing; otherwise, we will pay the Designated Beneficiary's estate.

Payment of Benefits. Instead of receiving a lump sum, you or any Designated Beneficiary may direct us in writing to pay any benefit of $5,000 or more under an Annuity Option that meets the following:
o	the first payment to the Designated Beneficiary must be made no later than one year after the date of death;

o	payments must be made over the life of the Designated Beneficiary or over a period not extending beyond that person's life expectancy; and

o

any payment option that provides for payments to continue after the death of the Designated Beneficiary will not permit the successor payee to extend the period of time over which the remaining payments are to be made.

You may direct us to pay benefits to a Designated Beneficiary under an Annuity Option meeting these same requirements.

D. ANNUITY PAYMENT PROVISIONS

1. Annuity Benefits

If the Annuitant is alive on the Income Date and the Certificate is In Force, we will begin payments under the payment option you have chosen. We determine the payments by applying the Income Value (less any premium taxes or other taxes not previously deducted) on the Income Date in accordance with the option selected. The total Income Value is the sum of the Accumulated Value for an Interest Sub-account and the Indexed Value of the Index Account(s).

2. The Income Date and Form of Annuity

The Income Date is shown on the Certificate Specifications page. If the Annuitant dies before the Income Date and there is a successor Annuitant, we will base the Income Date on the successor Annuitant's birthday if the successor Annuitant is younger than the deceased Annuitant.

With Allocated Certificates at least 30 days prior to the Income Date, you may ask us to apply the Income Value on the Income Date under any of the Annuity Options described below. In the absence of such request, we will apply the Income Value on the Income Date under Option 3 to provide a monthly life annuity with 10 years of payments guaranteed.

With a Non-Allocated Certificate, you may ask us to apply a portion of the Account Value, as modified by any applicable Surrender Charge and Market Value Adjustment, under an Annuity Option for a participant in that Certificate Owner's plan. We will then issue a Certificate for such participant (who is also the Annuitant) and begin annuity payments as you direct.

No surrenders may occur after the Income Date. Other special rules may apply to qualified retirement plans. (See "Qualified Plans".)

3. Change of Annuity Option

You may change the Annuity Option from time to time. We must receive your written request for changes at least 30 days prior to the scheduled Income Date.

4. Annuity Options

In addition to the following options, you may arrange other options if we agree.

Option 1 - Income for a Fixed Number of Years. We will pay an annuity for a chosen number of years, not less than 5 nor more than 30. If, at the death of the payee, we have made Option 1 payments for fewer than the chosen number of years:
o	we will continue payments during the remainder of the period to the successor payee; or

o

the successor payee may elect to receive in a lump sum the present value of the remaining payments, commuted at the rate of 3% per year or at any greater interest rate used to create the annuity factor for this Option 1.

See "Annuity Payments" for the manner in which Option 1 may be taxed.

Option 2 - Life Income. We will pay an annuity for as long as the payee is alive. The amount of the annuity payments will depend on the age of the payee at the time annuity payments are to begin and may also depend on the payee's sex. It is possible under this option that the payee will receive only one annuity payment if the payee dies after the receipt of the first payment or will receive only two annuity payments if the payee dies after receipt of the second payment, and so on.

Option 3 - Life Income with 5 or 10 Years Guaranteed. We will pay an annuity during the lifetime of the payee. If, at the death of the payee, we have made payments for fewer than the selected number of years:
o	we will continue payments during the remainder of the period to the successor payee; or

o

the successor payee may elect to receive in a lump sum the present value of the remaining certain payments, commuted at the rate of 3% per year or at any greater interest rate used to create the annuity factor for this Option 3.

The amount of the annuity payments will depend on the age of the payee at the time annuity payments begin and may also depend on the payee's sex.

Option 4 - Joint and Last Survivor Income. We will pay an annuity for as long as either the payee or a designated second natural person is alive. The amount of the annuity payments will depend on the age of both persons at the time annuity payments begin and may also depend on each person's sex. It is possible under this option the payees will receive only one annuity payment if both payees die after the receipt of the first payment or will receive only two annuity payments if both payees die after receipt of the second payment, and so on.

5. Frequency and Amount of Payments

We will make payments in monthly installments. However, if the net amount available to apply under any Annuity Option is less than $5,000, We will pay the amount in one lump sum, in lieu of the payment otherwise provided. In addition, if payments become less than $100, we will change the frequency of payments to such intervals as will result in payments of at least $100 each.

6. Proof of Age, Sex, and Survival of Annuitant

We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend. If the age or sex has been misstated, we will compute the amount payable based on the correct age and sex. If income payments have begun, we will pay in full any underpayment with the next annuity payment and deduct any overpayment, unless repaid in one sum, from future annuity payments until we are repaid in full.

INVESTMENTS BY SUN LIFE (U.S.)

We invest our assets in accordance with the requirements of applicable state laws regarding investments that the general accounts and separate accounts of life insurance companies may make. Generally, these laws permit investments, subject to specified limits and certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate, and certain other investments. (See "General Account Investments".)

All of our General Account assets will be available to fund a Certificate Owner's claims under a Certificate.

In establishing the Guaranteed Interest Rates and Guaranteed Interest Rates Factors under the Certificates, we will take into account, among other factors, the yields available on the instruments in which we will invest the proceeds from the Certificates. (See "Interest Sub-account" and "Establishment of Guaranteed Interest Rate Factors".) Our obligations and the values and benefits under the Certificates, however, do not vary as a direct function of the returns on the instruments in which we will have invested the proceeds from the Certificates.

Our investment strategy with respect to the proceeds attributable to Certificates is to invest in debt securities which we use to match liabilities with respect to the Terms of Index Sub-accounts to which the proceeds are allocated. This will be done in our sole discretion by making investments authorized by applicable state law. We expect to invest a substantial portion of the premiums received in securities issued by the United States Government, its agencies, and instrumentalities, which may or may not be guaranteed by the United States Government. These securities could include T-Bills, Notes, Bonds, Zero Coupon Securities, and Mortgage Pass-Through Certificates, including Government National Mortgage Association backed securities (GNMA Certificates), Federal National Mortgage Association Guaranteed Pass-Through Certificates (FNMA Certificates), Federal Home Loan Mortgage Corporation Mortgage Participation Certificates (FHLMC Certificates), and others.

We may invest our assets in various instruments, including equity options, futures, forwards, and other instruments based on the S&P 500 Index, in order to hedge our obligations with respect to Index Sub-accounts. We may buy and sell interest rate swaps and caps, Treasury bond futures, and other instruments to hedge our exposure to interest rate changes. We will purchase those derivatives from counterparties which conform to our Policies and Guidelines regarding derivative instruments. Investments in derivatives involve certain risks. In the case of over-the-counter options and forward contracts, the risks include the possibility that markets will not exist for these investments when we want to close out a position, the risk that trading limits imposed by futures exchanges will inhibit our ability to close out positions in exchange-listed instruments, and the risk that a dealer with which we have an open position will become insolvent.

While the foregoing generally describes our investment strategy with respect to the proceeds attributable to the Certificates, we are not obligated to invest assets, including the proceeds attributable to the Certificates, according to any particular strategy, except as may be required by Delaware and other state insurance laws.

AMENDMENT OF CERTIFICATE

We reserve the right to amend the Certificate to meet the requirements of any applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

ASSIGNMENT OF CERTIFICATE

You may assign a Certificate at any time, as permitted by applicable law. An assignment will not be binding on us until we receive a copy of the assignment. Your rights and those of any revocably-named person will be subject to the assignment.

A Qualified Certificate may have limitations on your ability to assign the Certificate. We assume no responsibility for the validity or effect of any assignment.

Because an assignment may be a taxable event, you should consult a qualified tax professional as to the tax consequences resulting from any such assignment.

DISTRIBUTION OF CERTIFICATE

Clarendon Insurance Agency, Inc. ("Clarendon") serves as the principal underwriter for the Certificate. Salespersons who represent us as insurance agents will sell the Certificates. Such sales persons are also registered representatives of broker-dealers who have entered into selling agreements with Clarendon. Clarendon is our subsidiary, and is registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("Exchange Act") as a broker-dealer. Clarendon is a member of the National Association of Securities Dealers, Inc. ("NASD") and is located at One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We will pay a commission to broker-dealers of no more than 5.25% of any premium paid under a Certificate and we may pay a reduced commission. Certificates may be sold with a lower commission structure to our officers, directors or employees or those of our affiliates or to any Qualified Plan established for such a person. Such Certificates will have higher Participation Rates under the Index Sub-account(s), reflecting anticipated cost savings to us from the lower commission structure.

TAX CONSIDERATIONS

A. GENERAL

You should consider getting tax and legal advice before you decide to purchase a Certificate. Furthermore, you should understand that we can not provide you with a detailed description of tax consequences regarding the purchase of a Certificate and that there may be instances where special tax rules apply. We do not address any applicable state or other tax laws in the discussion below. You should consult a qualified tax professional.

This section provides general information on the federal income tax consequences of ownership of a Certificate based upon our understanding of current federal tax laws and is not intended as tax advice. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Certificate is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Certificates that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Certificate or any transaction involving any Certificate. You should consult a qualified tax professional for advice before purchasing a Certificate or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Certificate.

B. TAXATION OF SUN LIFE (U.S.)

We are taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code of 1986, as amended ("Code"). We own the assets underlying the Certificates. Any income we earn on those assets is our income.

C. TAXATION OF ANNUITIES IN GENERAL

1. General

For federal income tax purposes, purchase payments made under Non-Qualified Certificates are not deductible. Under certain circumstances, purchase payments made under Qualified Certificates may be excludible or deductible from taxable income. Any such amounts will also be excluded from the cost basis for purposes of determining the taxable portion of any distributions from a Qualified Certificate.

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Certificate should be based on the assumption that the purchase of a Qualified Certificate is necessary to obtain tax deferral under a qualified plan.

Section 72 of the Code governs taxation of annuities in general. There are no income taxes on increases in the value of a Certificate until a distribution occurs, either in the form of a lump sum payment (e.g., a full or partial surrender of the Certificate Owner Account Value), an assignment, a gift of the Certificate, or as annuity payments. The provisions of Section 72 of the Code concerning distributions are briefly summarized below. A trust or other entity owning a Non-Qualified Certificate other than as an agent for an individual is taxed differently; increases in Sub-account Value are taxed yearly whether or not a distribution occurs.

2. Surrender, Death Benefit Payments, Assignments, and Gifts

If you fully surrender the Certificate you are taxed on the portion of the payment that exceeds your cost basis in the Certificate. For Non-Qualified Certificates, the cost basis is generally the amount of the Initial Premium and any Subsequent Premium(s). The taxable portion of the surrender payment is taxed as ordinary income. For Qualified Certificates, the cost basis is generally zero, and the entire surrender payment is generally taxed as ordinary income. A Designated Beneficiary receiving a lump sum surrender benefit after your death or the death of the Annuitant is similarly taxed on the portion of the amount that exceeds your cost basis in the Certificate. If the Designated Beneficiary elects to receive annuity payments that begin within one year of the decedent's death, different tax rules apply. See "Annuity Payments" below.

Partial surrenders received under Non-Qualified Certificates prior to the Income Date are first included in gross income to the extent that Certificate Owner Account Value exceeds the Initial Premium and any Subsequent Premium. Then, to the extent Certificate Owner Account Value does not exceed the Initial Premium and any Subsequent Premium, such surrenders are treated as a non-taxable return of principal to you. For partial surrenders under a Qualified Certificate, a portion of each payment is treated as a non-taxable return of principal and the remaining amount is treated as taxable income. Since the cost basis of Qualified Certificates is generally zero, partial surrender amounts will generally be fully taxed as ordinary income.

If you assign or pledge a Non-Qualified Certificate, you will be subject to taxation under the rules applicable to surrenders. If you give away the Certificate to anyone other than your spouse, you will be treated for income tax purposes as if you have fully surrendered the Certificate. If the transfer is to a charity, you may be allowed a deduction for some or all of the value of the Certificate transferred.

A special computational rule applies if we issue to you, during any calendar year, two or more Certificates or one or more Certificates and one or more of our other annuity contracts. Under this rule, all of our contracts and Certificates will be treated as one contract. We believe this means that the amount of any distribution under one Certificate will be includable in gross income to the extent that, at the time of distribution, the sum of the values for all the Certificates exceeds the sum of the cost basis for all the Certificates.

3. Annuity Payments

We determine the non-taxable portion of each annuity payment by an "exclusion ratio" formula which establishes the ratio that the cost basis of the Certificate bears to the total expected value of annuity payments for the term of the annuity. The remaining portion of each payment is taxable at ordinary income rates.

For Qualified Certificates, the cost basis is generally zero. With annuity payments based on life contingencies, the payments will become fully taxable once the payee lives longer than the life expectancy used to calculate the non-taxable portion of the prior payments.

4. Penalty Tax

Payments you, Annuitants, and Designated Beneficiaries receive under Certificates may be subject to both ordinary income taxes and a penalty tax equal to 10% of the amount received that is includable in income. The penalty tax is not imposed on amounts received under the following circumstances:
o	after the taxpayer attains age 59-1/2;

o	in a series of substantially equal periodic payments made for life or life expectancy;

o	after your death (or, where the Certificate Owner is not a human being, after the death of the primary Annuitant as defined by the code);

o	if the taxpayer becomes totally and permanently disabled; or

o

under a Non-Qualified immediate annuity contract that provides for a series of substantially equal periodic payments, provided the Certificate is not issued as a result of a Section 1035 exchange and the first annuity payment begins in the first Certificate Year.

5. Income Tax Withholding

We are required to withhold Federal income taxes on taxable amounts paid under Certificates unless the recipient elects not to have withholding apply. We will notify recipients of their right to elect not to have withholding apply. See "Tax-Sheltered Annuities" ("TSAs") for an alternative type of withholding that may apply to distributions from TSAs that are eligible for rollover to another TSA or to an individual retirement annuity or account ("IRA").

6. Section 1035 Exchanges

You may purchase a Non-Qualified Certificate with proceeds from the surrender of an existing annuity Certificate. Such a transaction may qualify as a tax-free exchange pursuant to Section 1035 of the Code. It is our understanding that in such an event:
o	the new Certificate will be subject to the distribution-at-death rules described in "Death Provisions for Non-Qualified Certificates";

o

premium payments made between August 14, 1982 and January 18, 1985, and the income allocable to them will, following an exchange, no longer be covered by a "grandfathered" exception to the penalty tax for a distribution of income that is allocable to an investment made over 10 years prior to the distribution; and

o	premium payments made before August 14, 1982, and the income allocable to them will, following an exchange, continue to receive the following "grandfathered" tax treatment under prior law:

(i)	the penalty tax does not apply to any distribution;
(ii)	partial surrenders are treated first as a non-taxable return of principal and then a taxable return of income; and
(iii)	assignments are not treated as surrenders subject to taxation.

7. Annuity Purchases by Nonresident Aliens

The discussion above provides general information regarding federal income tax consequences to annuity purchasers who are U.S. citizens or resident aliens. Purchasers who are not U.S. citizens or are resident aliens will generally be subject to U.S. federal income tax and withholding on annuity distributions at a 30% rate, unless a lower rate applies in a U.S. treaty with the purchaser's country. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax professional regarding U.S., state, and foreign taxation with respect to an annuity purchase.

D. QUALIFIED PLANS

The Certificate is for use with several types of Qualified Plans. The tax rules applicable to participants in such Qualified Plans vary according to the type of Plan and the terms and conditions of the Plan. We make no attempt to provide more than general information about the use of the Certificate with the various types of Qualified Plans.

You, as well as participants under such Qualified Plans, Annuitants, and Designated Beneficiaries are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to the terms and conditions of the Plans themselves regardless of the terms and conditions of the Certificate issued in connection therewith. Following are brief summaries of the various types of Qualified Plans and of the use of the Certificate in connection with these Plans. Purchasers of the Certificate should seek competent advice concerning the terms and conditions of the particular Qualified Plan and use of the Certificate with that Plan.

1. Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational, and scientific organizations specified in Section 501c(3) of the Code to purchase annuity Certificates and, subject to certain contribution limitations, exclude the amount of premium payments from gross income for tax purposes. However, such purchase payments may be subject to Social Security (FICA) taxes.This type of annuity Certificate is commonly referred to as a "Tax-Sheltered Annuity".

Section 403(b)(11) of the Code contains distribution restrictions. Specifically, distributions attributable to contributions made pursuant to a salary reduction agreement may be paid, through surrender of the Certificate or otherwise, only in the following circumstances:
o	when the employee attains age 59-1/2, has a severance from employment, dies, or becomes totally and permanently disabled (within the meaning of Section 72(m)(7) of the Code); or

o	in the case of hardship. A hardship distribution must be of employee contributions only and not of any income attributable to those contributions.

Section 403(b)(11) does not apply to distributions attributable to assets held as of December 31, 1988. Thus, it appears that the restrictions of Section 403(b)(11) apply only to distributions attributable to contributions made after 1988, to earnings on those contributions, and to earnings on amounts held as of December 31, 1988.

The Internal Revenue Service has indicated that the distribution restrictions of Section 403(b)(11) are not applicable when TSA funds are transferred tax-free directly to another TSA issuer, provided the transferred funds continue to be subject to the Section 403(b)(11) distribution restrictions.

If you have requested a distribution from a Certificate, we will notify you if all or part of the distribution is eligible for rollover to another Eligible Retirement Plan. Any amount eligible for rollover treatment will be subject to mandatory Federal income tax withholding at a twenty percent (20%) rate if you receive the amount rather than directing us by Written Request, to transfer the amount as a direct rollover to another Eligible Retirement Plan. The term "Eligible Retirement Plan" means an individual retirement account under Section 408(a), an individual retirement annuity under Section 408(b), a pension or profit sharing plan under Section 401, an annuity plan under Section 403(a), or a tax-sheltered annuity under Section 403(b).

Under the terms of a particular Section 403(b) plan, the participant may be entitled to transfer all or a portion of the Certificate Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

2. Individual Retirement Annuities

Sections 408 and 408A of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" and "Roth IRA", respectively. These Individual Retirement Annuities are subject to limitations on the amount contributed, the persons eligible, and the time distributions may begin. Distributions from certain types of Qualified Plans may be placed into a Section 408(b) Individual Retirement Annuity on a tax-deferred basis.

3. Corporate Pension and Profit-Sharing Plans

Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of retirement plans for employees. Such retirement plans may permit the purchase of the Certificate to provide benefits under the plans.

THE COMPANY

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. The Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and Sun Life (U.S.). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

Effective December 31, 2003, Keyport Life Insurance Company ("Keyport") merged with and into Sun Life (U.S.), with Sun Life (U.S.) as the surviving entity. Keyport was an affiliate of Sun Life (U.S.). Keyport was a stock life insurance company organized under the laws of the State of Rhode Island in 1957. Keyport was acquired by Sun Life Financial in November 2001 from Liberty Financial Companies, Inc. a subsidiary of Liberty Mutual Insurance Company of Boston, Massachusetts.

Upon the merger, Keyport ceased to exist, and Sun Life (U.S.) became the surviving company. All of the Contracts issued by Keyport before the merger were, at the time of the merger, assumed by Sun Life (U.S.). The merger did not affect any provisions of or right or obligations under, those Contracts.

In approving the merger, the board of directors of Sun Life (U.S.) and Keyport determined that the merger would result in operational and financial efficiencies, which would be in the long-term interests of their respective contract owners. On June 4, 2003, the respective 100% stockholders of Sun Life (U.S.) and Keyport voted to approve the merger. In addition, the Department of Insurance of the State of Rhode Island has approved the merger.

Our executive office is located at One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481 and administrative office is located at 112 Worcester Street, Wellesley Hills, Massachusetts 02481.

LEGAL PROCEEDINGS

We are, from time to time, involved in litigation incidental to our business. In our opinion, the resolution of such litigation is not expected to have a material adverse effect on our financial condition or the results of operations.

EXPERTS

The consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) that are included in the Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein (which report, dated February 21, 2003, accompanying such financial statements expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's adoption of provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001, described in Note 1), and have been included on their authority as experts in accounting and auditing.

The consolidated financial statements of Keyport Life Insurance Company as of and for the year ended December 31, 2002 that are included in the Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein (which report, dated February 21, 2003, accompanying such financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to Keyport Life Insurance Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, described in Note 1), and have been included on their authority as experts in accounting and auditing. The Boston office of Deloitte & Touche LLP is located at 200 Berkeley Street, Boston, Massachusetts.

Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of Keyport Life Insurance Company at December 31, 2001, and for the ten-month period ended October 31, 2001, and the two-month period ended December 31, 2001, and the year ended December 31, 2000, as set forth in their report. We have included the financial statements and schedules herein in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. Their office is located at 200 Clarendon Street, Boston, Massachusetts.

LEGAL MATTERS

Legal matters with respect to our organization, our authority to issue annuity contracts and the validity of the Certificates, as well as matters relating to the Federal securities laws, have been passed upon by Edward M. Shea, Assistant Vice President and Senior Counsel. In addition, certain matters relating to the Federal securities laws have been passed upon by Jorden Burt LLP as our Special Counsel.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

FINANCIAL STATEMENTS

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

For the years ended December 31,

	2002	2001	2000

Revenues
Premiums and annuity considerations	$ 43,574	$ 41,009	$ 44,803
Net investment income	265,277	282,492	287,674
Net realized investment gains (losses)	136,697	23,694	(19,905)
Fee and other income	352,403	284,111	297,861

Total revenues	797,951	631,306	610,433

Benefits and expenses
Policyowner benefits	337,305	309,688	338,328
Other operating expenses	184,289	151,778	164,870
Amortization of deferred policy acquisition costs	243,927	120,733	123,832

Total benefits and expenses	765,521	582,199	627,030

Income (loss) from operations	32,430	49,107	(16,597)

Interest expense	96,497	94,422	44,687

Loss before income tax expense	(64,067)	(45,315)	(61,284)

Income tax (benefit) expense:
Federal	(46,174)	(26,120)	(61,681)
State	1,265	(1,313)	(2,097)
Income tax benefit	(44,909)	(27,433)	(63,778)

Net (loss) income before cumulative
effect of change in accounting principle	(19,158)	(17,882)	2,494

Cumulative effect of change in accounting principle, net of tax	-	5 ,198	-

Net (loss) income	$ (19,158)	$ (12,684)	$ 2,494

The accompanying notes are an integral part of the consolidated financial statements

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

December 31,

ASSETS	2002	2001
Investments
Available-for-sale fixed maturities at fair value (amortized cost of $2,104,081 and $2,072,585 in 2002 and 2001, respectively)	$ 2,211,836	$ 2,130,688
Trading fixed maturities at fair value (amortized cost of $1,354,969 and $1,020,173 in 2002 and 2001, respectively)	1,404,825	1,041,490
Subordinated note from affiliate held-to-maturity (fair value of $616,520 and $619,656 in 2002 and 2001, respectively)	600,000	600,000
Equity investment in affiliate	95,803	-
Short-term investments	171,627	103,296
Mortgage loans	778,962	915,730
Real estate	79,783	83,545
Policy loans	39,317	42,686
Other invested assets	185,440	66,771
Total investments	5,567,593	4,984,206

Cash and cash equivalents	277,104	180,141
Accrued investment income	66,771	63,428
Deferred policy acquisition costs	585,815	765,716
Outstanding premiums	-	3,591
Other assets	124,932	79,527
Separate account assets	13,383,358	16,233,130

Total assets	$ 20,005,573	$ 22,309,739

LIABILITIES

Future contract and policy benefits	$ 677,163	$ 691,406
Contractholder deposit funds and other policy liabilities	3,517,720	3,145,725
Unearned revenue	8,628	11,610
Accrued expenses and taxes	117,519	115,466
Deferred federal income taxes	104,736	99,164
Long-term debt payable to affiliates	645,000	565,000
Partnership Capital Securities	607,826	607,826
Other liabilities	97,123	107,780
Separate account liabilities	13,383,358	16,233,130

Total liabilities	19,159,073	21,577,107

Commitments and contingencies - Note 15

STOCKHOLDER'S EQUITY

Common stock, $1,000 par value - 10,000 shares authorized; 6,437 shares issued and outstanding in 2002 and 2001	$ 6,437	$ 6,437
Additional paid-in capital	388,672	265,411
Accumulated other comprehensive income	47,384	37,619
Retained earnings	404,007	423,165

Total stockholder's equity	846,500	732,632

Total liabilities and stockholder's equity	$ 20,005,573	$ 22,309,739

The accompanying notes are an integral part of the consolidated financial statements

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

For the years ended December 31,
	2002	2001	2000

Net (loss ) income	$ (19,158)	$ (12,684)	$ 2,494
Other comprehensive income
Net change in unrealized holding gains (losses) on
available-for-sale securities, net of tax and policyholder amounts	27,448	4,589	20,697
Reclassification adjustments of realized investment (gains) losses into net income (loss)	(14,177)	(5,519)	9,725

Other comprehensive income (loss)	13,271	(930)	30,422

Comprehensive (loss) income	$ (5,887)	$ (13,614)	$ 32,916

The accompanying notes are an integral part of the consolidated financial statements

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

(in thousands)

For the years ended December 31,
			Accumulated
		Additional	Other		Total
	Common	Paid-In	Comprehensive	Retained	Stockholder's
	Stock	Capital	Income	Earnings	Equity

Balance at December 31, 1999	$ 6,437	$ 199,355	$ 8,127	$ 458,355	$ 672,274

Net income				2,494	2,494
Dividends declared				(10,000)	(10,000)
Additional paid-in-capital		66,056			66,056
Other comprehensive income			30,422		30,422

Balance at December 31, 2000	$ 6,437	$ 265,411	$ 38,549	$ 450,849	$ 761,246

Net loss				(12,684)	(12,684)
Dividends declared				(15,000)	(15,000)
Other comprehensive loss			(930)		(930)

Balance at December 31, 2001	$ 6,437	$ 265,411	$ 37,619	$ 423,165	$ 732,632

Net loss				(19,158)	(19,158)
Additional paid-in-capital		100,000			100,000
Other comprehensive income			13,271		13,271
Deconsolidation of SLNY		23,261	(3,506)		19,755

Balance at December 31, 2002	$ 6,437	$ 388,672	$ 47,384	$ 404,007	$ 846,500

The accompanying notes are an integral part of the consolidated financial statements

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

For the years ended December 31,

	2002	2001	2000

Cash Flows From Operating Activities:
Net (loss) income from operations	$ (19,158)	$ (12,684)	$ 2,494
Adjustments to reconcile net income (loss) to net cash used
in operating activities:
Amortization of discount and premiums	11,181	3,230	(790)
Depreciation and amortization	1,876	1,602	2,846
Net realized (gains) losses on investments	(136,697)	(23,676)	19,906
Net unrealized (gains) on trading fixed maturities	(47,565)	(8,651)	(14,905)
Interest credited to contractholder deposits	129,610	175,916	195,533
Deferred federal income taxes	28,529	55,700	(53,139)
Cumulative effect of change in accounting principle, net of tax	-	(5,198)	-
Changes in assets and liabilities:
Deferred acquisition costs	148,684	(17,146)	(83,037)
Accrued investment income	(5,324)	1,481	(5,732)
Other assets	(29,116)	(45,919)	14,984
Future contract and policy benefits	26,174	(23,255)	(14,462)
Other, net	25,971	55,150	40,980
Net purchases of trading fixed maturities	(369,794)	(372,352)	(634,365)
Net cash used in operating activities	(235,629)	(215,802)	(529,687)

Cash Flows From Investing Activities:
Sales, maturities and repayments of:
Available-for-sale fixed maturities	1,333,976	1,250,971	1,001,902
Net cash from sale of subsidiary	3,331	-	-
Other invested assets	239,737	4,392	-
Mortgage loans	234,191	112,422	208,542
Real estate	6,036	10,009	35,951
Purchases of:
Available-for-sale fixed maturities	(1,532,791)	(823,289)	(738,259)
Subsidiaries	-	(4,965)	-
Other invested assets	(233,255)	(1,087)	(2,221)
Mortgage loans	(112,479)	(184,787)	(121,897)
Real estate	(3,634)	(16,284)	(14,997)
Changes in other investing activities, net	(8,109)	1,261	2,768
Net change in policy loans	3,098	128	(799)
Net change in short-term investments	(81,713)	8,782	34,924

Net cash (used in) provided by investing activities	(151,612)	357,553	405,914

The accompanying notes are an integral part of the consolidated financial statements

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

For the years ended December 31, 2001, 2000 and 1999
	2002	2001	2000

Cash Flows From Financing Activities:
Deposits to contractholder deposit funds	1,178,908	1,557,468	1,962,257
Withdrawals from contractholder deposit funds	(855,834)	(1,894,134)	(1,988,702)
Issuance of long-term debt	80,000
Dividends paid to stockholder	-	(15,000)	(10,000)
Additional capital contributed	100,000	-	-
Net cash provided by (used in) financing activities	503,074	(351,666)	(36,445)

Net change in cash and cash equivalents	115,833	(209,915)	(160,218)

Cash and cash equivalents, beginning of year	180,141	390,056	550,274

Cash from deconsolidation of subsidiary	(18,870)	-	-

Cash and cash equivalents, end of year	$ 277,104	$ 180,141	$ 390,056

Supplemental Cash Flow Information
Interest paid	$ 96,414	$ 94,422	$ 43,266
Income taxes (refunded) paid	(14,904)	10,887	63,692

Non-cash Transactions

On December 21, 2000, the Company's parent, Sun Life of Canada (U.S.) Holdings, Inc., transferred its 100% ownership in Sun Life of Canada (U.S.) Holdings General Partner, Inc. to the Company in exchange for 537 shares of the Company's common stock totaling $537,000 plus $65.5 million of additional paid in capital.

On December 31, 2002, the operations of Sun Life Assurance and Annuity Company of New York, were merged with another affiliated company, Keyport Benefit Life Insurance Company. As a result of this merger Keyport Life Insurance Company, the former parent company of Keyport Benefit Life Insurance Company and an affiliate of the Company, owns 67% of the combined entity and the Company retained a 33% interest in the combined entity.

The accompanying notes are an integral part of the consolidated financial statements

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Sun Life Assurance Company of Canada (U.S.) (the "Company") was incorporated in 1970 as a life insurance company domiciled in the state of Delaware. As of December 31, 2002, the Company was licensed in 48 states and certain other territories. Effective January 31, 2001, the Company became authorized to do business in 49 states. In addition, the Company's insurance affiliate, Sun Life Insurance and Annuity Company of New York ("SLNY"), is licensed in New York. The Company and its subsidiaries are engaged in the sale of individual and group variable life insurance, individual fixed and variable annuities, group fixed and variable annuities, group pension contracts, guaranteed investment contracts ("GICs"), group life, group disability and stop loss insurance, third party insurance administration, and other asset management services.

The Company is a wholly-owned subsidiary of Sun Life of Canada (U.S.) Holdings, Inc. ("SLC (U.S.) Holdings"), which is an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("SLOC"). SLOC is a life insurance company domiciled in Canada that reorganized from a mutual life insurance company to a stock life insurance company on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("SLF"), is now the ultimate parent of SLOC.

BASIS OF PRESENTATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for stockholder-owned life insurance companies.

The consolidated financial statements include the accounts of the Company and its subsidiaries. As of December 31, 2002, the Company owned all of the outstanding shares of Sun Life Financial Services Limited ("SLFSL"), Sun Benefit Services Company, Inc. ("SBSC"), Sun Capital Advisers, Inc. ("SCA"), Sun Life of Canada (U.S.) SPE 97-1, Inc. ("SPE 97-1), Sun Life of Canada (U.S.) Holdings General Partner, Inc. ("the General Partner"), Vision Financial Corporation ("Vision") and Clarendon Insurance Agency, Inc ("Clarendon"). The results are also consolidated with Sun Life of Canada Funding, LLC ("SLOC Funding"), which is owned by a trust sponsored by the Company and Sun Life of Canada (U.S.) Limited Partnership I ("the Partnership"), for which the General Partner is the sole general partner.

On December 31, 2002, the operations of SLNY were merged with another affiliated company, Keyport Benefit Life Insurance Company, ("KBL"). As a result of this merger Keyport Life Insurance Company ("Keyport"), the former parent company of KBL and an affiliate of the Company, owns 67% of the combined entity and the Company retained a 33% interest in the combined entity. For the year ended December 31, 2002, the results of operations for SLNY were consolidated with the Company's results. As of December 31, 2002, the assets and liabilities of SLNY are no longer consolidated with the Company.

On December 18, 2002 the Company sold its interest in its' wholly-owned subsidiary, Sun Life of Canada (U.S.) Distributors, Inc. ("SLD") to another affiliate, Sun Life Financial (U.S.) Holdings, Inc. ("SLF Holdings"), for $10.5 million. No gain or loss was realized on this transaction. Effective January 1, 2003, SLD changed its name to MFS/Sun Life Financial Distributors, Inc. ("MFSLF") and thereafter Massachusetts Financial Services Company ("MFS"), an affiliate of the Company, acquired a 50% ownership interest in MFSLF.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SLNY is engaged in the sale of individual fixed and variable annuity contracts and group life, group disability insurance and stop loss contracts in its state of domicile, New York. SLFSL serves as the marketing administrator for the distribution of the offshore products of SLOC, an affiliate. SCA is a registered investment adviser. SPE 97-I, was organized for the purpose of engaging in activities incidental to securitizing mortgage loans. The General Partner is the sole general partner of the Partnership. Clarendon is a registered broker-dealer that acts as the general distributor of certain annuity and life insurance contracts issued by the Company and its affiliates. As of December 31, 2002, SBSC was inactive. SLOC Funding, was organized for the purpose of engaging in activities incidental to establishing the new guaranteed investment products of the Company. The Partnership was established to purchase subordinated debentures issued by the Company's parent, SLF Holdings, and to issue Partnership capital securities to an affiliated business trust, Sun Life of Canada (U.S.) Capital Trust I, ("Capital Trust I").

On March 12, 2001, the Company purchased Vision for approximately $5.0 million. Vision, based in Keene, N.H., is a third-party administrator that specializes in the administration of insurance products sold at the worksite. The Company has recorded the acquisition using the purchase method of accounting and in connection with the acquisition recorded approximately $1.6 million of goodwill. The results of operations of Vision for the years ended December 31, 2002 and 2001 were not material to the consolidated financial statements.

In June 2000, the Company sold Sun Life Information Services Ireland, Limited ("SLISL") to SLOC. SLISL provides information systems development services to SLOC and its subsidiaries.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The most significant estimates are those used in determining deferred policy acquisition costs ("DAC"), investment allowances and the liabilities for future policyholder benefits. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

In the normal course of business, the Company enters into transactions involving various types of financial instruments, including cash and cash equivalents, investments such as fixed maturities, mortgage loans and equity securities, off balance sheet financial instruments, debt, loan commitments and financial guarantees. These instruments involve credit risk and also may be subject to risk of loss due to interest rate fluctuation. The Company evaluates and monitors each financial instrument individually and, when appropriate, obtains collateral or other security to minimize losses. Financial instruments are more fully described in Note 6.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents primarily include cash, commercial paper, money market investments, and short-term bank participations. All such investments have maturities of three months or less when purchased and are considered cash equivalents for purposes of reporting cash flows.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS

The Company accounts for its investments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." At the time of purchase, fixed maturity securities are classified based on intent, as held-to-maturity, trading, or available-for-sale. In order for the security to be classified as held-to-maturity, the Company must have positive intent and ability to hold the securities to maturity. Securities held-to-maturity are stated at cost adjusted for amortization of premiums and accretion of discounts. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading. Securities that do not meet this criterion are classified as available-for-sale. Available-for-sale securities are carried at aggregate fair value with changes in unrealized gains or losses reported net of amortization of DAC and of deferred income taxes in a separate component of other comprehensive income. Trading securities are carried at aggregate fair value with changes in unrealized gains or losses reported as a component of net investment income. Fair values for publicly traded securities are obtained from external market quotations. For privately placed fixed maturities, fair values are estimated by taking into account prices for publicly traded securities of similar credit risk, maturities repayment and liquidity characteristics. All security transactions are recorded on a trade date basis.

The Company's accounting policy for impairment requires recognition of an other-than-temporary impairment write-down on a security if it is determined that the Company is unable to recover all amounts due under the contractual obligations of the security. In addition, for securities expected to be sold, an other-than-temporary impairment charge is recognized if the Company does not expect the fair value of a security to recover to cost or amortized cost prior to the expected date of sale. Once an impairment charge has been recorded, the Company then continues to review the other-than-temporarily impaired securities for additional impairment, if necessary.

Mortgage loans are stated at unpaid principal balances, net of provisions for estimated losses. Mortgage loans acquired at a premium or discount are carried at amortized values net of provisions for estimated losses. Mortgage loans, which include primarily commercial first mortgages, are diversified by property type and geographic area throughout the United States. Mortgage loans are collateralized by the related properties and generally are no more than 70% of the properties' value at the time that the original loan is made.

A loan is recognized as impaired when it is probable that the principal or interest is not collectible in accordance with the contractual terms of the loan. Measurement of impairment is based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price. A specific valuation allowance is established if the fair value of the impaired loan is less than the recorded amount. Loans are also charged against the allowance when determined to be uncollectible. The allowance is based on a continuing review of the loan portfolio, past loss experience and current economic conditions, which may affect the borrower's ability to pay. While management believes that it uses the best information available to establish the allowance, future adjustments to the allowance may become necessary if economic conditions differ from the assumptions used in making the evaluation.

Real estate investments are held for the production of income or held-for-sale. Real estate investments held for the production of income are carried at the lower of cost adjusted for accumulated depreciation or fair value. Depreciation of buildings and improvements is calculated using the straight-line method over the estimated useful life of the property, generally 40 to 50 years. Real estate investments held-for-sale are primarily acquired through foreclosure of mortgage loans. The cost of real estate that has been acquired through foreclosure is the estimated fair value less estimated costs to dispose at the time of foreclosure. Real estate investments are diversified by property type and geographic area throughout the United States.

Policy loans are carried at the amount of outstanding principal balance not in excess of net cash surrender values of the related insurance policies.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other invested assets consist primarily of a leveraged lease, derivative investments and tax credit partnerships.

The Company uses derivative financial instruments including swaps and options as a means of hedging exposure to interest rate, currency and equity price risk.

Investment income is recognized on an accrual basis. Realized gains and losses on the sales of investments are recognized in operations at the date of sale and are determined using the specific cost identification method. When an impairment of a specific investment or a group of investments is determined to be other-than-temporary, a realized investment loss is recorded. Changes in the provision for estimated losses on mortgage loans and real estate are included in net realized investment gains and losses.

Interest income on loans is recorded on the accrual basis. Loans are placed in a non-accrual status when management believes that the borrower's financial condition, after giving consideration to economic and business conditions and collection efforts, is such that collection of principal and interest is doubtful. When a loan is placed in non-accrual status, all interest previously accrued is reversed against current period interest income. Interest accruals are resumed on such loans only when they are brought fully current with respect to principal and interest, have performed on a sustained basis for a reasonable period of time, and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

DEFERRED POLICY ACQUISITION COSTS

Acquisition costs consist of commissions, underwriting and other costs, which vary with and are primarily related to the production of new business. Acquisition costs related to investment-type contracts, primarily deferred annuity and guaranteed investment contracts, and universal and variable life products are deferred and amortized with interest in proportion to the present value of estimated gross profits to be realized over the estimated lives of the contracts. Estimated gross profits are composed of net investment income, net realized investment gains and losses, life and variable annuity fees, surrender charges and direct variable administrative expenses. This amortization is reviewed quarterly and adjusted retrospectively when the Company revises its estimate of current or future gross profits to be realized from this group of products, including realized and unrealized gains and losses from investments.

Deferred acquisition costs for each product are reviewed to determine if they are recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed at the time of determination. Although realization of DAC is not assured, the Company believes it is more likely than not that all of these costs will be realized. The amount of DAC considered realizable, however, could be reduced in the near term if the estimates of gross profits or total revenues discussed above are reduced.

OTHER ASSETS

Property, equipment, leasehold improvements and capitalized software costs that are included in other assets are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line or accelerated method over the estimated useful lives of the related assets, which generally range from 3 to 10 years. Amortization of leasehold improvements is provided using the straight-line method over the lesser of the term of the leases or the estimated useful life of the improvements. Reinsurance receivables from reinsurance ceded are also included in other assets.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

POLICY LIABILITIES AND ACCRUALS

Future policy benefits are liabilities for traditional life and, health products. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in force. The liabilities associated with traditional life insurance, annuity and disability insurance products are computed using the net level premium method based on assumptions about future investment yields, mortality, morbidity and persistency. The assumptions used are based upon the Company's experience and industry standards.

Contractholder deposit funds consist of policy values that accrue to the holders of universal life-type contracts and investment-related products such as deferred annuities and guaranteed investment contracts ("GICS"). The liabilities are determined using the retrospective deposit method and consist of net deposits and investment earnings less administrative charges. The liability is before the deduction of any applicable surrender charges.

Other policy liabilities include liabilities for policy and contract claims. These amounts consist of the estimated amount payable for claims reported but not yet settled and an estimate of claims incurred but not reported. The amount reported is based upon historical experience, adjusted for trends and current circumstances. Management believes that the recorded liability is sufficient to provide for the associated claims adjustment expenses. Revisions of these estimates are included in operations in the year such refinements are made.

REVENUE AND EXPENSES

Premiums for traditional individual life products are considered revenue when due. Premiums related to group life, stop loss, and group disability insurance are recognized as revenue pro-rata over the contract period. The unexpired portion of these premiums is recorded as unearned premiums. Revenue from universal life-type products and investment-related products includes charges for cost of insurance (mortality), initiation and administration of the policy and surrender charges. Revenue is recognized when the charges are assessed except that any portion of an assessment that relates to services to be provided in future years is deferred and recognized over the period during which the services are provided.

Other than DAC, benefits and expenses related to traditional life, annuity, and disability contracts, including group policies, are recognized when incurred in a manner designed to match them with related premium revenue and spread income recognition over expected policy lives. For universal life-type and investment-type contracts, benefits include interest credited to policyholders' accounts and death benefits in excess of account values, which are recognized as incurred.

Fees from investment advisory services are recognized as revenues when the services are provided. Revenues from fixed and variable annuities and single-premium whole life policies include mortality charges, surrender charges, policy fees and contract fees and are recognized when earned.

INCOME TAXES

The Company and its subsidiaries participate in a consolidated federal income tax return with Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc. and other affiliates. Deferred income taxes are generally recognized when assets and liabilities have different values for financial statement and tax reporting purposes, and for other temporary taxable and deductible differences as defined by SFAS No. 109, "Accounting for Income Taxes". These differences result primarily from policy reserves, policy acquisition expenses and unrealized gains or losses on investments.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SEPARATE ACCOUNTS

The Company has established separate accounts applicable to various classes of contracts providing for variable benefits. Separate account assets are subject to general account claims only to the extent the value of such assets exceeds the separate account liabilities. Contracts for which funds are invested in separate accounts include variable life insurance and individual and group qualified and non-qualified variable annuity contracts. Assets and liabilities of the separate accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contractholders, are shown as separate captions in the financial statements. Assets held in the separate accounts are carried at market value and the investment risk of such securities is retained by the contractholder.

RECLASSIFICATIONS

Certain amounts in the prior years' financial statements have been reclassified to conform to the 2002 presentation.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities including fair value hedges and cash flow hedges. All derivatives, whether designated in hedging relationships or not, will be required to be recorded on the balance sheet at fair value. For a derivative that does not qualify as a hedge, changes in fair value are recognized in earnings.

The Company applied SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, on January 1, 2001. As a result, the Company recorded as a change in accounting principle in the accompanying consolidated statements of income, a cumulative transition adjustment of $5.2 million, net of tax, that increased earnings relating to embedded derivatives. Prior to the adoption of SFAS No. 133, the Company had been recognizing changes in fair value of derivatives in earnings; however, embedded derivatives in insurance contracts had not been accounted for separately.

In July 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets". These Statements changed the accounting for business combinations and goodwill in two significant ways. First, SFAS No. 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001. Use of the pooling-of-interests method is prohibited. Second, SFAS No. 142 changed the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, ceased upon adoption of SFAS No. 142, which was January 1, 2002. Adopting SFAS No. 141 and SFAS No. 142 did not have a material impact on the Company.

In November of 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others" ("FIN No. 45"). FIN No. 45 requires entities to establish liabilities for certain types of guarantees, and expands financial statement disclosures for others. Disclosure requirements under FIN No. 45 are effective for financial statements of annual periods ending after December 15, 2002 and are applicable to all guarantees issued by the guarantor subject to the provisions of FIN No. 45. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company does not expect the adoption of FIN No. 45 to have a significant impact on the Company's consolidated financial statements. FIN No. 45 did not require the Company to include any additional disclosures related to guarantees in the financial statements for the year ended December 31, 2002.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In January of 2003 the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN No. 46"). FIN No. 46 addresses off-balance sheet financing entities. The Company will adopt FIN No. 46 as required in fiscal 2003 and is currently evaluating its effect on the consolidated financial statements. Although the Company is still evaluating the effect of FIN No. 46, it is reasonably possible that FIN No. 46 may require consolidation of, or additional disclosures related to, the entity described below.

The Company, through its subsidiary, SCA, may have to consolidate, Solar Investment Grade CBO II Limited, the special purpose entity ("SPE") used to facilitate the collateralized debt offering SOLAR CBO II. As of December 31, 2002 the assets and liabilities of this entity were approximately $409.0 million and $407.0 million, respectively. The actual amount that may be consolidated is dependent on the analysis of expected losses and residual returns as compared to the other equity holders and sub-collateral managers. The Company's maximum exposure to loss as a result of its investment is approximately $9.8 million at December 31, 2002.

Additionally, the Company and its affiliates act as collateral manager in several other collateralized debt and mortgage obligation transactions in which the Company is the transferor of assets to a Qualified SPE. In these transactions, the Company establishes a trust, as a Qualified SPE, that purchases a portfolio of assets and issues trust certificates that represent interests in the portfolio of assets. In addition to receiving variable compensation for managing the portfolio, the Company also may retain certain trust certificates. These transactions will not require consolidation because a Qualified SPE was used to facilitate the transactions.

In July 2002, the American Institute of Certified Public Accountants ("AICPA") issued a proposed Statement of Position ("SOP"), "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Separate Accounts." This SOP provides guidance on accounting and reporting by insurance enterprises for certain nontraditional long-duration contracts and for separate accounts. The Company is in the process of evaluating the provisions of this SOP and its impact to the Company's financial position or results of operations.

2. SIGNIFICANT TRANSACTIONS WITH AFFILIATES

On December 31, 2002, KBL, a wholly owned subsidiary of Keyport, an affiliate, merged with and into the Company's wholly-owned life insurance subsidiary, SLNY. Keyport and its subsidiaries, including KBL, were purchased on October 31, 2001 by SLC (U.S.) Holdings, an upstream parent of the Company. As a result of the merger, the Company continued to hold 2,000 shares of SLNY's common stock; however, the par value of the common stock was converted to $350 per share. In exchange for its investment in KBL, SLNY issued Keyport 4,001 shares of its common stock valued at $350 per share. As a result of the share issuance and change in par value, the Company's ownership percentage of SLNY became 33%, with Keyport holding the remaining 67%. The accounting for this transaction resulted in $23.3 million of additional paid-in-capital to the Company.

On December 31, 2002, prior to the completion of the merger, the Company contributed capital in the amount of $14.85 million to SLNY. Keyport contributed capital totaling $30.15 million to KBL. These contributions were approved by the respective boards of directors in anticipation of the merger transaction.

On December 18, 2002 the Company sold its' wholly-owned subsidiary, SLD to another affiliate, SLF Holdings, for $10.5 million. No gain or loss was realized on this transaction.

On September 24, 2002, the Company received a $100 million capital contribution from its parent, SLC (U.S.) Holdings.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

2. SIGNIFICANT TRANSACTIONS WITH AFFILIATES (CONTINUED)

The Company has an administrative services agreement with Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc., under which the Company provides administrative and investor services with respect to certain open-end management investment companies for which MFS serves as the investment adviser, and which are offered to certain of the Company's separate accounts established in connection with the variable annuity contracts issued by the Company. Amounts received under this agreement amounted to approximately $24.0 million and $13.8 million for the years ended December 31, 2002 and 2001, respectively.

The Company has agreements with Keyport and certain of its subsidiaries under which the Company provides wholesale distribution services in connection with certain annuity products offered by Keyport. Amounts received under this agreement amounted to approximately $22.4 million for the year ended December 31, 2002.

On January 14, 2000, the Company purchased two separate $100 million notes from MFS, one with an interest rate of 8.60% due August 11, 2004, and the other with an interest rate of 7.93% due August 11, 2003. On November 1, 2000, MFS repaid the $100 million note with an original maturity of August 11, 2003.

On May 29, 2002, the Company sold its $100 million note from MFS, an affiliate, to Keyport, another affiliate, for approximately $108 million. The note was included in fixed maturities available-for-sale at December 31, 2001. The note was sold at a gain of $8 million.

On June 27, 2000, the Company sold SLISL to SLOC. The Company realized a pretax gain of $451,000 on the sale.

During 2001 and 2000, the Company declared and paid dividends in the amount of $15 million, and $10 million, respectively, to its parent, SLC (U.S.) Holdings. The Company did not make any dividend payments in 2002.

The Company and its subsidiaries have management services agreements with SLOC which provide that SLOC will furnish, as requested, certain services and facilities on a cost-reimbursement basis. Expenses under these agreements amounted to approximately $37.1 million in 2002, $40.3 million in 2001, and $31.9 million in 2000.

On December 21, 2000, the Company's parent, SLC (U.S.) Holdings, transferred its ownership in all 200 shares issued and outstanding of the General Partner to the Company in exchange for 537 shares of the Company's common stock totaling $537,000, plus $65.5 million of additional paid in capital. As a result of the acquisition of the General Partner on December 21, 2000, and its ownership interest in the Partnership, the Company became the owner of a $600 million 8.526% subordinated debenture due May 6, 2027 issued by the Company's parent, SLC (U.S.) Holdings. The Company also assumed the liability of the partnership capital securities issued to Capital Trust I, a Delaware business trust sponsored by the Company's parent. Partnership capital securities issued of $600.01 million accrue interest at 8.526% and have no scheduled maturity date. The partnership capital securities, which represent the limited partner interest of the Partnership, may be redeemed on or after May 6, 2027. The Company has accounted for the acquisition of the General Partner using the purchase method of accounting.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

2. SIGNIFICANT TRANSACTIONS WITH AFFILIATES (CONTINUED)

The following proforma statement of income for the year ended December 31, 2000 illustrates the Company's results of operations as if the acquisition of the General Partner took place at the beginning of the year.

Proforma
2000

Revenues
Premiums and annuity considerations	$ 45
Net investment income	339
Net realized investment gains (losses)	(20)
Fee and other income	298

Total revenues	662

Benefits and expenses
Policyowner benefits	338
Other operating expenses	165
Amortization of deferred policy acquisition costs	124

Total benefits and expenses	627

Income (loss) from operations	35

Interest expense	95

Income (loss) before income tax expense and discontinued
Operations	(60)

Income tax expense (benefit):
Federal	(62)
State	(2)

Income tax expense (benefit)	(64)

Net income from continuing operations	4

Net loss on disposal of subsidiaries, after tax	-

Discontinued operations	-

Net income	$ 4

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

2. SIGNIFICANT TRANSACTIONS WITH AFFILIATES (CONTINUED)

Effective January 2002, essentially all United States employees of Keyport, an affiliate, and SLOC became employees of the Company. As a result, the Company has assumed most of the operating expenses of Keyport, including salaries and benefits, as well as the salaries and benefits previously incurred by SLOC in the United States. In accordance with a tri-party management service agreement between the Company, Keyport, and SLOC, the Company provides personnel and certain services to Keyport and SLOC, as requested. Reimbursements under this agreement, which are recorded as a reduction of other operating expenses, were approximately $51.7 million for the year ended December 31, 2002. Management believes inter-company revenues and expenses are calculated on a reasonable basis, however, these amounts may not necessarily be indicative of the costs that would be incurred if the Company operated on a standalone basis.

The Company leases office space to SLOC under lease agreements with terms expiring in September 2005 and options to extend the terms for each of twelve successive five year terms at fair market value of the fixed rent for the term which is ending. Rent received by the Company under the leases amounted to approximately $11.7 million, $8.8 million, and $7.8 million in 2002, 2001 and 2000, respectively.

As more fully described in Note 7, the Company has been involved in several reinsurance transactions with SLOC.

On July 25, 2002, the Company issued an $80 million promissory note at 5.71%, maturing June 30, 2012 to an affiliate, Sun Life (Hungary) Group Financing Limited Liability Company ("Sun Life (Hungary) Ltd"). The Company pays interest semi-annually to Sun Life (Hungary), Ltd. On December 31, 2002 the Company paid $1.9 million in interest. The proceeds of the note were used to purchase fixed rate government and corporate bonds.

The Company had $565 million of surplus notes issued to its parent, SLC (U.S.) Holdings, as of December 31, 2000. In October 2001, SLC (U.S.) Holdings transferred its ownership in the Company's surplus notes totaling $565 million to Sun Life Financial (U.S.) Finance, Inc., an affiliate of the Company, at book value.

The Company has accrued $4.3 million for unpaid interest on surplus notes held by an affiliate at December 31, 2002 and 2001, respectively. The Company expensed $43.3 million for interest on these surplus notes for the years ended December 31, 2002, 2001 and 2000, respectively.

The following table lists the details of notes due to affiliates:

Principal	Maturity	Rate

$ 150,000	12/15/07	6.625%
150,000	12/15/15	7.250%
7,500	12/15/15	6.125%
7,500	12/15/07	5.750%
80,000	06/30/12	5.710%
250,000	11/06/27	8.625%
$ 645,000

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3. INVESTMENTS

FIXED MATURITIES

The amortized cost and fair value of fixed maturities were as follows:

	December 31, 2002
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available-for-sale fixed maturities:
Asset Backed and Mortgage Backed Securities	$ 357,446	$ 11,085	$ (1,584)	$ 366,947
Foreign Government & Agency Securities	25,303	2,062	-	27,365
States & Political Subdivisions	500	15	-	515
U.S. Treasury & Agency Securities	311,947	11,825	(256)	323,516
Corporate securities:
Basic Industry	101,266	10,283	(1,178)	110,371
Capital Goods	96,485	10,681	(289)	106,877
Communications	84,698	4,658	(3,271)	86,085
Consumer Cyclical	111,070	6,837	(3,286)	114,621
Consumer Noncyclical	111,617	14,240	(2,924)	122,933
Energy	70,451	8,566	(1,830)	77,187
Finance	337,750	17,911	(4,737)	350,924
Industrial Other	68,302	10,677	(79)	78,900
Technology	4,782	161	-	4,943
Transportation	134,799	8,140	(14,005)	128,934
Utilities	287,665	28,129	(4,076)	311,718
Total Corporate	1,408,885	120,283	(35,675)	1,493,493

Total available-for-sale fixed maturities	$ 2,104,081	$ 145,270	$ (37,515)	$ 2,211,836

Trading fixed maturities
Asset Backed and Mortgage Backed Securities	$ 87,470	$ 8,017	$ -	$ 95,487
Foreign Government & Agency Securities	4,568	1,012	-	5,580
States & Political Subdivisions	-	-	-	-
U.S. Treasury & Agency Securities	23,491	423	-	23,914
Corporate securities:
Basic Industry	59,201	6,283	(297)	65,187
Capital Goods	56,432	5,255	(1,600)	60,087
Communications	120,120	10,688	(620)	130,188
Consumer Cyclical	146,174	12,244	(207)	158,211
Consumer Noncyclical	25,106	675	(2,951)	22,830
Energy	90,471	7,428	(3,405)	94,494
Finance	351,478	27,364	(688)	378,154
Industrial Other	64,185	5,606	(119)	69,672
Technology	3,805	-	(155)	3,650
Transportation	80,555	6,481	(10,711)	76,325
Utilities	241,913	10,081	(30,948)	221,046
Total Corporate	1,239,440	92,105	(51,701)	1,279,844

Total trading fixed maturities	$ 1,354,969	$ 101,557	$ (51,701)	$ 1,404,825

Held-to-maturity fixed maturities:
Sun Life of Canada (U.S.) Holdings, Inc.,
8.526% subordinated debt, due 2027	$ 600,000	$ 16,520	$ -	$ 616,520

Total held-to-maturity fixed maturities	$ 600,000	$ 16,520	$ -	$ 616,520

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3. INVESTMENTS (CONTINUED)

December 31, 2001

Gross

Gross

Estimated

Amortized

Unrealized

Unrealized

Fair

Cost

Gains

Losses

Value

Available-for-sale fixed maturities:

 Asset Backed and Mortgage Backed Securities

$ 282,151

$ 5,123

$ (2,352)

$ 284,922

 Foreign Government & Agency Securities

24,105

1,344

-

25,449

 States & Political Subdivisions

254

15

-

269

 U.S. Treasury & Agency Securities

142,892

5,695

(951)

147,636

Corporate securities:

 Basic Industry

102,983

5,935

(7,092)

101,826

 Capital Goods

132,343

7,406

(90)

139,659

 Communications

108,810

5,926

(517)

114,219

 Consumer Cyclical

138,538

6,688

(2,080)

143,146

 Consumer Noncyclical

121,149

9,243

(904)

129,488

 Energy

82,913

5,029

(1,245)

86,697

 Finance

378,522

11,257

(3,518)

386,261

 Industrial Other

80,099

6,791

(294)

86,596

 Technology

6,988

280

-

7,268

 Transportation

151,613

9,663

(15,697)

145,579

 Utilities

319,225

18,200

(5,752)

331,673

Total Corporate

1,623,183

86,418

(37,189)

1,672,412

Total available-for-sale fixed maturities

$ 2,072,585

$ 98,595

$ (40,492)

$ 2,130,688

Trading fixed maturities

 Asset Backed and Mortgage Backed Securities

$ 84,928

$ 1,336

$ (283)

$ 85,981

 Foreign Government & Agency Securities

4,513

453

-

4,966

 States & Political Subdivisions

-

-

-

-

 U.S. Treasury & Agency Securities

-

-

-

-

Corporate securities:

 Basic Industry

46,541

1,916

(319)

48,138

 Capital Goods

41,396

2,315

(70)

43,641

 Communications

131,840

4,847

(3,913)

132,774

 Consumer Cyclical

117,892

4,351

(1,186)

121,057

 Consumer Noncyclical

21,539

1,146

(62)

22,623

 Energy

76,145

2,019

(1,793)

76,371

 Finance

267,355

12,355

(929)

278,781

 Industrial Other

45,959

1,746

(430)

47,275

 Technology

2,977

3

-

2,980

 Transportation

82,740

2,974

(2,635)

83,079

 Utilities

96,348

1,626

(4,150)

93,824

Total Corporate

930,732

35,298

(15,487)

950,543

Total trading fixed maturities

$ 1,020,173

37,087

(15,770)

1,041,490

Held-to-maturity fixed maturities:

Sun Life of Canada (U.S.) Holdings, Inc.,

8.526% subordinated debt, due 2027

$ 600,000

$ 19,656

$ -

$ 619,656

Total held-to-maturity fixed maturities

$ 600,000

$ 19,656

$ -

$ 619,656

`SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3. INVESTMENTS (CONTINUED)

The amortized cost and estimated fair value by maturity periods for fixed maturity investments are shown below.  Actual maturities may differ from contractual maturities on asset-backed securities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties, or the Company may have the right to put or sell the obligations back to the issuers.

December 31, 2002

 Amortized
Cost

 Estimated
Fair Value

Maturities of available-for-sale fixed securities:

Due in one year or less

$ 85,272

$ 86,299

Due after one year through five years

597,290

619,761

Due after five years through ten years

653,675

702,306

Due after ten years

410,398

436,523

Subtotal - Maturities available-for-sale

$ 1,746,635

$ 1,844,889

Asset-backed securities

357,446

366,947

Total Available-for-sale

$ 2,104,081

$ 2,211,836

Maturities of trading fixed securities:

Due in one year or less

$ 11,122

$ 11,007

Due after one year through five years

482,935

492,081

Due after five years through ten years

529,771

541,779

Due after ten years

243,671

264,471

Subtotal - Maturities of trading

$ 1,267,499

$ 1,309,338

Asset-backed securities

87,470

95,487

Total Trading

$ 1,354,969

$ 1,404,825

Maturities of held-to-maturity fixed securities:

Due after ten years

$ 600,000

$ 616,520

Gross gains of $28.1 million, $15.5 million and $9.1 million and gross losses of $6.3 million, $7.0 million and $24.0 were realized on the voluntary sale of fixed maturities for the years ended December 31, 2002, 2001, and 2000, respectively.

Fixed maturities with an amortized cost of approximately $2.7 million and $3.1 million at December 31, 2002 and 2001, respectively, were on deposit with federal and state governmental authorities as required by law.

At December 31, 2002 and 2001, $37.0 million and $32.9 million of fixed maturities were pledged as collateral and are included with fixed maturities.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3. INVESTMENTS (CONTINUED)

As of December 31, 2002 and 2001, 93% and 96%, respectively, of the Company's fixed maturities were investment grade.  Investment grade securities are those that are rated "BBB" or better by nationally recognized rating agencies.  During 2002, 2001, and 2000 the Company incurred realized losses totaling $27.5 million, $5.5 million, and $15.0 million, respectively for other than temporary impairment of value of some of its fixed maturities after determining that not all of the unrealized losses were temporary in nature.  During 2002, $1.4 million of the 2001 losses was recovered and is included in realized gains.  The Company has stopped accruing income on several of its holdings for issuers that are in default.  $1.9 million, $0.4 million and $0.2 million of interest income on these holdings was not accrued during 2002, 2001, and 2000, respectively.

MORTGAGE LOANS AND REAL ESTATE

The Company invests in commercial first mortgage loans and real estate throughout the United States.  Investments are diversified by property type and geographic area.  Mortgage loans are collateralized by the related properties and generally are no more than 70% of the properties' value at the time that the original loan is made. Real estate investments classified as held-for-sale have been obtained primarily through foreclosure.  The carrying value of mortgage loans and real estate investments net of applicable reserves and accumulated depreciation on real estate were as follows:

December 31,

2002

2001

Total mortgage loans

$ 778,962

$ 915,730

Real estate:

Held-for-sale

-

1,490

Held for production of income

79,783

82,055

Total real estate

$ 79,783

$ 83,545

Real estate held for the production of income primarily consists of the Sun Life office park located in Wellesley Hills, MA. Accumulated depreciation on real estate was $17.9 million and $16.1 million at December 31, 2002 and 2001, respectively.

The Company monitors the condition of the mortgage loans in its portfolio.  In those cases where mortgages have been restructured, values are impaired or values are impaired but mortgages are performing, appropriate allowances for losses have been made.  The Company has restructured mortgage loans, impaired mortgage loans and impaired but performing mortgage loans totaling $9.0 million and $17.9 million at December 31, 2002 and 2001, respectively, against which there are allowances for losses of $7.0 million and $7.1 million, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3. INVESTMENTS (CONTINUED)

The investment valuation allowances, which have been deducted in arriving at investment carrying values as presented in the consolidated balance sheets, were as follows:

Balance at

Balance at

January 1,

Additions

Subtractions

December 31,

2002

Mortgage loans

$ 7,140

$ 483

$ (607)

$ 7,016

2001

Mortgage loans

$ 4,675

$ 3,095

$ (630)

$ 7,140

Mortgage loans and real estate investments comprise the following property types and geographic regions:

December 31,

2002

2001

Property Type:

Office building

$ 322,957

$ 369,535

Residential

32,114

39,254

Retail

314,750

389,972

Industrial/warehouse

178,777

190,672

Other

17,163

16,982

Valuation allowances

(7,016)

(7,140)

Total

$ 858,745

$ 999,275

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3.   INVESTMENTS (CONTINUED)

December 31,

2002

2001

Geographic region:

Arizona

$ 17,999

$ 21,221

California

70,370

95,861

Colorado

7,324

8,245

Connecticut

26,418

37,208

Delaware

6,322

6,707

Florida

32,009

40,359

Georgia

61,742

71,037

Indiana

13,295

15,015

Kentucky

9,537

13,824

Louisiana

14,101

15,221

Maryland

14,545

19,730

Massachusetts

114,019

116,971

Michigan

35,662

44,549

Nevada

4,581

3,891

New Jersey

16,333

24,047

New York

94,205

88,812

North Carolina

23,479

14,889

Ohio

39,405

29,137

Oregon

5,415

8,131

Pennsylvania

98,990

122,275

Tennessee

9,236

15,345

Texas

17,351

29,071

Utah

16,582

18,179

Virginia

24,433

27,840

Washington

52,207

62,439

All other

40,201

56,411

Valuation allowances

(7,016)

(7,140)

Total

$ 858,745

$ 999,275

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3. INVESTMENTS (CONTINUED)

At December 31, 2002, scheduled mortgage loan maturities were as follows:

2003

$ 22,707

2004

27,585

2005

64,054

2006

25,711

2007

69,860

Thereafter

569,045

Total

$ 778,962

Actual maturities could differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties and loans may be refinanced.

The Company has made commitments of mortgage loans on real estate and other loans into the future. The outstanding commitments for these mortgages amount to $12.1 million and $39.8 million at December 31, 2002 and 2001, respectively.

During 2002 and 2000, the Company sold commercial mortgage loans in securitization transactions. In these transactions the Company established a trust, as a Qualified SPE to purchase the assets and issue the trust certificates. In the transactions, the Company retained investment tranches as well as servicing rights.  The investors in the securitization trusts have no recourse to the Company's other assets for failure of debtors to pay when due.  The value of the Company's retained interest is subject to credit and interest rate risk on the transferred financial assets.  The Company recognized a pretax gain of $4.5 million and $763,000 for the 2002 and 2000 securitization transactions, respectively.

Key economic assumptions used in measuring the retained interests at the date of securitization resulting from securitizations completed during the year ended December 31, 2002 were as follows:

Class AA

Class A

Class BBB

Prepayment speed

0

0

0

Weighted average life in years

6.532

6.843

8.417

Expected credit losses

0

0

0

Residual cash flows discount rate

6.064%

6.511%

7.562%

Treasury rate interpolated for average life

4.571%

4.600%

4.682%

Spread over treasuries

1.493%

1.911%

2.880%

Duration in years

5.22

5.263

6.013

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3. INVESTMENTS (CONTINUED)

Key economic assumptions and the sensitivity of the current fair value of cash flows in those assumptions are as follows:

Commercial Mortgages

Class AA

Class A

Class BBB

Carrying amount of retained

Interests

$ 2,911

$ 1,391

$ 1,980

Fair value of retained interests

3,427

1,599

2,282

Weighted average life in years

4.99

5.04

5.76

Expected Credit Losses

Impact on fair value of .20% of adverse change

2,862

1,269

1,725

Impact on fair value of .30% of adverse change

2,861

1,267

1,616

Residual Cash flows Discount Rate

Impact on fair value of 10% of adverse change

2,811

1,248

1,768

Impact on fair value of 20% of adverse change

2,760

1,224

1,734

The total principal amount of the commercial mortgage loans was $72.7 million at December 31, 2002, none of which were 60 days or more past due.  There were no net credit losses incurred relating to the commercial mortgage loans at the date of securitization and at December 31, 2002.

Key economic assumptions used in measuring the retained interests at the date of securitization resulting from securitizations completed during the year ended December 31, 2000 were as follows:

Class B

Class I

Prepayment speed

0

0

Weighted average life in years

7.25

4.54

Expected credit losses

0

0

Residual cash flows discount rate

7.798

8.844

Treasury rate interpolated for average life

4.97

4.96

Spread over treasuries

2.83%

3.88%

Duration in years

5.201

3.611

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3. INVESTMENTS (CONTINUED)

Key economic assumptions and the sensitivity of the current fair value of cash flows in those assumptions are as follows:

Commercial Mortgages

Class B

Class I

Carrying amount of retained

Interests

$ 14,933

$ 8,818

Fair value of retained interests

16,460

8,099

Weighted average life in years

9.57

3.80

Expected Credit Losses

Impact on fair value of .025% of adverse change

0

0

Impact on fair value of 20% of adverse change

0

0

Residual Cash flows Discount Rate

Impact on fair value of 10% of adverse change

16,250

7,810

Impact on fair value of 20% of adverse change

16,037

7,754

The total principal amount of the commercial mortgage loans was $165.8 million at December 31, 2002, none of which were 60 days or more past due.  There were no net credit losses incurred relating to the commercial mortgage loans at the date of securitization and at December 31, 2002.

SECURITIES LENDING

The Company has a securities lending program operated on its behalf by the Company's primary custodian, Chase Manhattan Bank of New York. The custodian has indemnified the Company against losses arising from this program. There were no securities out on loan at December 31, 2002 and 2001.   The income resulting from this program was $252,000, $126,000, and $48,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3. INVESTMENTS (CONTINUED)

LEVERAGED LEASES

The Company is a lessor in a leverage lease agreement entered into on October 21, 1994, under which equipment having an estimated economic life of 25-40 years was originally leased for a term of 9.78 years.  During 2001, the lease term was extended until 2010.  The Company's equity investment represented 22.9% of the purchase price of the equipment. The balance of the purchase price was furnished by third-party long-term debt financing, collateralized by the equipment and non-recourse to the Company. At the end of the lease term, the master lessee may exercise a fixed price purchase option to purchase the equipment. The Company's net investment in leveraged leases is composed of the following elements:

Year ended December 31,

2002

2001

Lease contract receivable

$ 56,760

$ 68,418

Less: non-recourse debt

(23,485)

(36,096)

Net Receivable

33,275

32,322

Estimated value of leased assets

21,420

21,420

Less: unearned and deferred income

(17,323)

(18,231)

Investment in leveraged leases

37,372

35,511

Less: fees

(187)

(212)

Net investment in leveraged leases

$ 37,185

$ 35,299

DERIVATIVES

The Company uses derivative financial instruments for risk management purposes to hedge against specific interest rate risk, to alter investment rate exposures arising from mismatches between assets and liabilities, and to minimize the Company's exposure to fluctuations in interest rates, foreign currency exchange rates and general market conditions. The derivative financial instruments used by the Company include swaps and options. The Company does not hold or issue any derivative instruments for trading purposes.

SWAPS

Swap agreements are contracts with other parties to exchange at specified intervals, the difference between fixed and floating rate interest amounts based upon a notional principal amount. No cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counter-party at each interest payment date.  The Company enters into interest rate swap agreements to hedge against exposure to interest rate fluctuations.  Because the underlying principal is not exchanged, the Company's maximum exposure to counterparty credit risk is the difference in payments exchanged. The net payable/receivable is recognized over the life of the swap contract as an adjustment to net investment income.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3. INVESTMENTS (CONTINUED)

In 2000, the Company launched a new GIC program.  Each deal is highly-individualized but typically involves the issuance of foreign currency denominated contracts backed by cross currency swaps or equity linked cross currency swaps.  The combination of these swaps with interest rate swaps allows the Company to lock in U.S. dollar fixed rate payments for the life of the contract.

The net (decrease) increase in net investment income related to swap settlement payments was $(34.2) million, $(23.5) million, and $.2 million for the years ended December 31, 2002, 2001 and 2000, respectively.

The Company does not employ hedge accounting treatment.  As a result, changes in the fair value of swaps are reported in current period operations as a component of net investment income.  The net decrease to net investment income due to changes in the fair value of swaps was $73.1 million, $64.3 million and $53.4 million for the years ended December 31, 2002, 2001 and 2000, respectively.

The Company recognized gross realized gains on swaps of  $3.9 million, $6.2 million and $3.9 million in 2002, 2001, and 2000, respectively, as well as gross realized losses of $12.0 million, $8.9 million, and $1.2 million during 2002, 2001, and 2000, respectively.

The Company's primary risks associated with these transactions are exposure to potential credit loss in the event of non-performance by counter-parties and market risk. The Company regularly assesses the strength of the counter-parties and generally enters into transactions with counter-parties rated "A" or better by nationally recognized ratings agencies. Management believes that the risk of incurring losses related to credit risk is remote. As of December 31, 2002 and 2001, the Company's derivatives had no significant concentration of credit risk.

The Company is required to pledge and receive collateral for open derivative contracts.  The amount of collateral that is required is determined by agreed upon thresholds with the counter-parties.  The Company currently pledges cash and U.S. Treasury bonds to satisfy this collateral requirement.  At December 31, 2002 and 2001, $37.0 million and $32.9 million, respectively, of fixed maturities were pledged as collateral and are included with fixed maturities.

OPTIONS

Options are legal contracts that give the contractholder the right to buy or sell a specific amount of the underlying interest at a strike price upon exercise of the option.  The Company also utilizes options to hedge against stock market exposure inherent in the mortality and expense risk charges and guaranteed minimum death benefit features of the Company's variable annuities.

The net increase (decrease) in net investment income related to changes in the fair value of options was $9.0 million, $(28.9) million and $(13.5) million for the years ended December 31, 2002, 2001 and 2000, respectively. The Company does not employ hedge accounting treatment.  As a result, changes in the fair value of swaps are reported in current period operations as a component of net investment income.

The Company recognized gross realized gains on options of $140.5 million, $4.0 million and $0 in 2002, 2001, and 2000, respectively, as well as gross realized losses of $10.9 million, $0, and $0 during 2002, 2001, and 2000, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

3. INVESTMENTS (CONTINUED)

The Company's underlying notional or principal amounts associated with open derivatives positions were as follows:

 Outstanding at
December 31, 2002

Notional

Fair Value

Principal

Asset (Liability)

Amounts

Interest rate swaps

$

1,683,250

$      (182,204)

Currency swaps

761,424

97,398

Equity swaps

293,994

(3,171)

Equity index options

1,153,168

213,174

Total

$

3,891,836

$ 125,197

 Outstanding at
December 31, 2001

Notional Principal Amounts

 Fair Value
Asset (Liability)

Interest rate swaps

$

1,327,496

$        (73,495)

Currency swaps

697,557

(22,918)

Equity swaps

259,607

(34,008)

Equity index options

1,428,323

81,000

Total

$

3,712,983

$ (49,421)

At December 31, 2002, the net unrealized gains on derivatives are included with other invested assets.  As of December 31, 2001, the net unrealized losses are included with other liabilities on the financial statements.

4. NET REALIZED INVESTMENT GAINS AND LOSSES

Net realized investment gains (losses) consisted of the following:

2002

2001

2000

Fixed maturities

$ 37,633

$ 29,694

$ (14,962)

Mortgage and other loans

4,648

(2,557)

2,057

Real estate

514

1,150

5,211

Derivative instruments

121,445

1,261

2,768

Short term investments

2

196

(22)

Write-down of fixed maturities

(27,545)

(6,050)

(14,957)

Total

$ 136,697

$ 23,694

$ (19,905)

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

5. NET INVESTMENT INCOME

Net investment income consisted of the following:

2002

2001

2000

Fixed maturities

$ 289,196

$ 320,810

$ 265,608

Equity securities

-

-

-

Mortgage and other loans

69,802

73,050

77,807

Real estate

7,855

5,961

8,868

Policy loans

2,645

2,967

3,047

Derivatives

(98,363)

(116,779)

(66,944)

Other

(2,714)

189

4,798

Gross investment income

268,421

286,198

293,184

Less: Investment expenses

3,144

3,706

5,510

Net investment income

$ 265,277

$ 282,492

$ 287,674

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosure about Fair Value of Financial Instruments", excludes certain insurance liabilities and other non-financial instruments from its disclosure requirements.  The fair value amounts presented herein do not include the expected interest margin (interest earnings over interest credited) to be earned in the future on investment-type products or other intangible items.  Accordingly, the aggregate fair value amounts presented herein do not necessarily represent the underlying value to the Company.  Likewise, care should be exercised in deriving conclusions about the Company's business or financial condition based on the fair value information presented herein.

The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 2002 and 2001:

December 31, 2002

December 31, 2001

Carrying

Estimated

Carrying

Estimated

Amount

Fair Value

Amount

Fair Value

Financial assets:

Cash and cash equivalents

$ 277,104

$ 277,104

$ 180,141

$ 180,141

Fixed maturities

4,216,661

4,233,181

3,772,178

3,791,834

Short-term investments

171,627

171,627

103,296

103,296

Mortgages

778,962

894,608

915,730

977,857

Derivatives

125,197

125,197

(49,421)

(49,421)

Policy loans

39,317

39,317

42,686

42,686

Other invested assets

60,243

60,243

66,771

66,771

Financial liabilities:

Guaranteed investment contracts

$ 1,768,854

$ 1,681,797

$ 1,320,278

$ 1,336,594

Contractholder deposit funds

1,507,601

1,522,820

1,603,391

1,591,474

Fixed annuity contracts

71,517

70,977

88,400

86,031

Interest sensitive life insurance

116,086

121,908

116,967

117,045

Long-term debt

645,000

688,647

565,000

596,218

Partnership Capital Securities

607,826

616,520

607,826

619,656

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

6. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The fair values of cash and cash equivalents are estimated to be cost plus accrued interest.  The fair values of short-term bonds are estimated to be amortized cost.  The fair values of publicly traded fixed maturities are based upon market prices or dealer quotes.  For privately placed fixed maturities, fair values are estimated by taking into account prices for publicly traded securities of similar credit risk, maturity, repayment and liquidity characteristics.  The fair values of mortgage and other loans are estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Policy loans are stated at unpaid principal balances, which approximate fair value.

The fair values of the Company's general account insurance reserves and contractholder deposits under investment-type contracts (insurance, annuity and pension contracts that do not involve mortality or morbidity risks) are estimated using discounted cash flow analyses or surrender values based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for all contracts being valued. Those contracts that are deemed to have short-term guarantees have a carrying amount equal to the estimated market value.

The fair values of other deposits with future maturity dates are estimated using discounted cash flows.

The fair value of notes payable and other borrowings are estimated using discounted cash flow analyses based upon the Company's current incremental borrowing rates for similar types of borrowings. The carrying amount of all other assets is assumed to approximate fair value.

7. REINSURANCE

INDIVIDUAL INSURANCE

The Company has agreements with SLOC and several unrelated companies which provide for reinsurance of portions of the net-amount-at-risk under certain individual variable universal life, bank owned life insurance ("BOLI"), and corporate owned life insurance ("COLI") policies. These amounts are reinsured on either a monthly renewable or a yearly renewable term basis.

The Company also acts as the reinsurer of risk under the lapse protection benefit under certain universal life contracts issued by SLOC.  One hundred percent of such risk is retroceded to Sun Life Financial Insurance and Annuity Company (Bermuda) Ltd.

GROUP INSURANCE

SLNY has an agreement with SLOC whereby SLOC reinsures the mortality risks of the group life insurance contracts. Under this agreement, certain death benefits are reinsured on a yearly renewable term basis.   The agreement provides that SLOC will reinsure mortality risks in excess of $50,000 per claim for group life contracts ceded by SLNY.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 1999

7. REINSURANCE (CONTINUED)

SLNY has an agreement with an unrelated company whereby the unrelated company reinsures the morbidity risks of SLNY's group long-term disability contracts.  Under this agreement, certain long-term disability benefits are reinsured on a yearly renewable term basis.   The agreement provides that the unrelated company will reinsure amounts in excess of $4,000 per claim per month for long-term disability contracts ceded by SLNY.

The effects of reinsurance were as follows:

For the Years Ended December 31,

2002

2001

2000

Insurance premiums:

Direct

$ 49,190

$ 43,980

$ 51,058

Assumed

-

-

-

Ceded

5,616

2,971

6,255

Net premiums

$ 43,574

$ 41,009

$ 44,803

 Insurance and other individual policy benefits and
Claims:

Direct

$ 341,429

$ 314,750

$ 346,411

Assumed

-

-

-

Ceded

4,125

5,063

8,077

Net policy benefits and claims

$ 337,304

$ 309,687

$ 338,334

The Company is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the reinsurance companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely.  However, to limit the possibility of such losses, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk.

8. RETIREMENT PLANS

PENSION PLANS

Through December 31, 2001, the Company was a participant in a non-contributory defined benefit pension plan for employees sponsored by SLOC.  Consistent with the transfer of all employees to Sun Life of Canada U.S. on January 1, 2002, the plan sponsorship for the employee and the agent pension plan was transferred to the Company.  Expenses are allocated to participating companies based on a manner consistent with the allocation of employee compensation expenses.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

8.  RETIREMENT PLANS (CONTINUED)

The Company's funding policies for the pension plans are to contribute amounts which at least satisfy the minimum amount required by the Employee Retirement Income Security Act of 1974 ("ERISA"); currently the plans are fully-funded.  Most pension plan assets consist of separate accounts of SLOC or other insurance company contracts.

The following table sets forth the change in the pension plan's projected benefit obligations and assets, as well as the plan's funded status at December 31 (in 000's):

2002

Change in projected benefit obligation:

Projected benefit obligation at beginning of year

$ 149,595

Service cost

8,436

Interest cost

10,673

Actuarial (gain)

(8,075)

Benefits paid

(4,925)

Plan amendments

3,946

Projected benefit obligation at end of year

$ 159,650

Change in fair value of plan assets:

Fair value of plan assets at beginning of year

$ 212,965

Other

(888)

Actual return on plan assets

(27,682)

Benefits paid

(4,925)

Transfer due to change in plan sponsor

-

Fair value of plan assets at end of year

$ 179,470

Funded status

$ 19,820

Unrecognized net actuarial loss

38,632

Unrecognized transition obligation

(19,545)

Unrecognized prior service cost

9,132

Prepaid benefit cost

$ 48,039

The Company's share of the projected benefit obligation for the years ended December 31, 2001 and 2000 was $140.6 million and $109.7 million, respectively.

The Company's share of the fair value of plan assets at December 31, 2001 and 2000 was $177.3 million and $163.2 million, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

8.  RETIREMENT PLANS (CONTINUED)

The Company's share of the prepaid benefit costs at December 31, 2001 and 2000 was $29.2 million and $26.8 million, respectively.

The following table sets forth the components of the net periodic pension cost for the year ended December 31 (in 000's)

2002

Components of net periodic benefit cost:

Service cost

$ 8,437

Interest cost

10,674

Expected return on plan assets

(18,395)

Amortization of transition obligation asset

(3,051)

Amortization of prior service cost

216

Recognized net actuarial loss (gain)

120

Net periodic benefit cost

$ (1,999)

The Company's share of net periodic benefit cost

$ 3,834

The projected benefit obligations were based on calculations that utilize certain assumptions. The assumed weighted average discount rate was 6.75%, 7.00% and 7.50% for the years ended December 31, 2002, 2001 and 2000, respectively. The expected return on plan assets for 2002, 2001 and 2000 was 8.75% and the assumed rate of compensation increase was 4.0% for 2002, and 4.5% for 2001 and 2000.  The Company's share of the net periodic benefit costs for the years ended December 31, 2001 and 2000 were $1.0 million and $0.81 million, respectively.

The Company sponsors and participates in a 401(k) savings plan for which substantially all employees of at least age 21 are eligible for at date of hire. Under the plan, the Company matches up to specified amounts, the employees' contributions to the plan.  The amount of the 2002 employer contributions under plan sponsorship for the Company and its affiliates was $4.03 million.  Amounts are allocated to affiliates based on employees' contributions.  The Company's portion of the expense was $956,000, $462,000 and $354,000 for the years ended December 31, 2002, 2001, and 2000, respectively.

OTHER POST-RETIREMENT BENEFIT PLANS

Through December 31, 2001, the Company was a participant in a post-retirement benefit pension plan for employees sponsored by SLOC providing certain health, dental, and life insurance benefits ("post-retirement benefits") for retired employees and dependents.  Consistent with the transfer of all employees to Sun Life of Canada U.S. on January 1, 2002, the plan sponsorship was transferred to the Company.  Expenses are allocated to participating companies based on the number of participants.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

8. RETIREMENT PLANS (CONTINUED)

Substantially all employees of the participating companies may become eligible for these benefits if they reach normal retirement age while working for the Company, or retire early upon satisfying an alternate age plus service condition.  Life insurance benefits are generally set at a fixed amount.  The following table sets forth the change in other post-retirement benefit plans' obligations and assets, as well as the plans' funded status at December 31, 2002 (in 000's):

Change in benefit obligation:

Benefit obligation at beginning of year

$ 45,515

Service cost

1,195

Interest cost

2,488

Actuarial (gain)

(7,586)

Benefits paid

(2,202)

Plan Amendments

(3,429)

Benefit obligation at end of year

$ 35,981

Change in fair value of plan assets:

Fair value of plan assets at beginning of year

$ -

Employer contributions

2,202

Benefits paid

(2,202)

Fair value of plan assets at end of year

$ -

Funded Status

$ (35,981)

Unrecognized net actuarial loss

12,477

Unrecognized prior service cost

(3,138)

Accrued benefit cost

$ (26,642)

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

8.  RETIREMENT PLANS (CONTINUED)

The following table sets forth the components of the net periodic post-retirement benefit costs for the year ended December 31 (in 000's):

2002

Components of net periodic benefit cost

Service cost

$ 1,195

Interest cost

2,488

Amortization of prior service cost

(241)

Recognized net actuarial loss

933

Net periodic benefit cost

$ 4,375

The Company's share of net periodic benefit cost

$ 380

The Company's share of the benefit obligation for the years ended December 31, 2001 and 2000 was $29.2 million and $17.1 million, respectively.

The Company's share of the accrued benefit cost at December 31, 2001 and 2000 was $13.4 million and $12.1 million, respectively.

The Company's share of the net periodic benefit costs for the years ended December 31, 2001 and 2000 was $256,000 and $219,000 respectively.

In order to measure the post-retirement benefit obligation at December 31, 2002, the Company assumed a 12.0% annual rate of increase in the per capita cost of covered health care benefits.  In addition, medical cost inflation is assumed to be 11% in 2003 and assumed to decrease gradually to 5.5% for 2013 and remain at that level thereafter.  Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans.  For example, increasing the health care cost trend rate assumptions by one percentage point in each year would increase the accumulated post-retirement benefit obligation at December 31, 2002 by $4.3 million, and the aggregate of the service and interest cost components of net periodic post-retirement benefit expense for 2002 by $0.6 million.  Conversely, decreasing assumed rates by one percentage point in each year would decrease the accumulated post-retirement benefit obligation at December 31, 2002 by $3.6 million, and the aggregate of the service and interest cost components of net periodic post-retirement benefit expense for 2002 by $0.5 million.  The assumed weighted average discount rate used in determining the post-retirement benefit obligation was 6.75% for 2002, 7.00% for 2001 and 7.50% for 2000.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

9. FEDERAL INCOME TAXES

The Company and its subsidiaries file a consolidated federal income tax return with Sun Life Assurance Company of Canada- U.S. Operations Holdings, Inc.  Federal income taxes are calculated as if the Company was filing a separate federal income tax return.  A summary of the components of federal income tax expense (benefit) in the consolidated statements of income for the years ended December 31 was as follows:

2002

2001

2000

Federal income tax expense (benefit):

Current

$

(74,702)

$

(81,820)

$

(8,536)

Deferred

28,528

58,498

(53,145)

Total

$

(46,174)

$

(23,322)

$

(61,681)

Federal income taxes attributable to the consolidated operations are different from the amounts determined by multiplying income before federal income taxes by the expected federal income tax rate of 35%. The Company's effective rate differs from the federal income tax rate as follows:

2002

2001

2000

Expected federal income tax benefit

$

(22,423)

$

(13,435)

$

(21,455)

Low income housing credit

(6,138)

(6,138)

(5,805)

Additional tax benefit

(16,700)

(4,200)

(35,897)

Other

(913)

451

1,476

Federal income tax benefit

$

(46,174)

$

(23,322)

$

(61,681)

The deferred income tax (asset) liability represents the tax effects of temporary differences between the carrying amounts of assets and liabilities used for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax (assets) and liabilities as of December 31, 2002 and 2001 were as follows:

2002

2001

Deferred tax assets:

Actuarial liabilities

$ 54,928

$ 92,323

Other

18,462

38,870

Total deferred tax assets

$ 73,390

$ 131,193

Deferred tax liabilities:

Deferred policy acquisition costs

(104,199)

(181,647)

Investments, net

(73,927)

(48,710)

Total deferred tax liabilities

$ (178,126)

$ (230,357)

Net deferred tax liabilities

$ (104,736)

$ (99,164)

The Company makes payments under the tax sharing agreements as if it were filing as a separate company.

The Company's federal income tax returns are routinely audited by the Internal Revenue Service, and provisions are made in the consolidated financial statements in anticipation of the results of these audits. The Company is currently under audit by the IRS for the years 1998 through 2000.  In the Company's opinion, adequate tax liabilities have been established for all years and any adjustments that might be required for the years under audit will not have a material effect on the Company's financial statements. However, the amounts of these tax liabilities could be revised in the future if estimates of the Company's ultimate liability are revised.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

10. LIABILITY FOR UNPAID CLAIMS AND CLAIMS ADJUSTMENT EXPENSES

Activity in the liability for unpaid claims and claims adjustment expenses related to the Company's group life and group disability products is summarized below:

2002

2001

Balance at January 1

$ 23,615

$ 20,574

Less reinsurance recoverable

(6,078)

(5,067)

Net balance at January 1

17,537

15,507

Incurred related to:

Current year

12,062

11,354

Prior years

(1,946)

(786)

Total incurred

10,116

10,568

Paid losses related to:

Current year

(6,660)

(5,446)

Prior years

(3,320)

(3,092)

Total paid

(9,980)

(8,538)

Balance at December 31

24,294

23,615

Less reinsurance recoverable

(6,621)

(6,078)

Deconsolidation of SLNY

(17,673)

-

Net balance at December 31

$ -

$ 17,537

The Company regularly updates its estimates of liabilities for unpaid claims and claims adjustment expenses as new information becomes available and further events occur which may impact the resolution of unsettled claims for its group disability lines of business. Changes in prior estimates are recorded in results of operations in the year such changes are determined to be needed.  As a result of the merger of SLNY and KBL, the liabilities of SLNY, including all of the group liabilities for the Company, are no longer consolidated with the liabilities of the Company.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

11. DEFERRED POLICY ACQUISITION COSTS

The following illustrates the changes to the DAC:

2002

2001

Balance at January 1

$ 765,716

$ 761,988

Acquisition costs deferred

95,244

137,879

Amortized to expense during the year

(243,927)

(120,733)

Adjustment for unrealized investment gains (losses) during the year

(19,059)

(13,418)

Deconsolidation of SLNY

(12,159)

-

Balance at December 31

$ 585,815

$ 765,716

During 2002, DAC amortization was increased as a result of actual results and revised estimates of future gross profits.  The change in the market value of separate accounts assets (approximately $57.0 million) and revised cash flow assumptions (approximately $39.0 million) were the major items affecting the change in gross profit assumptions.

12. SEGMENT INFORMATION

The Company offers financial products and services such as fixed and variable annuities, guaranteed investment contracts, retirement plan services, and life insurance on an individual and group basis, as well as disability insurance on a group basis. Within these areas, the Company conducts business principally in three operating segments and maintains a Corporate segment to provide for the capital needs of the three operating segments and to engage in other financing related activities.  Net investment income is allocated based on segmented assets by line of business.

Management evaluates the results of the operating segments on an after-tax basis.  The Company does not depend on one or a few customers, brokers or agents for a significant portion of its operations.

The Wealth Management segment markets and administers individual and group variable annuity products, individual and group fixed annuity products which include market value adjusted annuities, and other retirement benefit products. The Company began offering GICS to unrelated third parties in overseas markets during the second quarter of 2000.  These contracts may contain any of a number of features including variable or fixed interest rates and equity index options and may be denominated in foreign currencies.  The Company uses derivative instruments to manage the risks inherent in the contract options.

The Individual Protection segment markets and administers a variety of life insurance products sold to individuals and corporate owners of life insurance. The products include whole life, universal life and variable life products.

The Group Protection segment markets and administers group life, long-term disability and stop loss insurance to small and mid-size employers in the State of New York.  As of December 31, 2002, as a result of the SLNY/KBL merger, the results of the Group Protection segment will no longer be consolidated with the Company.

The Corporate segment includes the unallocated capital of the Company, its debt financing, and items not otherwise attributable to the other segments.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

12. SEGMENT INFORMATION (CONTINUED)

The following amounts pertain to the various business segments. Prior years segmented results have been restated to include the results of the Company's investment advisor subsidiary, SCA, with the Wealth Management segment instead of the Corporate segment:

Year ended December 31, 2002

Wealth

Individual

Group

Management

Protection

Protection

Corporate

Totals

Total Revenues

$ 584,408

$ 62,030

$ 20,181

$ 131,332

$ 797,951

Total Expenditures

696,458

61,445

15,630

88,485

862,018

Pretax Income (Loss)

(112,050)

585

4,551

42,847

(64,067)

Net Operating Income (Loss)

(71,691)

464

3,195

48,874

(19,158)

Total Assets

$ 16,659,420

$ 2,704,635

$ -

$ 641,518

$ 20,005,573

Year ended December 31, 2001

Total Revenues

$ 500,992

$ 32,345

$ 19,407

$ 78,562

$ 631,306

Total Expenditures

530,671

28,383

15,930

101,637

676,621

Pretax Income (Loss)

(29,679)

3,962

3,477

(23,075)

(45,315)

Net Operating Income (Loss)

(11,093)

3,443

2,641

(12,873)

(17,882)

Total Assets

$20,286,398

$ 1,685,589

$ 38,105

$ 299,647

$ 22,309,739

Year ended December 31, 2000

Total Revenues

$ 536,630

$ 44,206

$ 17,194

$ 12,403

$ 610,433

Total Expenditures

558,375

44,477

15,350

53,515

671,717

Pretax Income (Loss)

(21,745)

(271)

1,844

(41,112)

(61,284)

Net Operating Income (Loss)

(5,971)

(176)

1,199

7,442

2,494

Total Assets

$22,098,372

$ 1,242,549

$ 30,514

$ 686,233

$ 24,057,668

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

13.  REGULATORY FINANCIAL INFORMATION

The insurance subsidiaries are required to file annual statements with state regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis).  Statutory surplus differs from shareholder's equity reported in accordance with GAAP for stock life insurance companies primarily because policy acquisition costs are expensed when incurred, reserves are based on different assumptions, investments are valued differently, post-retirement benefit costs are based on different assumptions and reflect a different method of adoption, and deferred income taxes are calculated differently.  The statutory financials are not prepared on a consolidated basis.

The Company's statutory surplus and net income (loss) were as follows:

Year ended December 31,

2002

2001

2000

Statutory surplus and capital

$      686,561

$     769,520

$ 940,335

Statutory net loss

$ (131,012)

$ (137,139)

$ (236)

The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the State of Delaware.  Effective January 1, 2001, the State of Delaware required that insurance companies domiciled in the State of Delaware prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures manual, version effective January 1, 2001, subject to any deviations prescribed or permitted by the Delaware Commissioner of Insurance.

Accounting changes adopted to conform to the provisions of the NAIC Accounting Practices and Procedures manual, version effective January 1, 2001, are reported as changes in accounting principles in the statutory financial statements. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned funds (surplus) in the period of the change in accounting principle.  The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods.  As a result of these changes, the Company reported a change of accounting principle in its statutory financial statements, as an adjustment that increased unassigned funds (surplus), by $25.9 million as of January 1, 2001.  This adjustment is due to $25.5 million of net deferred tax assets established as of January 1, 2001, offset by a decrease of $470,000 in the valuation of the Company's obligation for post-retirement benefits other than pensions on an NAIC basis as of January 1, 2001.

14. DIVIDEND RESTRICTIONS

The Company's and its insurance affiliate's ability to pay dividends are subject to certain restrictions. Delaware and New York have enacted laws governing the payment of dividends to stockholders by insurers. These laws affect the dividend paying ability of the Company and SLNY.  Pursuant to Delaware's statute, the maximum amount of dividends and other distributions that an insurer may pay in any twelve-month period, without prior approval of the Delaware Commissioner of Insurance, is limited to the greater of (i) 10% of its statutory surplus as of the preceding December 31, or (ii) the individual company's statutory net gain from operations for the preceding calendar year (if such insurer is a life company), or its net income (not including realized capital gains) for the preceding calendar year (if such insurer is not a life company).  Any dividends to be paid by an insurer, whether or not in excess of the aforementioned threshold, from a source other than statutory surplus, would also require the prior approval of the Delaware Commissioner of Insurance.  The Company did not pay any dividends in 2002 and paid $15.0 million and $10.0 million of dividends to its parent, SLC (U.S.) Holdings, during 2001, and 2000, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

14. DIVIDEND RESTRICTIONS (CONTINUED)

On September 20, 2000, New York insurance law was amended to permit a domestic stock life insurance company to distribute a dividend to its shareholders, without notice to the New York Superintendent of Insurance, where the aggregate amount of such dividend in any calendar year does not exceed the lesser of:  (1) ten percent of its surplus to policyholders as of the immediately preceding calendar year; or (2) its net gain from operations for the immediately preceding calendar year, not including realized capital gains.  Under the previous law, domestic stock life insurers were prohibited from distributing any dividends to shareholders unless the insurer filed a notice of its intention to declare a dividend and its amount with the superintendent at least 30 days in advance of the proposed declaration, and such proposed distribution was not disapproved by the superintendent.  No dividends were paid during 2002 or 2001.  Dividends in the amount of $4.7 million were declared and paid during 2000 by the SLNY to the Company.  These dividends were approved by the Board of Directors and the State of New York Insurance Department.

15. COMMITMENTS AND CONTINGENCIES

REGULATORY AND INDUSTRY DEVELOPMENTS

Unfavorable economic conditions may contribute to an increase in the number of insurance companies that are under regulatory supervision.  This may result in an increase in mandatory assessments by state guaranty funds, or voluntary payments by solvent insurance companies to cover losses to policyholders of insolvent or rehabilitated companies. Mandatory assessments, which are subject to statutory limits, can be partially recovered through reduction in future premium taxes in some states. Under insurance guaranty fund laws in each state, the District of Columbia and Puerto Rico, insurers licensed to do business can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's solvency and further provide annual limits on such assessments.  Part of the assessments paid by the Company pursuant to these laws may be used as credits for a portion of the associated premium taxes.

LITIGATION

The Company is not aware of any contingent liabilities arising from litigation, income taxes and other matters that could have a material effect upon the financial condition of the Company.

LINES OF CREDIT

The Company has syndicated two lines of credit each in the amount of $250 million.  There are 15 banks in the syndicate of lenders. The banks have committed to lend funds of up to $500 million when requested by the Company at prevailing rates determined in accordance with the line of credit agreements.  One line of credit terminates October 2003, the other in October 2007.  As of December 31, 2002, no amounts have been borrowed.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2002, 2001 and 2000

LEASE COMMITMENTS

The Company leases various facilities and equipment under operating leases with terms of up to 25 years. As of December 31, 2002, minimum future lease payments under such leases are as follows:

2003

241

2004

243

2005

250

2006

257

2007

264

Thereafter

202

Total

$ 1,457

Total rental expense for the years ended December 31, 2002, 2001 and 2000 was $7.6 million, $6.9 million and $5.0 million, respectively.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Sun Life Assurance Company of Canada (U.S.)

Wellesley, Massachusetts

We have audited the accompanying consolidated balance sheets of Sun Life Assurance Company of Canada (U.S.) and its subsidiaries (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2002.  Our audits also included the financial statement schedules listed in the Index at Item 15.  These financial statements and financial statement schedules are the responsibility of the Company's management.  Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Sun life Assurance Company of Canada (U.S.) and its subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.  Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities".

Deloitte & Touche LLP

Boston, Massachusetts

February 21, 2003

PRO FORMA FINANCIAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)

Pro-Forma Balance Sheets

(in thousands)

December 31, 2002

(Unaudited)

(Unaudited)

Pro-Forma

(Unaudited)

Keyport Life

Sun Life (U.S.)

Adjustments

Surviving Entity

Assets

Cash and Investments:

Available for Sale fixed Maturities

14,219,184

2,211,836

(8,000)

16,423,020

Trading Fixed Maturities

-

1,404,825

1,404,825

Subordinated note from affiliate held-to maturity

-

600,000

600,000

Short-term investments

6,390

171,627

178,017

Mortgage loans

169,567

778,962

948,529

Equity Securities

1,127

-

1,127

Equity Investment in Affiliate

-

95,803

(95,803)

-

Real Estate

-

79,783

79,783

Policy Loans

642,712

39,317

682,029

Other Invested Assets

486,093

379,719

865,812

Cash and Cash Equivalents

448,446

277,104

725,550

Total Cash and Investments

15,973,519

6,038,976

(103,803)

21,908,692

Accrued Investment Income

189,798

66,771

256,569

Deferred Policy Acquisition Costs

209,833

585,815

795,648

Value of business acquired

57,692

-

57,692

Goodwill

705,202

-

705,202

Current Income tax receivable

53,917

-

53,917

Receivable for Investments Sold

107,608

3,013

110,621

Other Assets

143,527

121,919

265,446

Separate Account Assets

2,334,755

13,383,358

15,718,113

Total assets

19,775,851

20,199,852

(103,803)

39,871,900

Liabilities

  Contractholder deposit funds and other policy
liabilities

14,434,364

3,517,720

17,952,084

Future Contract and policy benefits

40,510

677,163

717,673

Unearned Revenue

-

-

-

Payable for Investments purchased

308,317

57,129

365,446

Accrued Expenses and taxes

-

117,519

117,519

Deferred federal income taxes

(76,012)

104,736

(2,800)

25,924

Long-term Debt payable to affiliates

380,000

645,000

1,025,000

Partnership capital securities

-

607,826

607,826

Other liabilities

320,978

242,901

563,879

Separate account liabilities

2,317,611

13,383,358

15,700,969

Total liabilities

17,725,768

19,353,352

(2,800)

37,076,320

Minority Interest

95,803

-

(95,803)

-

Stockholders Equity

Common Stock

3,015

6,437

(3,015)

6,437

Additional paid-in-capital

1,682,080

388,672

1,136

2,071,888

Accumulated other comprehensive income

198,517

47,384

3,010

248,911

Retained Earnings

70,668

404,007

(6,331)

468,344

Total Stockholders Equity

1,954,280

846,500

(5,200)

2,795,580

Total Liabilities, MI and Stockholders Equity

19,775,851

20,199,852

(103,803)

39,871,900

Sun Life Assurance Company of Canada (U.S.)

Pro-Forma Statements of Income

(in thousands)

For the Year Ended 12/31/02

(Unaudited)

(Unaudited)

Pro Forma

(Unaudited)

Keyport Life

Sun Life (U.S.)

Adjustments

Surviving Entity

Revenues:

Premiums and annuity considerations

20,285

43,574

(20,285)

43,574

Net investment income

833,881

360,914

(9,585)

1,185,210

Derivative income

(185,613)

26,328

-

(159,285)

Net realized investments gains (losses)

(48,461)

17,978

(8,483)

(38,966)

Fee and other income

66,632

352,403

(5,935)

413,100

Total revenues

686,724

801,197

(44,288)

1,443,633

Benefits and Expenses:

Interest Credited

575,485

132,856

(3,651)

704,690

Interest Expense

9,546

96,497

-

106,043

Policyowner benefits

29,489

207,695

(16,022)

221,162

Amortization of DAC and VOBA

15,602

243,927

(8,016)

251,513

Other Operating Expenses

85,464

184,289

(9,547)

260,206

Total benefits and expenses

715,586

865,264

(37,236)

1,543,614

Income(Loss) before income tax expense and MI

(28,862)

(64,067)

(7,052)

(99,981)

Income Tax expense (benefit)

-

Federal

(11,025)

(46,174)

(2,250)

(59,449)

State

1,265

1,265

Income tax expense (benefit)

(11,025)

(44,909)

(2,250)

(58,184)

Income (Loss) before Minority Interest

(17,837)

(19,158)

(4,802)

(41,797)

Minority Interest

(1,612)

-

1,612

-

Net Income (loss)

(16,225)

(19,158)

(6,414)

(41,797)

KEYPORT LIFE INSURANCE COMPANY

FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Keyport Life Insurance Company

Wellesley, Massachusetts

We have audited the accompanying consolidated balance sheet of Keyport Life Insurance Company (the "Company") and subsidiaries as of December 31, 2002, and the related consolidated statements of income, comprehensive income, stockholder's equity and cash flows for the year ended December 31, 2002.  Our audit also included the related financial statement schedules listed in the Index at Item 15.  These financial statements and financial statement schedules are the responsibility of the Company's management.  Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Keyport Life Insurance Company and subsidiaries at December 31, 2002, and the results of their operations and their cash flows for the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.  Also, in our opinion, such related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2002, the Company adopted the provisions of the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

Deloitte & Touche LLP

Boston, Massachusetts

February 21, 2003

Report of Independent Auditors

The Board of Directors

Keyport Life Insurance Company

We have audited the consolidated balance sheet of Keyport Life Insurance Company as of December 31, 2001, and the related consolidated statements of income, stockholder's equity, comprehensive income, and cash flows for the ten-month period ended October 31, 2001 and the two-month period ended December 31, 2001 and for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Keyport Life Insurance Company at December 31, 2001, and the consolidated results of its operations and its cash flows for the ten-month period ended October 31, 2001 and the two-month period ended December 31, 2001 and for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 3 to the financial statements, in 2001, the Company changed its method of accounting for its derivatives.

ERNST & YOUNG LLP

Boston, Massachusetts

February 7, 2002

(except for the second paragraph of "Principles of Consolidation" in Note 2, as to which the date is December 31, 2002)

KEYPORT LIFE INSURANCE COMPANY

CONSOLIDATED BALANCE SHEETS

(in thousands)

December 31,

2002

2001

ASSETS

Restated

Cash and investments:

Fixed maturities available for sale (amortized cost: 2002 -$13,858,732;

2001 -$12,166,570)

$ 14,219,184

$ 12,108,767

Equity securities (cost: 2002 - $1,105; 2001 - $36,859)

1,127

39,658

Mortgage loans

169,567

31,124

Policy loans

642,712

636,351

Other invested assets

280,465

521,259

Short term investments

6,390

17,758

Cash and cash equivalents

448,446

2,117,200

Total cash and investments

15,767,891

15,472,117

Accrued investment income

189,798

185,268

Deferred policy acquisition costs

209,833

47,611

Value of business acquired

57,692

95,155

Goodwill

705,202

714,755

Current income tax receivable

53,917

1,622

Deferred income tax asset

76,012

181,175

Intangible assets

11,814

12,100

Receivable for investments sold

107,608

21,797

Other assets

64,867

36,306

Separate account assets

2,334,755

2,995,094

Total assets

$ 19,579,389

$ 19,763,000

LIABILITIES, MINORITY INTEREST AND STOCKHOLDER'S EQUITY

Liabilities:

Future contract and policy benefits

 $        40,510

 $        39,919

Policy liabilities

14,434,364

13,710,588

Payable for investments purchased and loaned

308,317

1,165,609

Other liabilities

428,504

59,602

Separate account liabilities

2,317,611

2,966,820

Total liabilities

17,529,306

17,942,538

Commitments and contingencies - Note 13

Minority interest

95,803

73,485

Stockholder's equity:

Common stock, $1.25 par value; authorized 2,500 shares;

2,412 issued and outstanding

3,015

3,015

Additional paid-in capital

1,682,080

1,688,841

Retained earnings

 70,668

86,893

Accumulated other comprehensive income (loss)

198,517

(31,772)

Total stockholder's equity

1,954,280

1,746,977

Total liabilities, minority interest and stockholder's equity

$ 19,579,389

$ 19,763,000

The accompanying notes are an integral part of the consolidated financial statements

KEYPORT LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

Year Ended

For the 2 month period ended December 31,

For the 10 month period ended

Year Ended

December 31,

2001

October 31,

December 31,

2002

Restated

2001

2000

Revenues:

Net investment income, including distributions from

private equity limited partnerships

$ 802,297

$ 146,603

$ 735,641

$ 856,808

Interest credited to policyholders

575,485

107,315

498,668

539,643

Investment spread

226,812

39,288

236,973

317,165

Net realized investment gains (losses)

(41,148)

2,223

(22,790)

(35,796)

Net derivative gains (losses)

(123,426)

99,972

446

-

Net change in unrealized and undistributed (losses)

gains in private equity limited partnerships

(7,591)

-

(17,088)

31,604

Premiums

20,285

4,057

-

-

Fee income:

Surrender charges

29,291

2,261

13,654

24,266

Separate account income

30,587

8,699

44,460

43,518

Management fees

6,754

1,080

5,715

6,207

Total fee income

66,632

12,040

63,829

73,991

Expenses:

Policy benefits

29,489

4,629

4,869

4,997

Operating expenses

94,724

12,499

55,710

64,875

Amortization of deferred policy acquisition costs

23,241

1,694

95,507

116,123

Amortization of value of business acquired

22,686

3,828

-

-

Amortization of intangible assets

286

-

1,047

1,256

Total expenses

170,426

22,650

157,133

187,251

(Loss) income before income taxes, minority interest and

Cumulative effect of accounting changes

(28,862)

134,930

104,237

199,713

Income tax expense (benefit)

(11,025)

47,228

26,635

57,128

(Loss) income before minority interest and cumulative effect of accounting changes, net of tax

(17,837)

87,702

77,602

142,585

Minority interest share of (loss) income

(1,612)

809

-

-

(Loss) income before cumulative effect of

accounting changes

(16,225)

86,893

77,602

142,585

Cumulative effect of accounting changes, net of tax

-

-

60,847

-

Net (loss) income

$ (16,225)

$ 86,893

$ 16,755

$ 142,585

The accompanying notes are an integral part of the consolidated financial statements

KEYPORT LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

Year Ended

For the 2 month period ended December 31,

For the 10 month period ended

Year Ended

December 31,

2001

October 31,

December 31,

2002

Restated

2001

2000

Net (loss) income

$ (16,225)

$ 86,893

$ 16,755

$ 142,585

Other comprehensive income

Net change in unrealized holding gains (losses) on

available-for-sale securities

$ 359,070

$ (52,372)

$ 415,507

$ 213,396

Net change in deferred acquisition costs

(20,800)

600

(343,300)

(192,300)

Net change in value of business acquired

(32,923)

5,700

-

-

Reclassification adjustments of realized investment

gains (losses) into net income (loss)

48,944

(2,800)

29,300

45,900

Income tax (expense) benefit

(124,002)

17,100

(16,400)

67,300

Other comprehensive income (loss), net of tax

$ 230,289

$ (31,772)

$ 85,107

$ 134,296

Comprehensive income

$ 214,064

$ 55,121

$ 101,862

$ 276,881

The accompanying notes are an integral part of the consolidated financial statements

KEYPORT LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

(in thousands)

Accumulated

Additional

Other

Common

Paid-in

Retained

Comprehensive

Stock

Capital

Earnings

Income (Loss)

Total

Balance, December 31, 1999

3,015

505,933

665,055

(160,615)

1,013,388

Net income

-

-

142,585

-

142,585

Other comprehensive income, net of tax:

-

-

-

134,296

134,296

Dividends paid

-

-

(10,034)

-

(10,034)

Balance, December 31, 2000

3,015

505,933

797,606

(26,319)

1,280,235

Net income

-

-

16,755

-

16,755

Other comprehensive income, net of tax:

-

-

-

85,107

85,107

Dividends paid

-

-

(99)

-

(99)

Balance, October 31, 2001

3,015

505,933

814,262

58,788

1,381,998

Sale of stockholder's equity

(3,015)

(505,933)

(814,262)

(58,788)

(1,381,998)

Sun Life acquisition cost

3,015

1,703,462

-

-

1,706,477

Consolidation of SLNY

-

(14,621)

-

-

(14,621)

Net income

-

-

86,893

-

86,893

Other comprehensive income, net of tax:

-

-

-

(31,772)

(31,772)

Balance, December 31, 2001 - Restated

3,015

1,688,841

86,893

(31,772)

1,746,977

Consolidation of SLNY

-

(6,761)

-

-

(6,761)

Net loss

-

-

(16,225)

-

(16,225)

Other comprehensive income, net of tax:

-

-

-

230,289

230,289

Balance, December 31, 2002

$ 3,015

$ 1,682,080

$ 70,668

$ 198,517

$1,954,280

The accompanying notes are an integral part of the consolidated financial statement

KEYPORT LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Year Ended

For the 2 month period ended December 31,

For the 10 month period ended

Year Ended

December 31,

2001

October 31,

December 31,

2002

Restated

2001

2000

Cash flows from operating activities:

Net (loss) income

$ (16,225)

$ 86,893

$ 16,755

$ 142,585

Adjustments to reconcile net (loss) income to net cash

provided by operating activities:

(Loss) income to minority interest

(1,612)

 809

-

-

Cumulative effect of accounting changes

-

-

60,847

-

Non-cash derivative activity

 145,277

(116,870)

94,048

-

Interest credited to policyholders

575,485

107,315

498,668

539,643

Net realized investment losses (gains)

41,148

(2,223)

22,790

35,796

Net change in unrealized and undistributed losses

(gains) in private equity limited partnerships

7,591

-

17,088

(31,604)

Amortization of intangible

286

-

-

-

Amortization of value of insurance in force & DAC

38,180

-

-

-

Net amortization on investments

55,597

(4,980)

(11,544)

59,836

Change in deferred policy acquisition costs

(188,239)

(12,102)

(64,985)

9,023

Change in current and deferred income taxes

(72,383)

49,519

(41,200)

5,783

Net change in other assets and liabilities

(17,171)

20,058

(116,807)

22,487

Net cash provided by operating activities

 567,934

128,419

475,660

783,549

Cash flows from investing activities:

Investments purchased - available for sale

(11,413,485)

(1,511,630)

(1,973,207)

(3,802,286)

Investments sold - available for sale

9,864,337

1,664,219

2,026,942

2,877,082

Investments matured - available for sale

-

-

86,626

894,779

Decrease in policy loans

(6,361)

(4,022)

(11,092)

(21,346)

Decrease in mortgage loans

(138,443)

2,210

2,217

2,692

Other invested assets sold (purchased), net

37,286

(28,689)

46,111

8,336

Net change in short term investments

11,368

(2,689)

-

-

Net cash (used in) provided by

investing activities

(1,645,298)

119,399

177,597

(40,743)

Cash flows from financing activities:

Withdrawals from policyholder accounts

(2,292,504)

(469,068)

(1,993,388)

(2,249,950)

Deposits to policyholder accounts

2,473,975

446,220

1,565,504

1,569,168

Debt proceeds

380,000

-

-

-

Net change in securities lending

(1,152,861)

30,900

(106,709)

600,386

Dividend

-

-

-

(10,034)

Net cash (used in) provided by

financing activities

(591,390)

8,052

(534,593)

(90,430)

Change in cash and cash equivalents

(1,668,754)

 255,870

118,664

652,376

Cash from consolidation of SLNY

-

14,387

-

-

Cash and cash equivalents at beginning of period

2,117,200

1,846,943

1,728,279

1,075,903

Cash and cash equivalents at end of period

$ 448,446

$ 2,117,200

$ 1,846,943

$ 1,728,279

The accompanying notes are an integral part of the consolidated financial statements

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

1.  Change of Control

Through October 31, 2001, Keyport Life Insurance Company ("the Company") was a wholly owned subsidiary of Liberty Financial Companies, Incorporated ("LFC"), which is a majority-owned, indirect subsidiary of Liberty Mutual Insurance Company ("Liberty Mutual").

On May 3, 2001, LFC announced that it had reached a definitive agreement to sell its annuity and bank marketing businesses to Sun Life Financial Services of Canada Inc. ("SLF"), a Canadian holding company and parent of Sun Life Assurance Company of Canada ("SLOC").  The transaction was subject to customary conditions to closing, including receipt of approvals by various state insurance regulators in the U.S., certain other regulatory authorities in the U.S. and Canada and LFC's shareholders.

Effective after the close of business on October 31, 2001, all required approvals had been obtained and SLF Holdings, acquired the Company for approximately $1.7 billion in cash.  As part of the acquisition, SLF Holdings, another indirect subsidiary of SLOC, acquired Independent Financial Marketing Group, Inc. ("IFMG"), an affiliate of the Company ($20 million of the total purchase price was allocated to IFMG).  The acquisition of the Company and IFMG complements both SLF's product array and distribution capabilities and advances SLF towards its strategic goal of reaching a top 10 position in target product markets in North America.  SLF also expects to reduce costs through economies of scale.

The acquisition was accounted for using the purchase method under Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets".  Under the purchase method of accounting, the assets acquired and liabilities assumed are recorded at estimated fair value at the date of acquisition.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of November 1, 2001 (in thousands):

Assets:

Fixed-maturity securities

$ 10,609,150

Equity securities

35,313

Mortgage loans

7,216

Policy loans

631,916

Value of business acquired

105,400

Goodwill

714,755

Intangible assets

12,100

Deferred taxes

217,633

Other invested assets

363,586

Cash and cash equivalents

1,846,887

Other assets acquired

465,152

Separate account assets

3,941,527

Total assets acquired

18,950,635

Liabilities:

Policy liabilities

12,052,071

Other liabilities

1,262,045

Separate accounts

3,930,042

Total liabilities assumed

17,244,158

Net assets acquired

$ 1,706,477

In 2002, the Company completed its valuation of certain assets acquired and liabilities assumed.  The revisions decreased goodwill by $9.6 million, decreased deferred taxes by $54.9 million, increased policy liabilities by $13.0 million, increased other liabilities by $13.7 million and reduced investments and other assets by $12.8 million and $5.8 million, respectively.

Intangible assets acquired primarily consist of state insurance licenses ($10.1 million) that are not subject to amortization.  The remaining $2.0 million of intangible assets relate to product rights that have a weighted-average useful life of 7 years.  Most of the goodwill is expected to be deductible for tax purposes.

As a result of the acquisition, the financial statements for the period subsequent to the acquisition are presented on a different basis of accounting than those for the periods prior to the acquisition and, therefore, are not directly comparable.  For periods prior to the date of the acquisition, the balances are referred to as "Predecessor Basis."

2.  Accounting Policies

Organization

The Company offers a diversified line of fixed, indexed and variable annuity products designed to serve the growing retirement savings market.  These annuity products are sold through a wide-ranging network of banks, agents and security dealers throughout the United States.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

Principles of Consolidation

The consolidated financial statements include the Company and its wholly owned subsidiaries, Independence Life and Annuity Company ("Independence Life"), Keyport Benefit Life Insurance Company ("KBL") (through December 31, 2002), Liberty Advisory Services Corp. (through October 31, 2001) and Keyport Financial Services Corp. ("KFSC").  On October 31, 2001, the Company transferred its ownership interest in Liberty Advisory Service Corp., through a dividend, to LFC.

On December 31, 2002 the Company transferred its ownership interest in KBL for a 67% interest in Sun Life of New York ("SLNY").  SLNY and the Company are under common control.  Accounting principles generally accepted in the United States (GAAP) require that the financial statements reflect such transaction to the earliest year presented or to the date the entities became under common control (November 1, 2001).  Accordingly, the accompanying financial statements of the Company at December 31, 2001 and the two months then ended reflect the inclusion of SLNY in a manner similar to a pooling of interest.  Minority interest has been established for a portion of the earnings not attributable to Keyport's 67% ownership.  The restatement increased the Company's assets by $518.9 million and $619.2 million at December 31, 2002 and 2001, respectively.  Net income was increased by $1.2 million for the year ended December 31, 2002 and decreased by $83,000 for the two-month period ended December 31, 2001.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), which vary in certain respects from reporting practices prescribed or permitted by state insurance regulatory authorities.  All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Investments

Investments in debt and equity securities classified as available for sale are carried at fair value, and after tax unrealized gains and losses (net of adjustments to deferred acquisition costs ("DAC") and value of business acquired ("VOBA")) are reported as a separate component of accumulated other comprehensive income (loss).  The cost basis of securities is adjusted for declines in value that are determined to be other-than-temporary.  Realized investment gains and losses are calculated on a first-in, first-out basis, net of adjustments for amortization of DAC and value of business acquired.

For the mortgage-backed bond portion of the fixed-maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments over the estimated economic life of the security.  When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments, and any resulting adjustment is included in net investment income.

Mortgage loans are carried at amortized cost.  Policy loans are carried at the unpaid principal balances plus accrued interest and do not exceed the net cash surrender value of the related insurance policy.

Investments in private equity limited partnerships, which are included in other invested assets, are accounted for on either the cost method or equity method.  The equity method of accounting is used for all partnerships in which the Company has an ownership interest in excess of 3%.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

The net change in unrealized and undistributed gains in private equity limited partnerships primarily represents increases (decreases) in the fair value of the underlying investments of the private equity limited partnerships that are accounted for under the equity method.  The net change is recorded net of the related amortization of value of business acquired and of DAC, and net of the amounts realized, which are recognized in investment income. The financial information for these investments is obtained directly from the private equity limited partnerships on a periodic basis.  There can be no assurance that any unrealized and undistributed gains(losses) will ultimately be realized or that the Company will not incur losses in the future on such investments.

The following amount represents the net change in unrealized and undistributed (losses) gains in private equity limited partnerships:

Year Ended December 31, 2002

For the 2 month Period ended December 31, 2001

For the 10 month period ended October 31, 2001

Year Ended December 31, 2000

Gross (loss) gain

$ (8,924)

-

$ (14,688)

$ 103,604

Net reclassification into net

investment income

-

-

(34,100)

(13,300)

(8,924)

-

(48,788)

90,304

Less:

DAC & VOBA Amortization

(1,333)

-

(31,700)

58,700

$ (7,591)

-

$ (17,088)

$ 31,604

Fee Income

Fees from investment advisory services are recognized as revenues when services are provided. Revenues from fixed and variable annuities and single-premium whole life policies include mortality charges, surrender charges, policy fees, and contract fees and are recognized when earned.

Deferred Policy Acquisition Costs (DAC)

DAC relates to the costs of acquiring new business, which vary with, and are primarily related to, the production of new annuity business.  Such acquisition costs include commissions, costs of policy issuance, and underwriting and selling expenses.  These costs are deferred and amortized with interest in relation to the present value of estimated gross profits from mortality; investment spread and expense margins over the estimated lives of the contracts.  This amortization is reviewed annually and adjusted retrospectively when the Company revises its estimate of current or future gross profits to be realized, including realized and unrealized gains and losses from investments.

DAC is adjusted for amounts relating to unrealized gains and losses on available for sale fixed-maturity securities.  This adjustment, net of tax, is included with the change in net unrealized investment gains or losses that is credited or charged directly to accumulated other comprehensive income (loss). The impact of this adjustment on DAC was to (decrease) increase it by ($20.2) million and $0.6 million at December 31, 2002 and 2001, respectively, relating to this adjustment.

Although realization of DAC is not assured, the Company believes it is more likely than not that all of these costs will be realized.  The amount of DAC considered realizable, however, could be reduced in the near term if the estimates of gross profits or total revenues discussed above are reduced.  The amount of amortization of DAC could be revised in the near term if any of the estimates discussed above are revised.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

Value of Business Acquired

The value of business acquired represents the actuarial-determined present value of projected future gross profits from policies in force at the date of their acquisition.  This amount is amortized in proportion to the projected emergence of profits over the estimated lives of the contracts.

The value of business acquired is adjusted for amounts relating to the recognition of unrealized investment gains and losses.  This adjustment, net of tax, is included with the change in net unrealized investment gains or losses that is credited or charged directly to accumulated other comprehensive income (loss).  Value of business acquired was ($27.3) million and $0.6 million at December 31, 2002 and 2001, respectively, relating to this adjustment.

Estimated future net amortization expense of the value of business acquired as of December 31, 2002 is as follows (in thousands):

2003

$10,961

2004

9,701

2005

8,395

2006

6,991

2007

5,586

Thereafter

16,058

Total

$57,692

Goodwill

Goodwill represents the difference between the purchase price paid and the fair value of the net assets acquired in connection with the acquisition of the Company.  In accordance with SFAS 142, the Company has completed the required impairment tests of goodwill and indefinite-lived intangible assets and concluded that these assets are not impaired.  Goodwill is tested for impairment on an annual basis using the discounted cash flow method.

Intangible Assets

Intangible assets consist of state insurance licenses of $10.1 million that are not subject to amortization and $2.0 million of product rights that have a weighted-average useful life of 7 years.

Separate Account Assets and Liabilities

The assets and liabilities resulting from variable annuities and variable life policies are segregated in separate accounts.  Separate account assets consist principally of investments in mutual funds are carried at fair value.  Investment income and changes in mutual fund asset values are allocated to the policyholders and, therefore, do not affect the operating results of the Company.  The Company earns separate account fees for providing administrative services and bearing the mortality risk related to these contracts.  The difference between investment income and interest credited on the institutional accounts was reported as separate account fee income through October 31, 2001.  Effective November 1, 2001, the separate institutional accounts were classified as general account assets.  Investment income and interest credited were reported as components of net investment income and interest credited, respectively.

As of December 31, 2002 and 2001, the Company also classified $17.1 million and $28.3 million, respectively, of investments in certain mutual funds sponsored by former affiliates of the Company as separate account assets.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

Policy liabilities

Policy liabilities consist of deposits received plus credited interest, less accumulated policyholder charges, assessments, and withdrawals related to deferred annuities and single-premium whole life policies.  Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances.

Future contract and policy benefits

Future contract and policy benefits are liabilities for traditional life and health products.  Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in force.  The liabilities associated with traditional life insurance and disability insurance products are computed using the net level premium method based on assumptions about future investment yields, mortality, morbidity and persistency.  The assumptions used are based upon the Company's experience and industry standards.

Income Taxes

Income taxes have been provided using the liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

In 2002, as in prior years, the Company will file a consolidated federal income tax return with its life insurance subsidiaries, Independence Life and KBL stand-alone.  Because of KBL's merger into SLNY, starting in 2003 Keyport and Independence Life will file a consolidated federal income tax return, and SLNY will file on a standalone basis.  KFSC also files a standalone federal income tax return.  The Company and its subsidiaries will be eligible to file a consolidated return with Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc. ("US Holdco") beginning in 2006.  US Holdco is a member of the Sun Life Financial Group Insurance Holding Company system and is an indirect subsidiary of SLOC.

The Company and its life insurance subsidiaries have a tax-sharing agreement that allocates income taxes to the Company and its subsidiaries as if each entity were to file separate income tax returns.  Tax benefits resulting from losses are paid to the extent such losses are utilized in the consolidated income tax return.  Effective December 21, 2002, KBL (as part of SLNY) is no longer included in this tax sharing agreement.  KFSC also had a tax-sharing agreement (through October 31, 2001) with the same terms as those outlined above.

Cash Equivalents

Short-term investments having a maturity of three months or less when purchased are classified as cash equivalents.

Reclassifications

Certain prior-year amounts have been reclassified to conform to the 2001 presentation.

Restatement

On December 31, 2002, the Company acquired a 67% interest in SLNY, an affiliated company, in exchange for its interest in its wholly owned subsidiary, KBL.  SLNY was merged with KBL on December 31, 2002 and SLNY was the surviving entity. SLNY and Keyport are under common control.  Accounting principles generally accepted in the United States (GAAP) indicate that the financials should be restated to the earliest year presented or to the date the entities became under common control (November 1, 2001).  The financial condition and results of SLNY are included in the accompanying financial statements from November 1, 2001.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

3. Accounting Changes

The cumulative effect of accounting changes, net of tax, for the ten-month period ended October 31, 2001 of $60.8 million includes a loss of $54.3 million relating to the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of SFAS No. 133" (collectively hereafter referred to as the "Statement") in the quarter ended March 31, 2001 and a loss of $6.5 million relating to the adoption of Emerging Issues Task Force ("EITF") Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets" in the quarter ended June 30, 2001.

The Company adopted the Statement on January 1, 2001. The Statement requires the Company to recognize all derivatives on the balance sheet at fair value.  Derivatives that are not hedges must be adjusted to fair value through income.  If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset by the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in accumulated other comprehensive income (loss) until the hedged item is recognized in earnings.  The ineffective portion of a derivative's change in fair value will be immediately recognized in operations.

The cumulative effect, reported after tax and net of related effects on DAC, upon adoption of the Statement at January 1, 2001 decreased net income and stockholder's equity by $54.3 million.  The adoption of the Statement may increase volatility in future reported income due, among other reasons, to the requirements of defining an effective hedging relationship under the Statement as opposed to certain hedges the Company believes are effective economic hedges.  The Company anticipates that it will continue to utilize its current risk management philosophy, which includes the use of derivative instruments.

The Company adopted EITF Issue No. 99-20 on April 1, 2001. EITF Issue 99-20 governs the method of recognizing interest income and impairment on asset-backed investment securities.  EITF Issue No. 99-20 requires the Company to update the estimate of cash flows over the life of certain retained beneficial interests in securitization transactions and purchased beneficial interests in securitized financial assets.  Pursuant to EITF Issue No. 99-20, based on current information and events, if the Company estimates that the fair value of its beneficial interests is not greater than or equal to its carrying value and if there has been a decrease in the estimated cash flows since the last revised estimate, considering both timing and amount, then an other-than-temporary impairment should be recognized.  The cumulative effect, reported after tax and net of related effects on DAC, upon adoption of EITF Issue No. 99-20 on April 1, 2001 decreased net income by $6.5 million with a related increase to accumulated other comprehensive income of $1.8 million.

In September 2001, the EITF discussed Issue No. 01-10 "Accounting for the Impact of the Terrorist Attacks of September 11, 2001" which gives accounting guidance and recommended disclosures.  Following this guidance, the Company has reviewed its insurance contracts to quantify potential losses, if any, as a result of the tragedy and has determined that there were no material claims exposure to the Company.  The national tragedy of September 11, 2001 has also had an adverse impact on the airline, hotel and hospitality businesses.  The Company has investments associated with these industries.  As of December 31, 2002, the Company recorded a $4.5 million write-down of its airline industry investments for "other-than-temporary declines" due to the decrease in market value.  The Company will continue to monitor these investments to determine if any further adjustments are necessary.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others ("FIN 45")."  FIN 45 requires entities to establish liabilities for certain types of guarantees, and expands financial statement disclosures for others.  This interpretation has no impact for Keyport.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

3. Accounting Changes (continued)

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," to improve financial reporting by enterprises involved with variable interest entities.  This interpretation states that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise.  This interpretation has no impact for Keyport as Keyport does not maintain any involvement with variable interest entities.

In July 2002, the American Institute of Certified Public Accountants ("AICPA") issued a proposed Statement of Position ("SOP"), "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Separate Accounts."  This SOP provides guidance on accounting and reporting by insurance enterprises for certain nontraditional long-duration contracts and for separate accounts.  The Company is in the process of evaluating the provisions of this SOP and its impact to the Company's financial position or results of operations.

4. Accounting for Derivatives and Hedging Activities

All derivatives are recognized on the balance sheet at fair value.  On the date the derivative contract is entered into, the Company designates the derivative as either (1) a hedge of the fair value of a recognized asset ("fair value hedge") or (2) utilizes the derivative as an economic hedge ("non-designated derivative").  Changes in the fair value of a derivative that is highly effective and is designated and qualifies as a fair value hedge, along with the loss or gain on the hedged asset attributable to the hedged risk, are recorded in current period operations as a component of net derivative gains.  Changes in the fair value of non-designated derivatives are reported in current period operations as a component of net derivative gains.

The Company issues equity-indexed annuity contracts that contain a derivative instrument that is "embedded" in the contract.  Upon issuing the contract, the embedded derivative is separated from the host contract (annuity contract), is carried at fair value, and is considered a non-designated derivative.

The Company purchases call options and futures on the S&P 500 Index to economically hedge its obligation under the annuity contract to provide returns based upon this index.  The call options and futures are non-designated derivatives.  In addition, the Company utilizes non-designated total return swap agreements to hedge certain contract obligations.

As a component of its investment strategy and to reduce its exposure to interest rate risk, the Company utilizes interest rate swap agreements.  Interest rate swap agreements are agreements to exchange with a counterparty interest rate payments of differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes.  Prior to October 31, 2001, the interest rate swap agreements were designated and qualified as fair value hedges.  The ineffective portion of the fair value hedges, net of related effects on DAC, resulted in a loss of $2.6 million for the ten-month period ended October 31, 2001.

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedging transactions.  This process included linking all fair value hedges to specific assets on the balance sheet.  The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values.  When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

4. Accounting for Derivatives and Hedging Activities (continued)

When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair value hedge, the derivative will continue to be carried on the balance sheet at its fair value and changes in fair value will be reported in operations.  The subsequent fair value changes in the hedged asset will no longer be reported in current period operations.

Effective November 1, 2001, in conformity with SLOC accounting policies, the Company discontinued hedge accounting and classified its interest rate swap agreements as non-designated derivatives.  The Company believes that these derivatives provide economic hedges and the cost of formally documenting the effectiveness of the fair value of the hedged assets in accordance with the provisions of SFAS 133 was not justified.  The decrease in the swap values, net of related effects on the value of business acquired, resulted in a (loss) income of $(113.7) million and $64.9 million for the year ended December 31, 2002 and for the two month period ended December 31, 2001, respectively.  The change in values of the call options, futures, and the embedded derivative, net of related effects on the value of business acquired and DAC, (decreased) increased income by $(9.7) million and $35.1 million for the year ended December 31, 2002 and for the two month period ended December 31, 2001, respectively.

Outstanding derivatives, shown in notional amounts along with their carrying value and fair value, are as follows (in thousands):

Assets /(Liabilities)

Notional Amounts

Carrying Value

 Fair
Value

12/31/2002

12/31/2002

12/31/2002

Interest rate swaps

$3,697,630

(205,569)

(205,569)

Total return swaps

203,018

(164,992)

(164,992)

S&P 500 Index call options

976,759

24,753

24,753

12/31/2001

12/31/2001

12/31/2001

Interest rate swaps

$2,172,526

$ (71,906)

$ (71,906)

Total return swaps

1,035,438

42,171

42,171

S&P 500 Index call options

-

56,125

56,125

The interest rate and total return swap agreements expire in 2003 through 2017.  The S&P 500 call options and futures maturities range from 2003 to 2009.

At December 31, 2002 and 2001, the Company had approximately $96.9 million and $92.5 million, respectively, of unamortized premium in call option contracts.

Fair values for swap and cap agreements are based on current settlement values.  The current settlement values are based on quoted market prices and brokerage quotes, which utilize pricing models or formulas using current assumptions.  Fair values for call options and futures contracts are based on quoted market prices.

There are risks associated with some of the techniques the Company uses to match its assets and liabilities.  The primary risk associated with swap, cap and call option agreements is the risk associated with counterparty nonperformance.  The Company believes that the counterparties to its swap, cap and call option agreements are financially responsible and that the counterparty risk associated with these transactions is minimal.  Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

5.  Investments

Fixed Maturities

The amortized cost, gross unrealized gains and losses, and fair value of fixed-maturity securities are as follows (in thousands):

December 31, 2002

Amortized Cost

Gross Unrealized Gains

Gross Unrealized Losses

Estimated
Fair Value

Fixed-maturity securities:

 Asset Backed and Mortgage Backed Securities

$ 5,158,297

$ 161,843

$ (81,822)

$ 5,238,318

 Foreign Government & Agency Securities

87,846

12,512

(8)

100,350

States & Political Subdivisions

1,649

96

-

1,745

 U.S. Treasury & Agency Securities

589,627

14,842

(981)

603,488

Corporate securities:

Basic Industry

$ 313,960

$ 16,874

$ (56)

$ 330,778

Capital Goods

370,441

25,960

(1,325)

395,076

Communications

787,935

42,982

(10,330)

820,587

Consumer Cyclical

744,063

41,818

(1,727)

784,154

Consumer Noncyclical

429,530

22,489

(3,543)

448,476

 Energy

537,089

27,270

(11,980)

552,379

 Finance

2,920,881

117,824

(21,943)

3,016,762

 Industrial Other

137,885

5,782

(258)

143,409

 Technology

66,294

1,928

(702)

67,520

 Transportation

505,660

23,742

(25,039)

504,363

 Utilities

1,207,575

47,016

(42,812)

1,211,779

Total Corporate

$ 8,021,313

$ 373,685

$ (119,715)

$ 8,275,283

Total fixed maturity securities

$ 13,858,732

$ 562,978

$ (202,526)

$ 14,219,184

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

5.  Investments (continued)

December 31, 2001 - Restated

Amortized Cost

Gross Unrealized Gains

Gross Unrealized Losses

Estimated
Fair Value

Fixed-maturity securities:

 Asset Backed and Mortgage Backed Securities

$ 5,068,049

$ 53,350

$ (87,382)

$ 5,034,016

 Foreign Government & Agency Securities

306,578

15,191

(4,588)

317,182

States & Political Subdivisions

2,099

25

-

2,124

 U.S. Treasury & Agency Securities

339,476

540

(6,113)

333,903

Corporate securities:

Basic Industry

$ 294,373

$ 3,704

$ (8,531)

$ 289,546

Capital Goods

346,352

9,556

(2,347)

353,561

Communications

854,824

11,438

(10,674)

855,588

Consumer Cyclical

679,878

3,074

(4,487)

678,465

Consumer Noncyclical

513,491

7,572

(5,493)

515,570

 Energy

467,518

1,943

(6,650)

462,811

 Finance

1,987,366

12,127

(25,175)

1,974,318

 Industrial Other

102,023

2,271

(1,868)

102,426

 Technology

67,988

887

(1,874)

67,001

 Transportation

426,033

6,703

(8,080)

424,656

 Utilities

710,522

2,259

(15,181)

697,600

Total Corporate

$ 6,450,368

$ 61,534

$ (90,360)

$ 6,421,542

Total fixed maturity securities

$ 12,166,570

$ 130,640

$ (188,443)

$ 12,108,767

At December 31, 2002 and 2001, net unrealized (losses) gains on equity securities and investments in separate accounts aggregated $(1.5) million and $4.7 million, respectively.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 2002.  At December 31, 2002, the Company did not have a material concentration of financial instruments in a single investee, industry or geographic location.

At December 31, 2002 and 2001, $595.9 million and $1.2 billion of fixed maturities were below investment grade, respectively.

Contractual Maturities

The amortized cost and fair value of fixed maturities by contractual maturity as of December 31, 2002 are as follows (in thousands):

Amortized Cost

Fair Value

Due in one year or less

$ 631,206

$ 635,956

Due after one year through five years

3,935,454

4,054,445

Due after five years through ten years

2,791,680

2,899,022

Due after ten years

1,342,094

1,391,443

8,700,734

8,980,866

Mortgage and asset-backed securities

5,158,298

5,238,318

$ 13,858,732

$ 14,219,184

Actual maturities may differ as borrowers may have the right to call or prepay obligations.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

5. Investments (continued)

Mortgage loans

The Company invests in commercial first mortgage loans throughout the United States. Investments are diversified by property type and geographic area. Mortgage loans are collateralized by the related properties and generally are no more than 70% of the properties' value at the time that the original loan is made. The carrying value of mortgage loans was $169.6 million and $31.1 million at December 31, 2002 and 2001, respectively.

The Company monitors the condition of the mortgage loans in its portfolio.  In those cases where mortgages have been restructured, appropriate allowances for losses have been made.  In those cases where, in management's judgement, the mortgage loan's value has been impaired, appropriate losses are recorded.   The company had no restructured or impaired mortgage loans at December 31, 2002 and 2001, respectively.  The allowances for losses at December 31, 2002 were $81,000.

Mortgage loans comprise the following property types and geographic regions at December 31 (in thousands):

Property Type:

2002

2001 - Restated

Office building

$ 66,167

$ 6,508

Residential

3,353

7,931

Retail

44,189

9,865

Industrial/warehouse

40,690

3,600

Other

15,249

3,220

Valuation allowance

(81)

-

Total

$ 169,567

$ 31,124

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

5. Investments (continued)

Geographic region:

2002 -

2001 - Restated

Arizona

$ 2,434

$ 2,524

California

10,981

1,959

Delaware

8,944

-

Florida

7,949

4,206

Georgia

6,945

1,060

Indiana

1,836

1,894

Kentucky

8,018

-

Louisiana

4,551

-

Maryland

4,774

3,301

Massachusettes

9,417

-

Michigan

5,875

549

New York

25,047

4,128

North Carolina

12,838

473

Ohio

11,479

2,736

Pennsylvania

17,835

1,986

Tennessee

3,177

90

Texas

7,347

668

Utah

1,980

1,538

Virginia

1,160

1,200

Washington

8,637

1,610

Other

8,424

1,202

Valuation allowance

(81)

-

Total

$ 169,567

$ 31,124

At December 31, 2002, scheduled mortgage loan maturities were as follows (in thousands):

2003

$ -

2004

3,792

2005

2,538

2006

-

2007

31,252

Thereafter

131,985

Total

$ 169,567

Actual maturities could differ from contractual maturities because borrowers may have the right to prepay obligations, with or without prepayment penalties, and loans may be refinanced.

The Company has made commitments of mortgage loans on real estate and other loans into the future.  The outstanding commitments for these mortgages amount to $80.1 million and $0.5 million at December 31, 2002 and 2001, respectively.  The fair value of the outstanding commitments is not material to the Company.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

5.  Investments (continued)

Net Investment Income

Net investment income is summarized as follows (in thousands):

2 months

Year Ended December 31,

ended 12/31/2001

10 months ended

Year Ended December 31,

2002

Restated

10/31/2001

2000

Fixed maturities

$ 802,328

$ 146,509

$ 678,035

$ 807,884

Mortgage loans

7,070

466

788

972

Other invested assets

(35,325)

(4,059)

33,485

84,745

Policy loans

36,648

5,758

30,701

36,985

Equity securities

484

797

9,651

276

Cash and cash equivalents

1,607

385

917

27,368

Gross investment income

812,812

149,586

753,577

958,230

Investment expenses

(10,515)

(3,253)

(17,936)

(21,014)

Amortization of options and interest rate caps

-

-

-

(80,408)

Net investment income

$ 802,297

$ 146,603

$ 735,641

$ 856,808

As of December 31, 2002 and 2001, the carrying value of non-income-producing fixed-maturity investments was $0.5 million and $81.8 million, respectively.

Net Realized Investment Gains (Losses)

Net realized investment gains (losses) are summarized as follows (in thousands):

2 months

Year Ended December 31,

Ended 12/31/2001

10 months ended

Year Ended December 31,

2002

Restated

10/31/2001

2000

Fixed maturities available for sale:

Gross gains

$ 135,821

$ 12,722

$ 19,374

$ 35,430

Gross losses

(128,637)

(9,821)

(7,510)

(70,474)

Other-than-temporary declines in value

(66,838)

-

(42,800)

(16,731)

(56,654)

2,901

(30,936)

(51,775)

Equity securities

2,378

-

1,665

-

Investments in separate accounts

-

-

-

4,386

Other invested assets

8,815

-

-

1,497

Gross realized investment (losses) gains

(48,461)

2,901

(29,271)

(45,892)

Amortization adjustments of deferred policy

acquisition costs and value of business acquired

7,313

(678)

6,481

10,096

Net realized investment (losses) gains

$ (41,148)

$ 2,223

$ (22,790)

$(35,796)

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

6.  Reinsurance

The Company's subsidiary, SLNY, has an agreement with SLOC whereby SLOC reinsures the mortality risks of the group life insurance contracts.  Under this agreement, certain death benefits are reinsured on a yearly renewable term basis.  The agreement provides that SLOC will reinsure the mortality risks in excess of $50,000 per claim for group life contracts ceded by SLNY.

SLNY has an agreement with an unrelated company whereby the unrelated company reinsures the morbidity risks of the group long-term disability contracts.  Under this agreement, certain long-term disability benefits are reinsured on a yearly renewable term basis. The agreement provides that the unrelated company will reinsure amounts above $4,000 per claim per month for long-term disability contracts ceded by SLNY.

The effects of reinsurance were as follows (in thousands):

Year ended December 31,

2 months ended

10 months ended

Year ended December 31,

2002

12/31/2001

10/31/2001

2000

Insurance premiums:

Direct

$ 25,900

$ 4,597

-

-

Ceded - Affiliated

4,133

280

-

-

Ceded - Non-affiliated

1,482

261

-

-

Net Premiums

$ 20,285

$ 4,056

-

-

Insurance and other individual policy benefits, and claims:

Direct

$ 19,644

$ 3,501

-

-

Ceded - Affiliated

2,858

1,227

-

-

Ceded - Non-affiliated

358

66

-

-

Net policy benefits and claims

$ 16,428

$ 2,208

-

-

SLNY is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the reinsurance companies are unable to pay their portion of any reinsured claim.  Management believes that any liability from this contingency is unlikely.  However, to limit the possibility of such losses, SLNY evaluates the financial condition of its reinsurers and monitors concentration of credit risk.

7.  Income Taxes

Income tax expense (benefit) is summarized as follows (in thousands):

Year ended December 31,

2 months ended Restated

10 months ended

Year ended December 31,

2002

12/31/2001

10/31/2001

2000

Current

$ (45,827)

$ (2,359)

$ 89,493

$ 96,219

Deferred

34,802

49,587

(53,128)

(29,667)

Valuation allowance

-

-

(9,730)

(9,424)

$ (11,025)

$ 47,228

$ 26,635

$ 57,128

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

7.   Income Taxes (continued)

A reconciliation of income tax expense, with the expected federal income tax expense computed at the applicable federal income tax rate of 35%, is as follows (in thousands):

Year ended December 31,

2 months ended Restated

10 months ended

Year ended December 31,

2002

12/31/2001

10/31/2001

2000

Expected income tax expense

$ (10,103)

$ 47,224

$36,483

$69,899

Increase (decrease) in income taxes resulting from:

Nontaxable investment income

(1,622)

(195)

(1,002)

(2,704)

Amortization of goodwill

-

-

366

440

Change in valuation allowance

-

-

(9,730)

(9,424)

Other, net

700

199

518

(1,083)

Income tax expense

$ (11,025)

$ 47,228

$26,635

$57,128

The components of deferred income tax assets are as follows (in thousands):

December 31,

2002

2001 Restated

Deferred tax assets:

Policy liabilities

$ 33,104

$ 65,433

Deferred policy acquisition costs

53,319

100,559

Investments, net

-

20,142

Other

35,293

-

Total deferred tax assets

121,716

186,134

Deferred tax liabilities:

Investments, net

45,704

-

Other

-

4,959

Total deferred tax liabilities

45,704

4,959

Net deferred tax asset

$ 76,012

$181,175

Income taxes paid were $9.9 million, $64.0 million and $51.5 million for the year ended December 31, 2002, the ten-month period ended October 31, 2001 and the year ended December 31, 2000, respectively.

As part of the Stock Purchase Agreement between SLF and LFC, LFC was obligated to reimburse the Company for any federal, state or local taxes arising from certain tax elections under Section 338(h) of the Internal Revenue Code of 1986.  LFC had given notice to the Company of certain objections it had with the calculation of these taxes.  The amount in dispute was approximately $27 million.  This dispute has been resolved and the recoverable amount was not adjusted.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

8.  Retirement Plans

As a result of the acquisition of the Company by SLF Holdings, the LFC Pension Plan was terminated effective November 1, 2001. Effective January 2002, essentially all United States employees of the Company became employees of Sun Life Assurance Company of Canada (U.S.) ("SLUS").  The employees of the Company were eligible to participate in a plan sponsored by SLUS when they achieved 1,000 hours of service.  The gain or loss on the termination of the Plan did not have any effect on the Company's financial statements as LFC was responsible for such gain or loss.

Prior to the acquisition by SLF Holdings, the Company's employees and certain employees of LFC were eligible to participate in the LFC Pension Plan (the "Plan").  It was the Company's practice to fund amounts for the Plan sufficient to meet the minimum requirements of the Employee Retirement Income Security Act of 1974.  Additional amounts were contributed from time to time when deemed appropriate by the Company.  Under the Plan, all employees were vested after five years of service.  Benefits were based on years of service, the employee's average pay for the highest five consecutive years during the last ten years of employment and the employee's estimated social security retirement benefit.  The Company also had an unfunded nonqualified Supplemental Pension Plan ("Supplemental Plan") collectively with the Plan (the "Plans") to replace benefits lost due to limits imposed on Plan benefits under the Internal Revenue Code.  Plan assets consisted principally of investments in certain mutual funds sponsored by an affiliated company.

Pension cost related to the LFC Pension Plan is as follows (in thousands):

 10 months
ended

Year Ended December 31,

10/31/2001

2000

Pension cost consists of:

Service cost benefits earned during the period

$ 706

$ 734

Interest cost on projected benefit obligation

1,046

1,184

Expected return on Plan assets

(719)

(829)

Net amortization and deferred amounts

11

18

Total net periodic pension cost

$ 1,044

$ 1,107

The assumptions used to develop the accrued pension obligation and pension cost are as follows:

2001

2000

Discount rate

7.75%

7.75%

Rate of increase in compensation level

4.50

4.50

Expected long-term rate of return on assets

9.00

9.00

The Company provides various other funded and unfunded defined contribution plans, which include savings and investment plans and supplemental savings plans (under LFC through October 31, 2001 and SLOC thereafter).  Expenses related to these defined contribution plans totaled $0.8 million, and $0.9 million for the ten-month period ended October 31, 2001 and the year ended December 31, 2000, respectively.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

9.  Fair Value of Financial Instruments

The following discussion outlines the methodologies and assumptions used to determine the estimated fair value of the Company's financial instruments.  The aggregate fair-value amounts presented herein do not necessarily represent the underlying value of the Company, and, accordingly, care should be exercised in deriving conclusions about the Company's business or financial condition based on the fair-value information presented herein.

The following methods and assumptions were used by the Company in determining estimated fair value of financial instruments:

Fixed maturities and equity securities: Fair values for fixed-maturity securities are based on quoted market prices, where available.  For fixed maturities not actively traded, the fair values are determined using values from independent pricing services, or, in the case of private placements, are determined by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the securities.  The fair values for equity securities are based on quoted market prices.

Mortgage loans: The fair value of mortgage loans is determined by discounting future cash flows to the present at current market rates, using expected prepayment rates.

Policy loans: The carrying value of policy loans approximates fair value.

Other invested assets: The carrying value of private equity limited partnerships and all other assets classified as other invested assets in the accompanying consolidated balance sheet approximate their fair value.  Fair values for call options are based on market prices quoted by the counterparty to the respective call option contract.

Cash and cash equivalents: The carrying value of cash and cash equivalents approximates fair value.

Separate accounts, assets and liabilities: The estimated fair value of assets held in separate accounts is based on quoted market prices.  The fair value of liabilities related to separate accounts is the amount payable on demand, which includes surrender charges.

Policy liabilities: Deferred annuity contracts are assigned fair value equal to current net surrender value.  Annuitized contracts are valued based on the present value of the future cash flows at current pricing rates.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

9.  Fair Value of Financial Instruments (continued)

The fair values and carrying values of the Company's financial instruments are as follows (in thousands):

December 31,

December 31,

2002

2001

Restated

 Carrying
Value

 Fair
Value

 Carrying
Value

 Fair
Value

Assets:

Fixed-maturity securities

$14,219,184

$14,219,184

$ 12,108,767

$ 12,108,767

Equity securities

1,127

1,127

39,658

39,658

Mortgage loans

169,567

188,922

31,124

33,388

Policy loans

642,712

642,712

636,351

636,351

Other invested assets

280,465

280,465

521,259

521,259

Short term investments

6,390

6,390

17,758

17,758

Cash and cash equivalents

448,446

448,446

2,117,200

2,117,200

Separate accounts

2,334,755

2,334,755

2,995,094

2,995,094

Liabilities:

Policy liabilities

14,434,364

14,366,270

13,710,558

13,266,681

Separate accounts

2,317,611

2,317,611

2,966,820

2,966,820

10.  Quarterly Financial Data (Unaudited)

The following is a tabulation of the unaudited quarterly results of operations (in thousands).  The balances have been adjusted to reflect the merger of SLNY with Keyport at November 1, 2001.

2002 Quarters

March 31 Restated

June 30 Restated

 September 30
Restated

December 31

Net investment income, including

distributions from private equity

limited partnerships

$ 211,852

$ 206,664

$ 193,016

$ 190,765

Interest credited to policyholders

142,734

138,182

140,289

154,280

Investment spread

69,118

68,482

52,727

36,485

Premiums

5,677

5,268

3,611

5,729

Net realized investment (losses) gains

7,471

(24,584)

16,465

(40,500)

Net derivative income (losses)

9,941

(70,640)

(110,871)

48,144

Net change in unrealized and

undistributed gains (losses) in private

equity limited partnerships

(21,247)

10,993

12,498

(9,835)

Fee income

17,010

16,899

14,998

17,725

Pretax income (loss) before

minority interest and cumulative

effect of accounting changes

49,396

(32,922)

(62,612)

17,276

Net (loss) income

32,108

(21,399)

(40,937)

14,003

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

10.  Quarterly Financial Data (Unaudited) (continued)

2001 periods

2 Months ended

2001 Quarters

Month ended

December 31

March 31

June 30

September 30

October 31

Restated

Net investment income, including

distributions from private equity

limited partnerships

$ 234,919

$ 235,766

$ 195,391

$ 69,565

$ 146,603

Interest credited to policyholders

148,494

153,361

148,099

48,714

107,315

Investment spread

86,425

82,405

47,292

20,851

39,288

Premiums

Net realized investment (losses)

-

-

-

-

4,057

gains

(14,372)

(3,421)

(14,021)

9,024

2,223

Net derivative income (losses)

(3,823)

8,526

(6,537)

2,280

99,972

Net change in unrealized and

undistributed gains (losses) in

private equity limited

partnerships

2,656

(17,261)

(2,483)

-

-

Fee income

18,448

19,850

17,795

7,736

12,040

Pretax income (loss) before

minority interest and cumulative

effect of accounting changes

38,179

41,964

(977)

25,071

134,930

Net (loss) income

(23,877)

21,241

1,469

17,922

86,893

11.  Statutory Information

The Company's primary insurance company, Keyport Life Insurance Company, is domiciled in the State of Rhode Island and prepares its statutory financial statements in accordance with accounting principles and practices prescribed or permitted by the State of Rhode Island Insurance Department.  Statutory surplus and capital and statutory net (loss) income differ from stockholder's equity and net income reported in accordance with GAAP primarily because policy acquisition costs are expensed when incurred, policy liabilities are based on different assumptions and income tax expense reflects only taxes paid or currently payable.  The Company's statutory surplus and net (loss) are as follows (in thousands):

Year ended December 31,

2002

2001

2000

Statutory surplus and capital

$ 533,613

$ 571,051

$ 805,235

Statutory net (loss)

(89,926)

(136,238)

(5,877)

Effective January 1, 2001, the State of Rhode Island required that insurance companies domiciled in the State of Rhode Island prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures manual, version effective January 1, 2001, subject to any deviations prescribed or permitted by the Commissioner of Insurance of the State of Rhode Island.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

11.  Statutory Information (continued)

Accounting changes adopted to conform to the provisions of the NAIC Accounting Practices and Procedures manual, version effective January 1, 2001, are reported as changes in accounting principles for statutory purposes.  As a result of these changes, the Company reported an adjustment on a statutory basis that decreased unassigned surplus by $17.4 million as of January 1, 2001, which was primarily due to deferred tax assets and liabilities established as of that date.

The Company's ability to pay dividends is subject to certain restrictions.  Current Rhode Island insurance law permits the payment of dividends or distributions from the Company to its parent, which, together with dividends and distributions paid during the preceding 12 months, do not exceed the lesser of (i) 10% of statutory surplus as of the preceding December 31 or (ii) the net gain from operations for the preceding fiscal year. Any proposed dividend in excess of this amount is called an "extraordinary dividend" and may not be paid until it is approved by the Commissioner of Insurance of the State of Rhode Island.  The Company paid $0.1 million and $10.0 million in dividends to LFC in 2001 and 2000, respectively.  In connection with the SLOC acquisition, the Company will not be allowed to make any dividend payments for a period of 18 months (May 1, 2003) without the prior approval of the Rhode Island Insurance Department.  Subsequent to the 18 month period, the amounts of dividends that the Company will be able to pay will be based upon current Rhode Island insurance law.

12.  Transactions with Affiliated Companies

The Company reimbursed SLOC and LFC (prior to November 1, 2001) and certain affiliates for expenses incurred on its behalf for the years ended December 31, 2002 and 2000 and for the ten-month period ended October 31, 2001.  These reimbursements included corporate, general and administrative expenses, corporate overhead, such as executive and legal support, employee benefits, and investment management services.  The total amounts reimbursed were $66.1 million, $6.1 million, and $7.5 million for the year ended December 31, 2002, the ten-month period ended October 31, 2001 and the year ended December 31, 2000, respectively.  In addition, certain affiliated companies distribute the Company's products and were paid $84.2 million, $47.1 million and $39.4 million by the Company for the year ended December 31, 2002, the ten-month period ended October 31, 2001 and the year ended December 31, 2000, respectively.

On July 25, 2002, the Company issued a $380,000,000 promissory note at 5.76% to an affiliate, Sun Life (Hungary) Group Financing Limited Liability Company, which matures on June 30, 2012.  The Company will pay interest semi-annually beginning December 31, 2002.  The proceeds of the note were used to purchase fixed rate corporate and government bonds.

On December 31, 2002, Keyport Benefit Life Insurance Company ("KBL"), a wholly owned subsidiary of the Company, merged with and into Sun Life Insurance and Annuity Company of New York ("SLNY"), an affiliate.  Keyport and its subsidiaries, including KBL, were purchased on October 31, 2001 by Sun Life of Canada (U.S.) Holding, Inc., an upstream parent of SLNY.  On December 31, 2002, prior to the completion of the merger, the Company contributed capital in the amount of $30.15 million to KBL.  Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)"), the parent of SLNY, contributed capital totaling $14.85 million to SLNY.  These contributions were approved by the respective boards of directors in anticipation of the merger transaction.  As a result of the merger, Sun Life (U.S.) continued to hold 2,000 shares of SLNY's common stock; however, the par value of the common stock was converted to $350 per share.  In exchange for its investment in KBL, SLNY issued the Company 4,001 shares of its common stock valued at $350 per share.  As a result of the share issuance and changes in par value, Sun Life (U.S.) ownership percentage of SLNY became 33%, with the Company holding the remaining 67%.

There were no material related party transactions during the two months ended December 31, 2001.

KEYPORT LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

(in thousands)

13.  Commitments and Contingencies

Leases

The Company leases data processing equipment, furniture and certain office facilities from others under operating leases expiring in various years through 2007.  Rental expense amounted to $5.7 million, $7.1 million, and $6.5 million for the year ended December 31, 2002, the ten-month period ended October 31, 2001 and the year ended December 31, 2000, respectively. The following are the minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year at December 31, 2002 (in thousands):

2003

$ 5,267

2004

5,220

2005

5,080

2006

5,146

2007

4,769

Thereafter

1,241

$ 26,723

Legal Matters

The Company is involved at various times in litigation common to its business. In the opinion of management, provisions made for potential losses are adequate, and the resolution of any such litigation is not expected to have a material adverse effect on the Company's financial condition or its results of operations.

Regulatory Matters

Under existing guaranty fund laws in all states, insurers licensed to do business in those states can be assessed for certain obligations of insolvent insurance companies to policyholders and claimants. The actual amount of such assessments will depend upon the final outcome of rehabilitation proceedings and will be paid over several years.

Investments

The Company has extended commitments to fund additional investments in private equity limited partnerships of $145.2 million.

APPENDIX A

FORMULA FOR INDEX INCREASES AND/OR DECREASES, AND ILLUSTRATION OF INDEX INCREASES AND INDEX DECREASES

The Certificate provides that we will calculate the Index Increase or Index Decrease on each Sub-account Anniversary.  On the first Sub-account Anniversary in a Term, the formula for the Index Increase or Decrease, if any, is:

A x ((C-D)/D x (E/F) x G

This calculation provides the proportionate credit for any change in the S&P 500 Index from its value at the beginning of the Term to its value on the first Sub-account Anniversary.

For every Sub-account Anniversary after the first in a Term, the calculation of the Index Increases or Index Decreases, if any, is the sum of two parts:

Part 1 represents the proportionate credit for an increase (if any) in the S&P 500 Index from its prior highest Sub-account Anniversary value to its value on the current Sub-account Anniversary.  The formula for Part 1 is:

A x ((C-B)/D) x (E/F) x G

Part 2 represents the proportionate credit for an increase(s) or decrease(s) (if any) in the S&P 500 Index occurring on a prior Sub-account Anniversary(ies).  The formula for Part 2 is:

A x ((B-D)/D) x (1/F) x G

where:

A

is the Participation Rate for the Term.

B

is the highest S&P 500 Index Value on all Sub-account Anniversaries, excluding the S&P 500 Index value at the beginning of the Term and on the current Sub-account Anniversary.  The value of B can never be less than the Minimum S&P 500 Index Value nor greater than the Maximum S&P 500 Index Value. The Minimum S&P 500 Index Value and the Maximum S&P 500 Index Value are defined below.

C

is the value of the S&P 500 Index on the current Sub-account Anniversary, not less than B or greater than the Maximum S&P 500 Index Value for the Term.

D

is the S&P 500 Index Value at the beginning of the Term.

E

is the number of completed Sub-account Years in the Term.

F

is the total number of Sub-account Years in the Term.

G

is the smaller of the Indexed Value at the beginning of the term and the Indexed Value (prior to the crediting of any Index Increases and/or Decreases) on any Sub-account Anniversary in the Term, including the current Sub-account Anniversary.

The Minimum S&P 500 Index Value and the Maximum S&P 500 Index Value are defined as follows:

Minimum S&P 500 Index Value = [(Floor / Participation Rate for Term) + 1] x [Beginning of Term S&P 500 Index Value]

Maximum S&P 500 Index value = [(Cap / Participation Rate for Term) + 1] x [Beginning of Term S&P 500 Index Value]

Using the assumptions below, we have prepared the following six illustrations using different assumptions as to changes in the S&P 500 Index Value during the course of the Term.  These assumptions and illustrations are not and are not intended as predictions of changes in the S&P Index during the course of any Term.  The S&P 500 Index may rise or fall during the course of a Term, and at the end of a Term the S&P 500 Index Value may be higher of lower than at the beginning of the Term.  We make no predictions, representations, or guarantees as to future changes in the S&P 500 Index.  These values are based on the assumption that no partial surrenders are made.

Illustration No. 1

Assumptions:

Term Length (Years)

=

5

Beginning Indexed Value

=

$100,000

Beginning S&P 500 Index Value

=

500

Participation Rate

=

80%

Cap

=

80%

Maximum S&P 500 Index Value

=

[(80%/80%) + 1] x 500 = 1,000

Floor

=

0%

Minimum S&P 500 Index Value

=

[(0%/80%) + 1] x 500 = 500

End

Value

Change

Value

Value

Value

Value

of

of

in

of

of

of

of

Indexed

Year

INDEX

INDEX

B*

C

Part 1

Part 2

Value

0

500

$100,000.00

1

600

20%

500

600

$ 3,200

N/A

$103,200.00

2

690

38%

600

690

$ 5,760

$ 3,200

$112,160.00

3

775

55%

690

775

$ 8,160

$ 6,080

$126,400.00

4

900

80%

775

900

$16,000

$ 8,800

$151,200.00

5

1035

107%

900

1,000

$16,000

$12,880

$180,000.00

*

Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

Illustration No. 2

Assumptions:

Term Length (Years)

=

5

Beginning Indexed Value

=

$100,000

Beginning S&P 500 Index Value

=

500

Participation Rate

=

80%

Cap

=

80%

Maximum S&P 500 Index Value

=

1,000

Floor

=

-5%

Minimum S&P 500 Index Value

=

468.75

End

Value

Change

Value

Value

Value

Value

of

of

in

of

of

of

of

Indexed

Year

INDEX

INDEX

B*

C

Part 1

Part 2

Value

0

500

$100,000.00

1

450

-10%

468.75

468.75

-1,000.00

N/A

$ 99,000.00

2

425

-15%

468.75

468.75

0.00

-990.00

$ 98,010.00

3

450

-10%

468.75

468.75

0.00

-980.10

$ 97,029.90

4

430

-14%

468.75

475.00

0.00

-970.30

$ 96,059.60

5

400

-20%

468.75

475.00

0.00

-960.60

$ 95,099.00

*

Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

Illustration No. 3

Assumptions:

Term Length (Years)

=

5

Beginning Indexed Value

=

$100,000

Beginning S&P 500 Index Value

=

500

Participation Rate

=

80%

Cap

=

80%

Maximum S&P 500 Index Value

=

1,000

Floor

=

-10%

Minimum S&P 500 Index Value

=

437.50

End

Value

Change

Value

Value

Value

Value

of

of

in

of

of

of

of

Indexed

Year

INDEX

INDEX

B*

C

Part 1

Part 2

Value

0

500

$100,000.00

1

450

-10%

437.50

450.00

-1,600.00

N/A

$ 98,400.00

2

485

-3%

450.00

485.00

2,204.16

-1,574.40

$ 99,029.76

3

500

0%

485.00

500.00

1,416.96

-472.32

$ 99,974.40

4

520

4%

500.00

520.00

2,519.04

0.00

$102,493.44

5

550

10%

520.00

550.00

4,723.20

629.76

$107,846.40

*

Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

Illustration No. 4

Assumptions:

Term Length (Years)

=

5

Beginning Indexed Value

=

$100,000

Beginning S&P 500 Index Value

=

500

Participation Rate

=

80%

Cap

=

80%

Maximum S&P 500 Index Value

=

1,000

Floor

=

none

Minimum S&P 500 Index Value

=

unlimited

End

Value

Change

Value

Value

Value

Value

of

of

in

of

of

of

of

Indexed

Year

INDEX

INDEX

B*

C

Part 1

Part 2

Value

0

500

$100,000.00

1

450

-10%

<1,000

450

-1,600.00

N/A

$ 98,400.00

2

425

-15%

450

450

0.00

-1,574.40

$ 96,825.60

3

450

-10%

450

450

0.00

-1,549.21

$ 95,276.39

4

475

-5%

450

475

3,048.84

-1,524.42

$ 96,800.81

5

400

-20%

475

475

0.00

-762.21

$ 96,038.60

*

Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

Illustration No. 5

Assumptions:

Term Length (Years)

=

5

Beginning Indexed Value

=

$100,000

Beginning S&P 500 Index Value

=

500

Participation Rate

=

80%

Cap

=

80%

Maximum S&P 500 Index Value

=

1,000

Floor

=

-5%

Minimum S&P 500 Index Value

=

468.75

End

Value

Change

Value

Value

Value

Value

of

of

in

of

of

of

of

Indexed

Year

INDEX

INDEX

B*

C

Part 1

Part 2

Value

0

500

$100,000.00

1

450

-10%

468.75

468.75

-1,600.00

N/A

$ 99,000.00

2

425

-15%

468.75

468.75

0.00

-990.00

$ 98,010.00

3

450

-10%

468.75

468.75

0.00

-980.10

$ 97,029.90

4

475

-5%

475.00

475.00

776.24

-970.30

$ 96,835.84

5

400

-20%

475.00

475.00

0.00

-774.69

$ 96,061.15

*

Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

Illustration No. 6

Assumptions:

Term Length (Years)

=

5

Beginning Indexed Value

=

$100,000

Beginning S&P 500 Index Value

=

500

Participation Rate

=

80%

Cap

=

80%

Maximum S&P 500 Index Value

=

1,000

Floor

=

none

Minimum S&P 500 Index Value

=

unlimited

End

Value

Change

Value

Value

Value

Value

of

of

in

of

of

of

of

Indexed

Year

INDEX

INDEX

B*

C

Part 1

Part 2

Value

0

500

$100,000.00

1

650

30%

<1,000

650

4,800

N/A

$104,800.00

2

485

-3%

650

650

0

4,800

$109,600.00

3

475

-5%

650

650

0

4,800

$114,400.00

4

450

-10%

650

650

0

4,800

$119,200.00

5

430

-14%

650

650

0

4,800

$124,000.00

*

Although B has a value on the first anniversary, it is part of the formula for the calculation of Index Increases on the first Anniversary, but is used as a comparison value in the calculation of C.

APPENDIX B

CALCULATION OF THE DEATH BENEFIT

In calculating the Death Benefit of an Index Sub-account, the Certificate provides for the recalculation of the applicable Index Increase or Decrease. Set forth below is the formula for calculating the Death Benefit of an Index Sub-account and the factors specified in the Certificate for recalculating the applicable Index Increase or Index Decrease.

If the Floor is greater than 0%, the Death Benefit is the greater of the Indexed Value as of the date of death, less any subsequent partial surrenders, and the Surrender Value.

In all other situations, the Death Benefit is the greater of (a) minus (b), and the Surrender Value where:

(a)

is the Indexed Value at the start of the Sub-account year in which death occurs, with the applicable Index Increase or Index Decrease (see "Appendix A") recalculated as follows: "E" is equal to "F" and "(B-D)" is multiplied by the sum of 1.0 plus the number of Sub-account years from the start of such year to the end of the Term; and

(b)

is the sum of any partial surrenders since the start of such year.

In either case, if death occurs in the last year of a Term and the surrender occurs after the end of the Term, the death benefit is equal to the greater of the Indexed Value at the end of such Term, less any subsequent partial surrenders, and the Surrender Value.

APPENDIX C

SCHEDULE OF STATE PREMIUM TAXES

Tax Rate for

Tax Rate For

State

Non-Tax Qualified

Tax-Qualified

Contracts/Certificates

Contracts/Certificates

California

2.35%

0.50%

Maine

2.00%

0.00%

Nevada

3.50%

0.00%

South Dakota

1.25%

0.00%

West Virginia

1.00%

1.00%

Wyoming

1.00%

0.00%

APPENDIX D

TELEPHONE INSTRUCTIONS

Telephone Transfers of Values of Certificate Owner Account

1. If there are joint Certificate Owners, both must authorize us to accept telephone instructions, but either Certificate Owner may give us telephone instructions.

2. All callers must identify themselves.  We reserve the right to refuse to act upon any telephone instructions in cases where the caller has not sufficiently identified himself/herself to our satisfaction.

3. Neither we nor any person acting on our behalf shall be subject to any claim, loss, liability, cost or expense if we or such person acted in good faith upon a telephone instruction, including one that is unauthorized or fraudulent.  However, we will employ reasonable procedures to confirm that a telephone instruction is genuine and, if we do not, we may be liable for losses due to an unauthorized or fraudulent instruction.  You thus bear the risk that an unauthorized or fraudulent instruction we execute may cause the values of a Certificate Owner Account to be lower than it would be had we not executed the instruction.

4. We record all conversations with disclosure at the time of the call.

5. The application for the Certificate may allow you to create a power of attorney by authorizing another person to give telephone instructions. Unless prohibited by state law, we will treat such power as durable in nature and it shall not be affected by your subsequent incapacity, disability, or incompetency. Either we or the authorized person may cease to honor the power by sending written notice to you at your last known address. Neither we nor any person acting on our behalf shall be subject to liability for any act executed in good faith reliance upon a power of attorney.

6. Telephone authorization shall continue in force until:

o

we receive your written revocation, or

o

we discontinue the privilege, or

o

we receive written evidence that you have entered into a market timing or asset allocation agreement with an investment adviser or with a broker/dealer.

7. If we receive telephone transfer instructions at 800-367-3653 before the 4:00 PM Eastern Time or other close of trading on the New York Stock Exchange ("NYSE"). they will be initiated that day based on the unit value prices calculated at the close of that day.  We will initiate instructions we receive after the close of trading on the NYSE on the following business day.

8. Once we accept instructions, they may not be canceled.

9. You must make all transfers in accordance with the terms of the Certificate and current prospectus.  If your transfer instructions are not in good order, we will not execute the transfer and will notify the caller within 48 hours.

Distributed by:

Clarendon Insurance Agency, Inc.

One Sun Life Executive Park

Wellesley Hills, MA  02481

Issued by:

Sun Life Assurance Company of Canada (U.S.)

P.O. Box 9133

Wellesley Hills, MA  02481

DIA

12/2003